Registration No. 33-[_______]
    As filed with the Securities and Exchange Commission on May 31, 1996

                     SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549


                                  FORM S-1
                           REGISTRATION STATEMENT
                                   UNDER

                          THE SECURITIES ACT OF 1933
                     DIAGNOSTIC/RETRIEVAL SYSTEMS, INC.
           (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

               Delaware                            13-2632319
     (State or other jurisdiction               (I.R.S. Employer
  of incorporation or organization)            Identification No.)

                                5 SYLVAN WAY
                           PARSIPPANY, NEW JERSEY
                                   07054
                               (201) 898-1500
            (Address, including zip code, and telephone number,
     including area code, of registrant's principal executive offices)
                               MARK S. NEWMAN
                                5 SYLVAN WAY
                           PARSIPPANY, NEW JERSEY
                                   07054
                               (201) 898-1500
         (Name, address, including zip code, and telephone number,
                 including area code, of agent for service)
                                  Copies to:
                             MARK N. KAPLAN, ESQ.
                            SKADDEN, ARPS, SLATE,
                                MEAGHER & FLOM
                               919 THIRD AVENUE
                            NEW YORK, NEW YORK  10022
                                (212) 735-3000


     Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the
Securities Act of 1933, check the following box.    (X)

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ( )

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. ( )

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ( )

                              CALCULATION OF REGISTRATION FEE

                                           Proposed
                                           Maximum    Proposed
                                           Offering    Maximum
                               Amount to    Price     Aggregate    Amount of
    Title of Each Class of be Regis- Per Secu- Offering Registra-Securities to be Registered tered rity (1) Price (1) tion Fee

 Common Stock, $.01 par value   885,924     $8.50    $7,530,354.00  $2,596.67

________________
          (1) Estimated solely for purposes of calculating the registra-tion fee pursuant to Rule 457 and based upon the average of the high and low sale price of the Common Stock of the Company on the American Stock Exchange as of May 24,1996.


           THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.


                         DIAGNOSTIC/RETRIEVAL SYSTEMS, INC.

                         Cross Reference Sheet Pursuant to
                       Rule 501(b) of Regulation S-K, Showing
                        Location in Prospectus of Information
                           Required by Part I of Form S-1

   Item
   No.               Caption                        Location in Prospectus

   1.  Forepart of the Registration Statement and
       Outside Front Cover Page of Prospectus      Outside Front Cover Page

   2.  Inside Front and Outside Back Cover Pages
       of Prospectus . . . . . . . . . . . .       Inside Front Cover
                                                   Page; Outside Back
                                                   Cover Page

   3.  Summary Information, Risk Factors and Ratio
       of Earnings to Fixed Charges  . . . .       Prospectus Summary;
                                                   Risk Factors; The
                                                   Company; Selected
                                                   Consolidated Finan-
                                                   cial Data

   4.  Use of Proceeds . . . . . . . . . . .       Use of Proceeds

   5.  Determination of Offering Price . . .       Plan of Distribution

   6.  Dilution  . . . . . . . . . . . . . .       Not Applicable

   7.  Selling Stockholders  . . . . . . . .       Selling Stockholders

   8.  Plan of Distribution  . . . . . . . .       Outside Front Cover
                                                   Page; Plan of Distri-
                                                   bution

   9.  Description of Securities to be
         Registered . . . . . . . . . . . .        Description of Capital
                                                   Stock

  10.  Interests of Named Experts and Counsel. .   Legal Matters

  11.  Information with Respect to the
         Registrant . . . . . . . . . . . . .      Prospectus Summary; The
                                                   Company; Capitalization;
                                                   Market Prices of Capital
                                                   Stock; Dividend Policy;
                                                   Selected Consolidated
                                                   Financial Data;
                                                   Management's Discussion
                                                   and Analysis of Finan-
                                                   cial Condition and Re-
                                                   sults of Operations;
                                                   Business; Management;
                                                   Security Ownership; Cer-
                                                   tain Relationships and
                                                   Related Transactions;
                                                   Description of the De-
                                                   bentures; Description of
                                                   Capital Stock; Plan of
                                                   Distribution; Index to
                                                   Financial Statements

  12.  Disclosure of Commission Position on
         Indemnification for Securities Act
         Liabilities . . . . . . . . . . . . .      Not Applicable



INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH
THE SECURITIES AND EXCHANGE COMMISSION.  THESE SECURITIES MAY NOT BE SOLD
NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.


        SUBJECT TO COMPLETION PRELIMINARY PROSPECTUS DATED MAY 31, 1996

   PROSPECTUS           DIAGNOSTIC/RETRIEVAL SYSTEMS, INC.

                        885,924 Shares of Common Stock

        This Prospectus relates to 885,924 shares of Common Stock, $.01 par value (the "Common Stock") of Diagnostic/Retrieval Systems, Inc. (the "Company"). The Common Stock may be offered from time to time for the account of holders named herein (the "Selling Stockholders"). The Company will not receive any proceeds from this offering. The Company's Common Stock is listed on the American Stock Exchange (the "AMEX") under the symbol "DRS." On May 23, 1996, the last reported sale price of the Common Stock on the AMEX was $8-3/8 per share.

        SEE "RISK FACTORS" BEGINNING ON PAGE 7 OF THIS PROSPECTUS FOR INFORMATION THAT SHOULD BE CONSIDERED BY PROSPECTIVE INVESTORS.

     THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURI-TIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS
      THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COM-
       MISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS.
           ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

        The Company has been advised by the Selling Stockholders that the Selling Stockholders, each acting as a principal for its own account, directly, through agents designated from time to time, or through dealers or underwriters also to be designated, may sell all or a portion of the Common Stock offered hereby from time to time, depending on market conditions and other factors, in one or more transactions on the AMEX or otherwise, at market prices prevailing at the time of sale, at negotiated prices or at fixed prices. To the extent required, the number of shares of Common Stock to be sold, the names of the Selling Stockholders, the offering price, the name of any such agent, dealer or underwriter and any applicable commissions with respect to a particular offer will be set forth in an accompanying Prospectus Supplement or, if appropriate, a post-effective amendment to the Registration Statement of which this Prospectus is a part. The aggregate proceeds to the Selling Stockholders from the sale of Common Stock offered by the Selling Stock-holders hereby will be the offering price of such Common Stock less any commissions. For information concerning indemnification arrangements between the Company and the Selling Stockholders see "Plan of Distribution."

        The Selling Stockholders and any broker-dealers, agents or under-writers that participate with the Selling Stockholders in the distribu-tion of the shares of Common Stock may be deemed to be "underwriters" within the meaning of the Securities Act of 1933, as amended (the "Securities Act"), in which event any commissions received by such broker-dealers, agents or underwriters and any profit on the resale of the shares of Common Stock purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

                 The date of this Prospectus is        , 1996


                           AVAILABLE INFORMATION

          The Company is subject to the information requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports and other information with the Securities and Exchange Commission (the "SEC") . Such reports and other information filed by the Company with the SEC in accordance with the Exchange Act may be inspect-ed, without charge, at the Public Reference Section of the SEC located at 450 Fifth Street, N.W., Washington, D.C. 20549 and at the regional offices of the SEC located at Seven World Trade Center, 13th Floor, New York, New York 10048 and at Citicorp Center, 500 West Madison Street, Chicago, Illinois 60661. Copies of all or any portion of the material may be obtained from the Public Reference Section of the SEC upon payment of the pre-scribed fees. Materials can also be inspected at the offices of the AMEX, 86 Trinity Place, New York, New York 10006, the ex-change on which the Common Stock is listed.

          The Company has filed with the SEC a Registration Statement on Form S-1 (the "Registration Statement") under the Securities Act, with respect to the shares of Common Stock offered pursuant to this Prospectus. This Prospectus, which constitutes a part of the Registration Statement, does not contain all of the informa-tion set forth in the Registration Statement, certain items of which are contained in the exhibits and schedules thereto as permitted by the rules and regulations of the SEC. For further information with respect to the Company and the Common Stock, reference is made to the Registration Statement, including the exhibits and schedules filed therewith. Statements contained in this Prospectus concerning the provisions of certain documents filed with the Registration Statement are not necessarily com-plete, each statement being qualified in all respects by such reference. Copies of all or any part of the Registration State-ment, including exhibits thereto, may be obtained, upon payment of the prescribed fees, at the offices of the SEC as set forth above.

                             PROSPECTUS SUMMARY

          The following summary is qualified in its entirety by, and should be read in conjunction with, the more detailed information and financial statements (including the notes thereto) appearing elsewhere in this Prospectus. Unless the context otherwise requires, all references herein to the "Company" include Diagnos-tic/Retrieval Systems, Inc. and its consolidated subsidiaries.

                                THE COMPANY

          Diagnostic/Retrieval Systems,Inc. ("DRS" or the "Company") designs, manufactures and markets high-technology computer workstations for the United States (the "U.S.") Department of Defense, electro-optical targeting systems for military customers and image and data storage products for both military and commer-cial customers. In response to a 1992 mandate by the Joint Chiefs of Staff, the Company focuses on "commercial-off-the-shelf" ("COTS") product designs, whereby commercial electronic components are adapted, upgraded and "ruggedized" for application in harsh military environments. The Company believes that military expenditures on electronic systems and equipment will grow in coming years as the nature of modern warfare dictates increasing reliance on real-time, accurate battlefield informa-tion and the electronic content and sophistication of defense systems increases.

          During its last three fiscal years, the Company has restruc-tured its management team and implemented strategies to exploit the changing nature of military procurement programs brought on by the end of the cold war, military budget constraints and the COTS mandate. The Company's strategies include:

          * expanding and diversifying the Company's technol-ogy and product base into complementary military and commercial markets primarily through acquisi-tions and the forging of strategic relationships;

          * increasing revenue opportunities through the de-sign and adaptation of products for use by all branches of the military; and

          * enhancing financial performance through specific cost reduction measures and increased manufactur-ing efficiencies.

          To effect these strategies, the Company has (i) acquired several businesses with complementary military and commercial products and technologies over the last three years; (ii) forged strategic relationships with other defense suppliers such as Lockheed-Martin Tactical Defense Systems (formerly, Loral Corpo-ration) and Westinghouse Electric Corporation, among others;
     (iii) emphasized the development of COTS-based products as well as products and systems that are easily adapted to similar weapons platforms for use by all branches of the military; and
     (iv) implemented cost reduction programs to reduce its fixed-cost base, allow for growth and maintain the flexibility of its operations.

          The implementation of these strategies has resulted in increasing revenues and profits over the last three fiscal years. Although the Company experienced operating losses in fiscal 1990 through 1992, primarily due to cost overruns on a single fixed-price development contract, a shift over the last several years in the nature of military development contracting from fixed-price to cost-type contracts has reduced the Company's exposure in this area. For the fiscal year ended March 31, 1995, the Company had revenues of $69.9 million, net income of $2.6 million and earnings per share of $.50, representing increases of 20.9%, 61.2% and 66.7%, respectively, compared with the year ended March 31, 1994. For the nine months ended December 31, 1995 the Company had revenues of $65.6 million, net income of $2.5 million and fully diluted earnings per share of $.44, representing increases of 38.4%, 45.7% and 29.4%, respectively, compared with the same nine-month period ended December 31, 1994.

                            SUMMARY FINANCIAL INFORMATION

                                                                                                             Nine Months
                                                  Year Ended March 31,                                    Ended December 31,
                                   _____________________________________________________________        _____________________
                                   1995          1994          1993          1992          1991           1995         1994
                                   ____          ____          ____          ____          ____           ____         ____
  SUMMARY OF OPERATIONS DATA:

  Revenues  . . . . . . . .    $ 69,930,000  $ 57,820,000  $ 47,772,000  $ 28,925,000   $ 47,762,000  $ 65,628,000  $ 47,404,000
  Costs and Expenses             64,836,000    54,372,000    45,461,000    37,032,000     52,812,000    60,289,000    44,143,000
  Operating Income (Loss)         5,094,000     3,448,000     2,311,000    (8,107,000)    (5,050,000)    5,339,000     3,261,000
  Interest and Related Expenses  (1,372,000)   (1,574,000)   (1,735,000)   (2,198,000)    (2,362,000)   (1,675,000)   (1,020,000)
  Other Income, Net                 534,000       834,000     1,224,000       944,000      1,677,000       425,000       613,000
  Earnings (Loss) before
   Income Taxes (Benefit)         4,256,000     2,708,000     1,800,000    (9,361,000)    (5,735,000)    4,089,000     2,854,000
   Income Taxes (Benefit)         1,652,000     1,093,000       715,000    (4,006,000)    (1,488,000)    1,594,000     1,142,000
  Net Earnings (Loss)          $  2,604,000  $  1,615,000  $  1,085,000  $ (5,355,000)  $ (4,247,000) $  2,495,000  $  1,712,000

  Net Earnings (Loss) per share
   of Class A and Class B
   Common Stock(1)(2)          $        .50  $        .30  $        .20  $  (1.01)      $       (.79) $        .44  $        .34

                               December 31, 1995

  BALANCE SHEET DATA:

  Working Capital              $ 40,585,000
  Net Property, Plant and
   Equipment                   $ 14,728,000
  Total Assets                 $ 90,770,000
  Long-Term Debt, Excluding
   Current Installments        $ 35,319,000
  Net Stockholders' Equity     $ 24,907,000

  ___________________________
  (1) No cash dividends have been distributed during any of the years in the five-year period ended March 31, 1995 or the nine months ended December 31, 1995.

  (2) Does not give effect to the Reclassification (as hereinafter defined). On April 1, 1996, the Reclassification became effective pursuant to which each share of the Class A Common Stock (as hereinafter defined) and each share of the Class B Common Stock (as hereinafter defined) was reclassified into one share of the Common Stock. See "The Offering--Reclassification" and "Description of Capital Stock."

                                THE OFFERING

     Common Stock Offered  . . . .      885,924 shares

     Common Stock to be outstanding
     after the offering . . . . . . .   5,467,632 shares(1)

     Reclassification  . . . . . .      On February 7, 1996, the Board
                                        of Directors of the Company
                                        approved and recommended for
                                        submission to the stockholders
                                        of the Company by a majority
                                        vote the consideration and
                                        approval of an Amended and
                                        Restated Certificate of Incor-
                                        poration (the "Restated Cer-
                                        tificate"), which amended and
                                        restated the Company's certif-
                                        icate to (i) effect a reclas-
                                        sification (the "Reclassifica-
                                        tion") of each share of Class
                                        A Common Stock, $.01 par value
                                        per share (the "Class A Common
                                        Stock"), and each share of
                                        Class B Common Stock, $.01 par
                                        value per share (the "Class B
                                        Common Stock"), into one share
                                        of Common Stock of the Compa-
                                        ny, (ii) provide that action
                                        by the stockholders may be
                                        taken only at a duly called
                                        annual or special meeting, and
                                        not by written consent, and
                                        (iii) provide that  the stock-
                                        holders of the Company would
                                        have the right to make, adopt,
                                        alter, amend, change or repeal
                                        the by-laws of the Company
                                        only upon the affirmative vote
                                        of not less than 66-2/3 % of the
                                        outstanding capital stock of
                                        the Company entitled to vote
                                        thereon.  On March 26, 1996,
                                        the stockholders approved the
                                        Restated Certificate.  The
                                        Restated Certificate was filed
                                        with the Secretary of State of
                                        the State of Delaware and
                                        became effective on April 1,
                                        1996.  As a result of the
                                        Reclassification, the
                                        Company's 9% Senior Subordi-
                                        nated Convertible Debentures
                                        due October 1, 2003 (the "De-
                                        bentures") and the 81/2% Con-
                                        vertible Subordinated Deben-
                                        tures due August 1, 1998 (the
                                        "1998 Debentures") are con-
                                        vertible into shares of Common
                                        Stock.  In addition, each
                                        option issued or issuable
                                        pursuant to the Company's
                                        stock option plan is now exer-
                                        cisable for an equal number of
                                        shares of the Common Stock.

                                        The purpose of the Reclassifi-
                                        cation was to simplify the
                                        Company's capital structure,
                                        streamline the Company's vot-
                                        ing procedures and enhance the
                                        marketability and liquidity of
                                        and maximize investor interest
                                        in the Company's capital
                                        stock.  In addition, the Com-
                                        pany believes that, as a re-
                                        sult of the Reclassification,
                                        the Company is in a more flex-
                                        ible position to raise capital
                                        and effect mergers and acqui-
                                        sitions using its common
                                        stock.  However, there can be
                                        no assurance that the Reclas-
                                        sification will have such
                                        effects.

     Voting Rights . . . . . . . .      Holders of Common Stock are
                                        entitled to one vote per share
                                        on all matters submitted for
                                        approval of stockholders.  See
                                        "Description of Capital
                                        Stock."

     AMEX symbol for Common Stock . .   "DRS"

     Registration Rights . . . . .      Pursuant to a registration
                                        rights agreement (the "Regis-
                                        tration Rights Agreement")
                                        between the Company and Pali-
                                        sade Capital Management L.L.C.
                                        ("Palisade"), acting as in-
                                        vestment adviser to the Sell-
                                        ing Stockholders, the Company
                                        has agreed to file a shelf
                                        registration statement (the
                                        "Shelf Registration State-
                                        ment") relating to the shares
                                        of Common Stock offered here-
                                        by.  The Company has agreed to
                                        use its reasonable best ef-
                                        forts to maintain the effec-
                                        tiveness of the Shelf Regis-
                                        tration Statement until the
                                        earlier of the disposition of
                                        the shares offered hereby or
                                        the third anniversary of the
                                        effective date of the Shelf
                                        Registration Statement, except
                                        that it will be permitted to
                                        suspend the use of the Shelf
                                        Registration Statement during
                                        certain periods under certain
                                        circumstances.

     Use of Proceeds . . . . . . .      The Company will not receive
                                        any proceeds from the sale of
                                        shares of Common Stock offered
                                        pursuant to this Prospectus.
                                        The Selling Stockholders will
                                        receive all of the net pro-
                                        ceeds from any sale of shares
                                        of Common Stock offered here-
                                        by.  See "Use of Proceeds" and
                                        "Selling Stockholders."

     (1) Based upon 5,467,632 shares of Common Stock outstanding as of May 23, 1996 (exclusive of 498,434 shares held in treasury).

                                RISK FACTORS

          In addition to the other information contained in this Prospectus, prospective investors should consider carefully the following factors before purchasing the Common Stock offered hereby.

     AMOUNT AND RISKS OF GOVERNMENT BUSINESS

          Substantially all the Company's revenues are derived from contracts or subcontracts with domestic and foreign government agencies of which a significant portion is attributed to United States Navy (the "U.S. Navy") procurements. The development and success of the Company's business in the future will depend upon the continued willingness of the U.S. Government to commit substantial resources to such U.S. Navy programs and, in particu-lar, upon continued purchases of the Company's products. See "Business -- Company Organization and Products."

          The Company's business with the U.S. Government is subject to various risks, including termination of contracts at the convenience of the U.S. Government; termination, reduction or modification of contracts or subcontracts in the event of changes in the U.S. Government's requirements or budgetary constraints; shifts in spending priorities; and when the Company is a subcon-tractor, the failure or inability of the prime contractor to perform its prime contract. Certain contract costs and fees are subject to adjustment as a result of audits by government agen-cies. In addition, all defense businesses are subject to risks associated with the frequent need to bid on programs in advance of design completion (which may result in unforeseen technological difficulties and/or cost overruns).

          Multi-year U.S. Government contracts and related orders are subject to cancellation if funds for contract performance for any subsequent year become unavailable. In addition, if certain technical or other program requirements are not met in the developmental phases of the contract, then the follow-on produc-tion phase may not be realized. Upon termination other than for a contractor's default, the contractor normally is entitled to reimbursement for allowable costs, but not necessarily all costs, and to an allowance for the proportionate share of fees or earnings for the work completed. Foreign defense contracts generally contain comparable provisions relating to termination
     at the convenience of the foreign government.   See "Business --
     Contracts."

     REDUCED SPENDING IN DEFENSE INDUSTRY

          Reductions in U.S. Government expenditures for defense products are likely to continue during the 1990's. These reduc-tions may or may not have an effect on the Company's programs; however, in the event expenditures for products of the type manufactured by the Company are reduced and not offset by greater foreign sales or other new programs or products, there will be a reduction in the volume of contracts or subcontracts awarded to the Company. Unless offset, such reductions would adversely affect the Company's earnings.

     LIMITED TERM OF CONTRACTS

          The Company's contracts with the U.S. Government are for varying fixed terms, and there can be no assurance that a renewal or follow-on contract will be awarded to the Company by the U.S. Government upon the expiration of any such contract. Certain of the Company's U.S. Government contracts account for a substantial portion of the Company's revenues (i.e., the AN/UYQ-65 production contract). The loss of revenue resulting from the failure to obtain a renewal or follow-on contract with respect to any significant contract or a number of lesser contracts, in either case without the substitution of revenues from the award of new contracts, would have a material adverse effect upon the Company's results of operations and financial position. In addition, from time to time the Company enters into U.S. Govern-ment contracts with a full funded backlog but in which the price per unit may not be determined at the time of award. If the price per unit which is ultimately determined is significantly less than anticipated by the Company, the net revenues of the Company would be adversely affected.

     SUBSTANTIAL INDEBTEDNESS

          The Company has indebtedness that is substantial in relation to its stockholders' equity. See "Capitalization." The inden-ture (the "Indenture") relating to the Debentures imposes signif-icant operating and financial restrictions on the Company. Such restrictions will affect, and in many respects significantly limit or prohibit, among other things, the ability of the Company to incur additional indebtedness and pay dividends. These restrictions, in combination with the leveraged nature of the Company, could limit the ability of the Company to effect future financings or otherwise may restrict corporate activities. See "Description of the Debentures." The Indenture permits the Company to incur additional indebtedness under certain conditions, and the Company expects to obtain additional indebtedness as so permitted.

          The Company's high degree of leverage could have important consequences, including the following: (i) the Company's ability to obtain additional financing for working capital, capital expenditures, acquisitions, general corporate purposes or other purposes may be impaired in the future; (ii) a substantial portion of the Company's cash flow from operations must be dedicated to the payment of principal and interest on its indebt-edness, thereby reducing the funds available to the Company for other purposes; (iii) the Company's substantial degree of lever-age may hinder its ability to adjust rapidly to changing market conditions; and (iv) could make it more vulnerable in the event of a downturn in general economic conditions or its business.
     See "Description of the Debentures."

     COMPETITION

          The military electronics industry is characterized by rapid technological change. The Company's products are sold in markets containing many competitors which are substantially larger than the Company, devote substantially greater resources to research and development and generally have greater resources. Certain of such competitors are also suppliers to the Company. In the military sector, the Company competes with many first- and second-tier defense contractors on the basis of product perfor-mance, cost, overall value, delivery and reputation. The
     Company's future success will depend in large part upon its ability to improve existing product lines and to develop new products and technologies in the same or related fields. The introduction by competitors of new products with greater capabilities could adversely affect the Company's business.

     RELIANCE ON SUPPLIERS

          The Company's manufacturing process for its products, excluding electro-optical products, consists primarily of the assembly of purchased components and testing of the product at various stages in the assembly process.

          Although materials and purchased components generally are available from a number of different suppliers, several suppliers are the Company's sole source of certain components. If a supplier should cease to deliver such components, other sources probably would be available; however, added cost and manufactur-ing delays might result. The Company has not experienced signif-icant production delays attributable to supply shortages, but occasionally experiences procurement problems with respect to certain components, such as semiconductors and connectors. In addition, with respect to the Company's electro-optical products, certain exotic materials, such as germanium, zinc sulfide and cobalt, may not always be readily available.

     ATTRACTING AND RETAINING TECHNICAL PERSONNEL

          There is a continuing demand for qualified technical person-nel, and the Company believes that its future growth and success will depend upon its ability to attract, train and retain such personnel. An inability to maintain a sufficient number of trained personnel could have a material adverse effect on the Company's contract performance or on its ability to capitalize on market opportunities.

     FUNDING OF REPURCHASE OBLIGATIONS; ABSENCE OF SINKING FUND

          There is no sinking fund with respect to the Debentures, and at maturity the entire outstanding principal amount thereof will become due and payable by the Company. Also, upon the occurrence of certain events the Company will be required to offer to repurchase all or a portion of the outstanding Debentures. The source of funds for any such payment at maturity or earlier repurchase will be the Company's available cash or cash generated from operating or other sources, including, without limitation, borrowings or sales of assets or equity securities of the Compa-ny. There can be no assurance that sufficient funds will be available at the time of any such event to pay such principal or to make any required repurchase. See "Description of the Debentures."

     SHARES ELIGIBLE FOR FUTURE SALE

          The sale, or availability for sale, of substantial amounts of Common Stock in the public market could adversely affect the prevailing market price of the Common Stock and could impair the Company's ability to raise additional capital through the sale of its securities. As of May 23, 1996, there was an aggregate of 5,467,632 shares of Common Stock outstanding (excluding 498,434 shares held in treasury). Of such shares, 1,062,248 are "re-stricted" under the Securities Act and are resalable pursuant to the limitations of Rule 144 under the Securities Act. The Debentures are convertible at any time prior to maturity, unless previously redeemed or repurchased, into shares of Common Stock, at a conversion price of $8.85 per share, subject to adjustment under certain circumstances. In addition, the 1998 Debentures are convertible into an additional 332,800 shares of Common Stock at $15 per share, subject to adjustment under certain circumstances.

     LACK OF PUBLIC MARKET; RESTRICTIONS ON RESALE

          At present, the Company's Common Stock is owned by a small number of institutional investors. The Common Stock, the Deben-tures, the 1998 Debentures and the shares of Common Stock which are issuable upon conversion of the Debentures and the 1998 Debentures (hereinafter, the Company's "Listed Securities") are listed on the AMEX. The markets for the Listed Securities have historically been characterized by limited trading volume and a limited number of holders. There can be no assurance that a more active trading market for the Common Stock will develop.

                                THE COMPANY

     GENERAL

          The Company designs, manufactures and markets high-technolo-gy computer workstations for the U.S. Department of Defense, electro-optical targeting systems for military customers and image and data storage products for both military and commercial customers. In response to a 1992 mandate by the Joint Chiefs of Staff, the Company focuses on "commercial-off-the-shelf" ("COTS") product designs, whereby commercial electronic components are adapted, upgraded and "ruggedized" for application in harsh military environments. The Company believes that military expenditures on electronic systems and equipment will grow in coming years as the nature of modern warfare dictates increasing reliance on real-time, accurate battlefield information and the electronic content and sophistication of defense systems increas-es.

          Using COTS designs, the Company develops and delivers its products with significantly less development time and expense compared to traditional military product cycles, generally resulting in shorter lead times, lower costs and the employment of the latest information and computing technologies. The COTS process entails the purchasing, refitting, upgrading (of both hardware and software) and "ruggedization" (repackaging, remount-ing and stress testing to withstand harsh military environments) of readily available commercial components. The design and manufacture of COTS-based products is a complex process requiring specific engineering capabilities, extensive knowledge of mili-tary platforms to which the equipment will be applied and in-depth understanding of military operating environments and requirements.

     STRATEGY

          During its last three fiscal years, the Company has restruc-tured its management team and implemented strategies to exploit the changing nature of military procurement programs brought on by the end of the cold war, military budget constraints and the COTS mandate. The Company's strategies include:

          * expanding and diversifying the Company's technolo-gy and product base into complementary military and commercial markets primarily through acquisi-tions and the forging of strategic relationships;

          * increasing revenue opportunities through the de-sign and adaptation of products for use by all branches of the military; and

          * enhancing financial performance through specific cost reduction measures and increased manufactur-ing efficiencies.

          To effect these strategies, the Company has (i) acquired several businesses with complementary military and commercial products and technologies over the last three years; (ii) forged strategic relationships with other defense suppliers such as Lockheed-Martin Tactical Defense Systems (formerly, Loral Corpo-ration) and Westinghouse Electric Corporation, among others;
     (iii) emphasized the development of COTS-based products as well as products and systems that are easily adapted to similar weapons platforms for use by all branches of the military; and
     (iv) implemented cost reduction programs to reduce its fixed-cost base, allow for growth and maintain the flexibility of its operations.

          The implementation of these strategies has resulted in increasing revenues and profits over the last three fiscal years. Although the Company experienced operating losses in fiscal 1990 through 1992, primarily due to cost overruns on a single fixed-price development contract, a shift over the last several years in the nature of military development contracting from fixed-price to cost-type contracts has reduced the Company's exposure in this area. For the fiscal year ended March 31, 1995, the Company had revenues of $69.9 million, net income of $2.6 million and earnings per share of $.50, representing increases of 20.9%, 61.2% and 66.7%, respectively, compared with the year ended March 31, 1994. For the nine months ended December 31, 1995, the Company had revenues of $65.6 million, net income of $2.5 million and fully diluted earnings per share of $.44, representing increases of 38.4%, 45.7% and 29.4%, respectively, compared with the same nine-month period ended December 31, 1994.

     COMPANY ORGANIZATION

          The Company is organized into three operating groups:
     Electronic Systems Group ("ESG," 54% of fiscal 1995 revenues), Electro-Optical Systems Group ("EOSG," 18% of fiscal 1995 reve-nues) and Media Technology Group ("MTG," 28% of fiscal 1995 revenues). See "Business -- Company Organization and Products."

          ESG designs and manufactures COTS-based computer workstations designed for military information processing appli-cations. This equipment is designed to cost-effectively replace and upgrade anti-submarine warfare ("ASW") systems, tactical (combat/attack) workstations and training equipment. ESG's products are a direct outgrowth of the ASW and Naval systems expertise that has formed the core of DRS' business base since the Company's inception. Major products include: (i) computer workstations used in ASW systems for ship and land-based (harbors and coastal areas) detection networks, (ii) tactical workstations used to coordinate and control personnel and weapons systems on the military's most advanced ship, air and submarine-based platforms, and (iii) military display emulators ("MDE"), which are used for combat system operator training at a fraction of the cost of fully-militarized, field-ready versions of the display. ESG's workstation products, which are PC-based, open architec-ture, networked systems designed for flexibility and adaptability to a wide variety of applications, have been developed to replace many of the mainframe-based systems currently in use, while preserving the U.S. Navy's existing investment in such technolo-gy. ESG's systems process incoming sonar, radar and other information through complex customized software, enabling opera-tors to interpret data quickly and relay information to command personnel. These workstations are an integral part of the U.S. Navy's Aegis defense program and the U.S. coastal defense strate-gy. MDE systems are used for training of combat system operators and to maintain and improve the operation skills of naval reserve personnel. ESG operates a field service division for system maintenance, installation and upgrade services and general product support. ESG's manufacturing division (which is 80% owned through a partnership) produces ESG's new generation products and also supplies complex wire harness assemblies and other products to the military and commercial aerospace industry.

          EOSG manufactures precision electro-optical assemblies used in infrared seeker heads of Stinger, Sidewinder and new genera-tion missiles and produces proprietary Multiple Platform Boresight Equipment ("MPBE") used to align the weapons systems with the airframes and pilot sighting systems on Apache and Cobra helicopters. Originally supplying only the primary mirror for infrared seeker heads, EOSG now supplies the primary, secondary, tertiary and fold mirrors, as well as the mirror housing and nose domes. EOSG is currently under contract to produce infrared components and subassemblies on many of the next generation infrared missile systems. The MPBE boresight system was original-ly deployed on the Army's Apache attack helicopters and has been adapted for use on Marine Corps' Cobra helicopters. EOSG is under contract to supply the next generation laser-based MPBE for these platforms. Due to the inherent flexibility and economics of MPBE's multiple platform design, EOSG has submitted proposals to adapt the system for use on fixed-wing aircraft such as the F-15 and C-130. The Company recently acquired substantially all of the assets of Opto Mechanik, Inc. through its subsidiary OMI Acquisition Corp. ("OMI"). Through OMI, EOSG now supplies the electro-optical sighting and targeting systems used on TOW anti-tank missiles, the military's primary anti-tank weapon, and other electro-optical military products. The Company is also under contract with the primary contractor for work on the anti-tank Improved TOW Acquisition System.

          MTG manufactures products used by military and commercial customers for image and data storage. The group designs military recorder systems by adapting commercial video recording products to operate in and withstand harsh military environments. With MTG's recorder products, the COTS process entails the purchasing, refitting, upgrading (hardware and software) and "ruggedization" (repackaging, remounting and vibration/thermal stress testing to withstand harsh military operating environments) of readily available commercial components. These systems are used to record cockpit video of jet fighter, helicopter and light armored vehicle missions. MTG's commercial operations manufacture burnish, glide and test heads which are used in the manufacture of computer hard disks, listing among its customers many of the major disk drive manufacturers in the United States. MTG also manufactures specialty recorder heads and refurbishes the head assemblies of high-end video recording products used by broad-casters worldwide.

          The Company was incorporated in Delaware in June 1968. The Company's executive offices are located at 5 Sylvan Way, Parsippany, New Jersey, 07054, and its telephone number is (201) 898-1500.

                              USE OF PROCEEDS

          The Company will not receive any proceeds from the sale of shares of Common Stock offered pursuant to this Prospectus. The Selling Stockholders will receive all of the net proceeds from any sale of the shares of Common Stock offered hereby.

                               CAPITALIZATION

          The following table sets forth the consolidated capitaliza-tion of the Company at December 31, 1995. The information presented below should be read in conjunction with the consoli-dated financial statements of the Company included elsewhere in this Prospectus.

                                                         December 31, 1995
                                                         _________________

     Long-term debt, excluding current installments(1):
      Senior Indebtedness(2)   . . . . . . . . . . . .    $  2,819,000
      8-1/2% Convertible Subordinated Debentures
        due August 1, 1998 . . . . . . . . . . . . . .       7,500,000
      Senior Subordinated Convertible Debentures due 2003   25,000,000
                                                           ___________
         Total long-term debt  . . .  . . . . . . . . . .   35,319,000

     Stockholders' equity:
      Preferred Stock, $10 par value 2,000,000 shares
        authorized; no shares issued . . . . . . . . . . .       --
      Class A Common Stock, $.01 par value, 10,000,000
        shares authorized;  3,739,963 shares issued(3). . .     37,000
      Class B Common Stock, $.01 par value, 20,000,000
        shares authorized; 2,216,353 shares issued(3). . .      22,000
      Additional paid-in capital . . . . . . . . . . . . .  13,579,000
      Retained earnings  . . . . . . . . . . . . . . . . .  13,414,000
                                                          ____________
                                                            27,052,000
        Less Treasury Stock -at cost:  432,639 shares
          of Class A Common Stock and 21,619 shares
          of Class B Common Stock(3) . . . . . . . . .      (1,918,000)
        Less unamortized restricted stock compensation. .     (227,000)
                                                          _____________
      Net stockholders' equity   . . . . . . . . . . . .    24,907,000
                                                          ____________
     Total capitalization  . . . . . . . . . . . . . . .  $ 60,226,000
                                                          ============
     _________________
     (1) See Note 6 to Consolidated Financial Statements for further information with respect to the Company's debt obligations.

     (2) Consisting of Industrial Revenue Bonds due 1998 and other obliga-tions. See Note 6 to Consolidated Financial Statements.

     (3) Does not give effect to the Reclassification. On April 1, 1996, the Reclassification became effective pursuant to which each share of the Class A Common Stock and each share of the Class B Common Stock was reclassified into one share of the Common Stock. See "Description of Capital Stock."


                       MARKET PRICES OF CAPITAL STOCK

          Prior to the Reclassification, the Company's Class A Common Stock and Class B Common Stock traded on the AMEX (Symbols: DRSA and DRSB, respectively). On April 1, 1996, upon the effective-ness of the Reclassification, trading of the newly classified Common Stock commenced. The following table sets forth for each period indicated the high and low closing sales prices of the Company's Class A Common Stock, Class B Common Stock and Common Stock, as reported by the American Stock Exchange Monthly Market
     Statistics:

                                 Class A Common Stock    Class B Common Stock     Common Stock*
                                 --------------------    --------------------     --------------
                                   High      Low           High       Low         High      Low
                                   ----      ---           ----       ---         ----      ---
     Year Ended March 31, 1994:
       First Quarter . .          $  4-3/8   $  2-3/4     $  4-1/4    $  2-13/16  $  -      $  -
       Second Quarter  . . .         3-7/8      3-1/16       3-13/16     3           -         -
       Third Quarter . . . . .       3-11/16    2-15/16      3-1/2       2-3/4       -         -
       Fourth Quarter  . . . .       4-1/16     3            4           3           -         -

     Year Ended March 31, 1995:
       First Quarter . . . . .       5-1/4      3-5/8        5-1/8       3-3/4       -         -
       Second Quarter  . . . .       4-3/4      3-3/4        4-5/8       3-3/4       -         -
       Third Quarter   . . . .       4-5/16     3-15/16      4-3/8       3-7/8       -         -
       Fourth Quarter  . . . .       5-1/4      4            5-1/2       3-7/8       -         -

     Year Ended March 31, 1996:
       First Quarter . . . . .       6-5/8      4-3/4        6-13/16     4-7/8       -         -
       Second Quarter  . . . .       7-13/16    6-3/16       7-7/8       5-3/4       -         -
       Third Quarter . . . . .       8          7            7-7/8       6-3/4       -         -
       Fourth Quarter  . . . .       8-11/16    7-7/16       8-3/4       7-3/8       -         -

     Year Ended March 31, 1997:
       First Quarter
       (through May 23, 1996) . . .     -         -           -            -        8-1/2     7-1/4

     ________________
     *    As of May 23, 1996, the Common Stock was held by 2,113
          stockholders (of which 346 were registered holders and 1,767 were beneficial holders). See "Risk Factors -- Lack of
          Public Market; Restrictions on Resale."

                              DIVIDEND POLICY

          The Company has not paid any cash dividends since 1976. The Company intends to retain future earnings for use in its business and does not expect to declare cash dividends in the foreseeable future on the Common Stock. The Company's 1998 Debentures limit the Company's ability to pay dividends or make other distribu-tions on its Common Stock. See Note 6 of Notes to Consolidated Financial Statements for information concerning restrictions on the declaration or payment of dividends. See "Description of Capital Stock -- Dividends and Distributions." Any future declaration of dividends will be subject to the discretion of the Board of Directors of the Company. The timing, amount and form of any future dividends will depend, among other things, on the Company's results of operations, financial condition, cash requirements, plans of expansion and other factors deemed relevant by the Board of Directors.


                    SELECTED CONSOLIDATED FINANCIAL DATA

          The following table sets forth selected consolidated state-ments of operations and balance sheet data for the periods indicated. The information for, and as of the end of, each of the twelve months in the five year period ended March 31, 1995 is derived from the consolidated financial statements of the Company for such periods which have been audited by KPMG Peat Marwick
     LLP. The selected consolidated statements of operations data for the nine months ended December 31, 1995 and 1994 and the selected consolidated balance sheet data as of December 31, 1995 are derived from the unaudited consolidated statements of the Compa-ny, which include all adjustments which management considers necessary for a fair presentation of the data for such periods and at such dates, all of which were of a normal recurring nature. The results of the nine months ended December 31, 1995 are not necessarily indicative of results to be expected for the full year. The selected consolidated financial data should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations," the consolidated financial statements of the Company and the notes thereto, and other financial information included elsewhere in this Prospectus.

                                                                                                             Nine Months
                                                  Year Ended March 31,                                    Ended December 31,
                                   _____________________________________________________________        _____________________
                                   1995          1994          1993          1992          1991           1995         1994
                                   ____          ____          ____          ____          ____           ____         ____
  SUMMARY OF OPERATIONS DATA:

  Revenues  . . . . . . . .    $ 69,930,000  $ 57,820,000  $ 47,772,000  $ 28,925,000   $ 47,762,000  $ 65,628,000  $ 47,404,000
  Costs and Expenses . . .       64,836,000    54,372,000    45,461,000    37,032,000     52,812,000    60,289,000    44,143,000
  Operating Income (Loss)         5,094,000     3,448,000     2,311,000    (8,107,000)    (5,050,000)    5,339,000     3,261,000
  Interest and Related Expenses  (1,372,000)   (1,574,000)   (1,735,000)   (2,198,000)    (2,362,000)   (1,675,000)   (1,020,000)
  Other Income, Net                 534,000       834,000     1,224,000       944,000      1,677,000       425,000       613,000
  Earnings (Loss) before
   Income Taxes (Benefit)         4,256,000     2,708,000     1,800,000    (9,361,000)    (5,735,000)    4,089,000     2,854,000
   Income Taxes (Benefit)         1,652,000     1,093,000       715,000    (4,006,000)    (1,488,000)    1,594,000     1,142,000
  Net Earnings (Loss)          $  2,604,000  $  1,615,000  $  1,085,000  $ (5,355,000)  $ (4,247,000) $  2,495,000  $  1,712,000

  Net Earnings (Loss) per share
   of Class A and Class B
   Common Stock(1)(2)          $        .50  $        .30  $        .20  $  (1.01)      $       (.79) $        .44  $        .34


                                                                March 31,                             December 31, 1995
                               __________________________________________________________________     _________________
                                   1995          1994          1993          1992          1991
                                   ____          ____          ____          ____          ____

     BALANCE SHEET DATA:

     Working Capital . . .    $  20,317,000  $ 19,803,000  $ 17,994,000  $ 17,747,000   $ 24,833,000  $ 40,585,000
     Net Property, Plant and
       Equipment . . . . .        9,849,000     8,893,000     9,768,000    11,602,000     13,904,000    14,728,000
     Total Assets  . . . . .     64,590,000    58,836,000    51,948,000    53,904,000     58,527,000    90,770,000
     Long-Term Debt, Excluding
       Current Installments . .  11,732,000    14,515,000    17,290,000    19,958,000     22,240,000    35,319,000
     Net Stockholders' Equity. . 22,509,000    19,759,000    18,115,000    17,047,000     22,300,000    24,907,000

     ____________________

     (1)    No cash dividends have been distributed during any of the years in the five-year period ended March
            31, 1995 or the nine months ended December 31, 1995.

     (2)    Does not give effect to the Reclassification.  On April 1, 1996, the Reclassification became effective pursuant to which each share of the Class A Common Stock and each share of the Class B Common
            Stock was reclassified into one share of the Common Stock.  See "The Offering--Reclassification",
            "Description of Capital Stock."


                      MANAGEMENT'S DISCUSSION AND ANALYSIS
                                       OF
                  FINANCIAL CONDITION AND RESULTS OF OPERATIONS

          The following is a discussion of the consolidated financial condition and results of operations of the Company for the nine months ended December 31, 1995 and 1994, and for each of the years in the three year period ended March 31, 1995. This section should be read in conjunction with the Consolidated Financial Statements of the Company and the notes thereto and other financial information included elsewhere in this Prospectus.

     OVERVIEW

          During the last three fiscal years, the Company, in connection with its strategic plan, acquired several businesses with complementa-ry military and commercial products and technologies. The businesses of Technology Applications & Service Company ("TAS"), CMC Technology ("CMC") and Laurel Technologies ("Laurel"), which joined the Company in the latter part of fiscal 1994, became an integral part of the fiscal 1995 business base and significantly contributed to the Company's fiscal 1995 financial performance. In November 1994, the Company acquired Ahead Technology Corporation ("Ahead"), located in Los Gatos, California.

     RECENT DEVELOPMENTS

          Shortly after the close of fiscal 1995, the Company signed a non-binding letter of intent contemplating the merger of the Company with NAI Technologies, Inc. ("NAI"), which the Company terminated on July 13, 1995. Currently, the Company does not intend to continue discus-sions with NAI regarding any proposed merger.

          In August 1995, Mr. Leonard Newman was elected Chairman Emeritus of the Company and retired as the Chairman of the Board and Secretary of the Company. In March 1996, the Company entered into an employ-ment, non-competition and termination agreement with Mr. Leonard Newman. Pursuant to such agreement, Mr. Newman resigned as Chairman Emeritus of the Company. See "-- Financial Condition and Liquidity - Certain Agreements."

          On May 30, 1996, the Company issued a press release reporting operating results for the fourth quarter and fiscal year ended March 31, 1996. Revenues for the fourth quarter increased by approximately 59% to $35.8 million from $22.5 million. Operating income increased to $3.2 million from $1.8 million, or approximately 75%. Net earnings also increased by approximately 80% to $1.6 million from $0.9 million. Fully diluted earnings per share increased to $0.23 from $0.16 in last fiscal year's fourth quarter.

          For the fiscal year ended March 31, 1996, revenues increased to $101.5 million from $69.9 million, an increase of approximately 45%. Operating income also increased by approximately 68% to $8.5 million from $5.1 million. In addition, net earnings increased to $4.1 million from $2.6 million, an increase of approximately 58%. Fully diluted earnings per share increased to $0.69 from $0.50 in the prior fiscal year.

     RESULTS OF OPERATIONS

          The following table sets forth items in the consolidated state-ments of operations as a percentage of revenues and the percentage increase or decrease of those items as compared with the prior period.

                           Percentage of Revenues          Percentage Change
                      ________________________________     ________________
                                                                                    Nine
                                                                                   Months
                                                                                    Ended
                                                                                   Decem-
                                                                                    ber
                                                     Nine Months                    31,
                          Year Ended March 31         Ended De-                    1995
                                                      cember 31,                    vs.
                                                                                   Nine
                                                                                   Months
                                                                        Fis-  Fis- Ended
                                                                        cal   cal  Decem-
                                                                        1995  1994  ber
                                                                         vs.   vs.   31,
                       1995      1994      1993      1995      1994     1994   1993  1994

      Revenues . . .   100.0%   100.0%    100.0%    100.0%    100.0%    20.9%  21.0%  38.4%
      Costs and Ex-
        penses  . . .   92.7     94.0      95.2      91.9      93.1     19.2   19.6   36.6
                       _____    _____     _____      ____     _____
      Operating In-
        come  . . . .    7.3      6.0       4.8       8.1       6.9     47.7   49.2   63.7
      Interest and
        Related Ex-
        penses  . . .   (2.0)    (2.7)     (3.6)     (2.5)     (2.2)   (12.8)  (9.3)  64.2
      Other Income, Net.  .8      1.4       2.6       0.6       1.3    (36.0) (31.9) (30.7)
                        _____    _____     ____      ____      _____
      Earnings  be-
        fore Income
        Taxes . . . .    6.1      4.7       3.8       6.2       6.0     57.2   50.4   43.3
      Income Taxes. .    2.4      1.9       1.5       2.4       2.4     51.1   52.9   39.6
                        _____    _____     ____      ____      ____
      Net Earnings. .    3.7%     2.8%      2.3%      3.8%     3.6%     61.2%  48.8%  45.7%
                        =====    =====     ====      =====     ====

     COMPARISON OF NINE MONTHS ENDED DECEMBER 31, 1995 WITH NINE MONTHS ENDED DECEMBER 31, 1994

          Revenues for the nine-month period ended December 31, 1995 increased 38.4% to $65.6 million from $47.4 million for the same nine-month period in fiscal 1995. The revenue growth was due primarily to increased shipments of display workstations and data storage systems, as well as from higher commercial product sales. In addition, revenue growth was partly due to higher sales of electro-optical systems following the acquisition of substantially all of the assets of Opto Mechanik, Inc. on July 5, 1995 (the "OMI Asset Acquisition").

          Operating income for the nine-month period ended December 31, 1995 increased 63.7% to $5.3 million from $3.3 million for the same nine-month period in fiscal 1995. Operating income as a percentage of revenues was 8.1% for the nine-month period ended December 31, 1995 as compared with 6.9% for the comparable prior year period. Higher operating income was due primarily to the overall increase in revenues, together with higher margins on the company's commercial products.

          Interest and related expenses were $1.7 million for the nine months ended December 31, 1995 as compared to $1.0 million for the comparable prior year period. The increase for the period was primar-ily due to the increase in debt associated with the Debenture Offering, offset in part by a reduction in interest resulting from repurchases of the Company's 1998 Debentures, in satisfaction of the August 1, 1995 sinking fund requirement for this debt.

          Other income, net, was $0.4 million for the nine-month period ended December 31, 1995, representing a decrease from $0.6 million in the comparable prior year period. This decrease was due to a gain on the sale of fixed assets of approximately $0.2 million in the third quarter of fiscal 1995, offset in part by interest earned on higher average cash balances this fiscal year, primarily resulting from the net proceeds generated from the Debentures.

          The Company's effective tax rate for the nine-month period ended December 31, 1995 was 39%, as compared to 40% in the comparable prior year period. The Company records income tax expense based on an estimated effective income tax rate for the full fiscal year. The effective income tax rate and the components of income tax expense for the nine months ended December 31, 1995 did not significantly change from those of the fiscal year ended March 31, 1995. The provision for income taxes includes all estimated income taxes payable to federal and state governments as applicable.

     COMPARISON OF FISCAL 1995 WITH FISCAL 1994

          Revenues for fiscal 1995 increased 21% to $69.9 million from $57.8 million in fiscal 1994. The increase during fiscal 1995 was primarily attributable to revenues from the display, manufacturing and video broadcast product lines of TAS, CMC and Laurel, which were included in the Company's results for the full year. In addition, commercial revenues increased $4.3 million to approximately $6.4 million in fiscal 1995 primarily as a result of the Company's November 1994 acquisition of Ahead, which contributed approximately $2.7 million in revenues for the fiscal 1995 period. Revenues from the Company's core signal processing, display, data storage and optical product lines experienced a slight decrease during fiscal 1995, as development efforts on several major programs were substantially completed, and the receipt of certain new awards was delayed into the latter part of the year.

          Operating income for fiscal 1995 increased 48% to $5.1 million from $3.4 million in fiscal 1994. Operating income as a percentage of revenues was 7% for fiscal 1995 as compared to 6% in fiscal 1994.
     Such increases are attributable to higher fiscal 1995 revenues and the contribution of higher margin commercial products to the Company's business base and the positive impact of management's continuing cost reduction efforts.

          Interest and related expenses for fiscal 1995 decreased 13% to $1.4 million from $1.6 million in fiscal 1994. The decrease was a result of the reduction in the Company's long-term debt. The Company repurchased approximately $2.7 million of its 1998 Debentures during fiscal 1995, which were used principally to satisfy the August 1, 1994 mandatory sinking fund requirement for the debt.

          Other income, net, for fiscal 1995 decreased 36% to $.5 million from $.8 million in fiscal 1994. This decrease was primarily attrib-utable to lower gains from the repurchases of 1998 Debentures of $.2 million. Substantially all 1998 Debentures repurchased during fiscal 1995 were at prices approximating par value.

          The Company's effective income tax rate in fiscal 1995 and 1994 was 39% and 40%, respectively.

     COMPARISON OF FISCAL 1994 WITH FISCAL 1993

          Revenues for fiscal 1994 increased 21% to $57.8 million from $47.8 million in fiscal 1993. The revenue increase reflects the contribution of the recently acquired product lines of TAS, CMC and Laurel. Revenues from core signal processing, display, recording and optical product lines shifted to those from contracts awarded primari-ly within the 1994 and 1993 fiscal years. Revenues from older con-tracts for such products were not as significant as in fiscal 1993, as a result of the completion or near-completion of these contracts during the year.

          Operating income for fiscal 1994 increased 49% to $3.4 million from $2.3 million in fiscal 1993. Operating income as a percentage of revenues was 6% in fiscal 1994 as compared to 5% in fiscal 1993. Such increases are attributable to higher fiscal 1994 revenues, lower costs as a result of improved efficiencies and the substantial completion during fiscal 1993 of two fixed-price development contracts on which the Company incurred write-offs for cost overruns.

          Interest and related expenses decreased 9% to $1.6 million in fiscal 1994 from $1.7 million in fiscal 1993. This decrease reflects the Company's retirement of $2.5 million of principal on its 1998 Debentures during the first half of fiscal 1994, pursuant to the mandatory sinking fund requirement for the debt. The Company also repurchased an additional $.1 million in principal amount of the 1998 Debentures during the latter half of fiscal 1994.

          Other income, net, for fiscal 1994 decreased 32% to $.8 million from $1.2 million in fiscal 1993. Fiscal 1994 results included gains on the repurchases of 1998 Debentures, described previously, of approximately $.3 million, while fiscal 1993 gains for similar trans-actions amounted to $.5 million.

          The Company's effective income tax rate in both fiscal 1994 and 1993 was 40%.

     FINANCIAL CONDITION AND LIQUIDITY

          Cash and Cash Flow. Cash and cash equivalents at December 31, 1995 and March 31, 1995 represented approximately 25% and 17%, respec-tively, of total assets. During the nine-month period ended December 31, 1995, cash increased $11.9 million. This increase was primarily the result of the private placement of $20,000,000 in aggregate principal amount of the Debentures on September 29, 1995, and the additional placement of $5,000,000 in aggregate principal amount of the Debentures, pursuant to an over-allotment option, completed on November 3, 1995. In addition, approximately $2.4 million was gener-ated from sales of certain fixed assets. These contributions to cash were offset by uses of: (i) approximately $4.1 million in the OMI Asset Acquisition; (ii) approximately $2.2 million for repurchases of outstanding 1998 Debentures in satisfaction of the August 1, 1995 sinking fund requirement for such debt; and (iii) approximately $3.7 million for capital expenditures. Additionally, approximately $3.5 million was used in support of operations, primarily for material procurement.

          Cash and cash equivalents at March 31, 1995 of $11.2 million was down $4.3 million from the balance at March 31, 1994. Cash represent-ed 17% of total assets at the end of fiscal 1995, as compared with 26% in fiscal 1994. During fiscal 1995, cash generated by operations amounted to $2.5 million. In comparison, cash generated by operations during fiscal 1994 was $10.2 million. The reduction in the amount of cash generated by operations during fiscal 1995 was primarily attrib-utable to the build-up in inventory which occurred during fiscal 1995 in preparation for the fiscal 1996 production and shipment of products under several significant development contracts. Cash used in invest-ing and financing activities during fiscal 1995 totalled $3.8 million and $3.0 million, respectively, primarily attributable to purchases of capital equipment for $2.5 million, the acquisition of Ahead for $1.5 million and the repurchase of 1998 Debentures for $2.7 million.

          Capital expenditures during fiscal 1996, excluding assets ac-quired as a result of the OMI Asset Acquisition, are expected to approximate $4.4 million. The majority of these expenditures will be for facilities improvements, as well as for computer and laboratory-related equipment, which will be required to support the Company's growth.

          Working capital as of December 31, 1995 was $40.6 million, as compared to $20.3 million at March 31, 1995. The increase was primar-ily due to higher cash balances resulting from the Debenture Offering. Net proceeds from the offering of $25,000,000 aggregate principal amount of Debentures (the "Debenture Offering") were used on February 16, 1996 to repurchase approximately $5.0 million in principal amount of outstanding 1998 Debentures, for working capital requirements and for future acquisition-related transactions. During the first quarter of fiscal 1996, the Company obtained a $5.0 million unsecured line of credit from NatWest Bank, in order to supplement its working capital needs. This line of credit expired on December 31, 1995 and has not been renewed. As of August 1995, the Company satisfied its $2.5
     million sinking fund obligation under the 1998 Debentures.   The
     Company continues to seek acquisition opportunities consistent with its business strategy and is engaged in preliminary discussions regarding several potential acquisitions. However, there can be no assurance that definitive agreements will be reached or that any acquisition will be consummated.

          On May 31, 1996 the Company entered into a $15 million unsecured revolving line of credit with Mellon Bank, N.A. ("Mellon Bank"). The line of credit will be used for working capital, stand-by letters of credit, and to refinance certain existing debt obligations of the Company at more favorable interest rates. Interest on borrowings under the line of credit will be accrued at the prime rate or London Interbank Offered Rate plus 175 basis points. The Company has agreed to maintain certain financial covenants, including the maintenance of: (i) a certain minimum quarterly ratio of liquid assets to current liabilities,
     (ii) a certain minimum interest coverage ratio, calculated on a rolling four quarter basis and (iii) a certain maximum quarterly ratio of total liabilities to tangible net worth.

          The Company believes that its current working capital position is sufficient to support operational needs as well as its near-term business objective.

          Accounts Receivable and Inventories.   Accounts receivable
     increased approximately $3.2 million in the nine-month period ended December 31, 1995, primarily resulting from increased billings associ-ated with certain contracts and, to a lesser extent, from the OMI Asset Acquisition. Accounts receivable were approximately $17.4 million at March 31, 1995, an increase of $1.9 million from the balance at March 31, 1994. This increase was primarily attributable to significant shipments on several contracts which occurred toward the end of the fiscal year. The Company receives progress payments on certain contracts from the U.S. Government of between 80-100% of allowable costs incurred. The remainder, including profits and incentive fees, is billed to its customers based upon delivery and final acceptance of all products. In addition, the Company may bill
     its customers based upon units delivered.   Generally, there are no
     contract provisions for retainage, and all accounts receivable are expected to be collected within one year.

          Inventories increased by approximately $4.8 million during the first nine months of fiscal 1996, primarily due to increased material procurement related to higher production activity on certain display workstation programs. The increase in inventories was also due, in part, to the OMI Asset Acquisition. The net inventory balance at March 31, 1995 was $11.7 million, an increase of $6.7 million from the balance at March 31, 1994. As mentioned previously, the Company experienced a build-up in inventory during fiscal 1995 in preparation for production and shipment on several major development contracts.
     In addition, the terms of certain production contracts in process during fiscal 1995, specifically those with foreign governments, did not provide for progress billings. In such cases, the Company is required to fund the cost of inventory until such time as shipments are made.

          Long-Term Debt. Long-term debt outstanding increased by approxi-mately $23.6 million during the nine-month period ended December 31, 1995 to $35.3 million, primarily due to the Debenture Offering. Long-term debt outstanding decreased by approximately $2.8 million during fiscal 1995. The reduction in outstanding debt during fiscal 1995 was primarily attributable to the $2.5 million mandatory sinking fund obligation on the 1998 Debentures, as well as the mandatory redemption of $.2 million in principal amount on the Company's industrial revenue bonds (the "Revenue Bonds") on January 1, 1995. The Company is subject to annual redemptions on the Revenue Bonds through 1998. At December 31, 1995 and March 31, 1995, the Company had approximately $1.9 million in principal amount of Revenue Bonds outstanding, subject to annual redemptions through 1998. The principal amount of the Revenue Bonds to be redeemed varies each year in accordance with the redemption schedule provided in the indenture. Under the terms of the Revenue Bonds, the Company is a guarantor under a letter of credit arrangement and has agreed to certain financial covenants (see Note 6 of Notes to Consolidated Financial Statements). The Company must realize a certain level of profits during each quarter of fiscal 1996 to be in compliance with these covenants.

          Stockholders' Equity. Net stockholders' equity increased by $2.4 million during the nine-month period ended December 31, 1995 to $24.9 million and increased by $2.8 million during fiscal 1995 to $22.5 million, primarily as a result of net earnings of $1.6 million and $2.6 million generated for the respective periods.

          In July 1994, pursuant to a stock purchase agreement between the Company and David E. Gross, its former President and Chief Technical Officer, the Company purchased 659,220 shares of its Class A Common Stock and 45,179 shares of its Class B Common Stock owned by Mr. Gross, at a price of $4.125 and $4.00 per share, respectively, total-ling approximately $2.9 million in cash (the "Buy-back"). On October 18, 1994, the Company filed a registration statement on form S-2 and on November 10, 1994, the Company filed Amendment No. 1 to such registration statement with the SEC for the purpose of selling shares of its common stock purchased in the Buy-back. The Company sold 650,000 shares of its Class A Common Stock and 45,000 shares of its Class B Common Stock, at prices of $4.125 and $4.00 per share, respec-tively, totalling approximately $2.9 million pursuant to the offering.

          Backlog. At December 31, 1995, the Company's backlog of orders was approximately $147 million as compared to $126 million at March 31, 1995. The increase in backlog for the first nine months of the fiscal year was due to the net effect of bookings, partially offset by revenues, and the addition of approximately $16 million of backlog from the OMI Asset Acquisition. New contract awards of approximately $71 million were booked during the nine-month period ended December 31, 1995. As of February 25, 1996, backlog totalled approximately $148 million, which included approximately $16 million of backlog from the OMI Asset Acquisition.

          The Company closed fiscal 1995 with a funded backlog of $126.0 million representing an $8.5 million decrease from backlog at March 31, 1994. Included in the fiscal 1995 year-end backlog is approxi-mately $2.2 million of commercial orders. New business awards during fiscal 1995 totalled approximately $61.4 million and included approxi-mately $5.8 million of new commercial orders. Significant awards received during the year included $5.9 million in contracts from the Naval Air Systems Command to produce additional quantities of A/U36M-1(V) Weapons Boresight Equipment for the Marine Corps' AH-1W Cobra helicopters, approximately $9.4 million from the Government Systems Group of Unisys Corporation to provide portions of the AN/UYQ-70 Advanced Display System and a $4.9 million contract with the U.S. Navy to provide Readiness Trainer Systems for the Mobile In-shore Undersea Warfare System Upgrade program. Contract awards for the Company's 8mm video recorder products totalled approximately $5.4 million and included a $3.1 million award from the Naval Air Systems Command to equip the U.S. Navy's F/A-18 Hornet carrier-based aircraft with WRR-818 8mm video recorders. The Company also received funding under a $12.5 million not-to-exceed contract from Lockheed Aeronautical Systems Company to provide engineering services and modified AN/USH-42 Mission Recording Systems for deployment on the U.S. Navy's S-3B Viking carrier-based jet aircraft, as well as additional funding under a multi-year contract with the U.S. Navy, initially received in fiscal 1994, to provide combat-system display consoles for land-based appli-cations.

          Approximately 84%, 94% and 83% of revenues in fiscal 1995, 1994 and 1993, respectively, were derived directly or indirectly from contracts or subcontracts with the U.S. Government, principally the U.S. Navy. Included in revenues for fiscal 1995, 1994 and 1993 were $18.8 million, $27.5 million and $19.2 million, respectively, of customer-sponsored research and development, which were the result of contract agreements directly or indirectly with the U.S. Government.

          The Debenture Offering. On September 29, 1995 (the "Debenture Closing Date"), the Company issued $20,000,000 in aggregate principal amount of the Debentures pursuant to the Debenture Offering. Net proceeds from the private placement of these Debentures were approxi-mately $19,000,000. On November 3, 1995, the Company issued an additional $5,000,000 in aggregate principal amount of the Debentures, upon exercise of the over-allotment option pursuant to the Purchase Agreement between the Company and Forum Capital Market L.P., as the initial purchaser ("Forum"), dated September 22, 1995. Net proceeds from the exercise of the over-allotment option were approximately $4,750,000. Pursuant to the related Registration Rights Agreement dated September 22, 1995 between the Company and Forum, acting on behalf of holders of the Debentures (the "Debenture Registration Rights Agreement"), the Company agreed to file, within ninety (90) days after the Debenture Closing Date, a shelf registration statement relating to the Debentures and the shares of Common Stock which are issuable from time to time upon conversion of the Debentures, and to cause the shelf registration statement to become effective within one hundred fifty (150) days after the Debenture Closing Date. In addi-tion, the Company has agreed to use its reasonable best efforts to keep the shelf registration statement effective until at least the third anniversary of the issuance of the Debentures. The Company filed a registration statement on Form S-1 in compliance with such obligation under the Debenture Registration Rights Agreement to file a shelf registration statement. In connection with these transactions, the Company incurred approximately $625,000 of professional fees and other costs. These costs, together with Forum's commissions in connection with the Debenture Offering, will be amortized ratably through the maturity date of the Debentures. See "Description of the Debentures."

          Letter of Credit. The Company's Revenue Bonds are supported by an irrevocable, direct-pay letter of credit in an amount equal to the principal balance plus interest thereon for 45 days. At December 31, 1995, the contingent liability of the Company as guarantor under the letter of credit was approximately $1,930,000. The Company has collateralized the letter of credit with accounts receivable and has also agreed to certain financial covenants, including the maintenance of: (i) a certain minimum ratio of consolidated tangible net worth to total debt (the "Debt Ratio"), (ii) a certain minimum quarterly ratio of earnings before interest and taxes to interest (the "Interest Ratio"), and (iii) a certain minimum balance of billed and unbilled accounts receivable ("Eligible Receivables"). At December 31, 1995, the covenants required: (i) a Debt Ratio of 0.6:1, (ii) an Interest Ratio of 1.5:1 and (iii) Eligible Receivables of $2,500,000. As a result of the issuance of $25,000,000 aggregate principal amount of the Debentures, the Debt Ratio at December 31, 1995 was 0.4:1. The Company has obtained a waiver, renewable quarterly, from the bank of the required debt ratio and is in compliance with all covenants under the letter of credit.

          Contingencies. The books and records of the Company are subject to audit and post-award review by the Defense Contract Audit Agency. The Company is not a party to any legal proceedings with the U.S. Government.

          Certain Agreements. Effective July 20, 1994, the Company entered into an Employment, Non-Competition and Termination Agreement (the "Gross Agreement") and a Stock Purchase Agreement (the "Gross Stock Purchase Agreement") with David E. Gross, its former President and Chief Technical Officer. Under the terms of the Gross Agreement, Mr. Gross will receive a total of $600,000 over a five-year period as compensation for his services pursuant to a five-year consulting arrangement with the Company and a total of $750,000 over a five-year period as consideration for a five-year non-compete arrangement. The payments will be charged to expense over the term of the Gross Agree-ment as services are performed and obligations are fulfilled by Mr. Gross. Mr. Gross will also receive at the conclusion of such initial five-year period, an aggregate of approximately $1.3 million payable over a nine-year period as deferred compensation. The net present value of the payments to be made to Mr. Gross pursuant to the deferred compensation portion of the Gross Agreement approximated the amount of the Company's previous deferred compensation arrangement with Mr. Gross. In addition to the Buy-back, the Gross Stock Purchase Agree-ment also provides that (i) the Company has a right of first refusal with respect to the sale by Mr. Gross of any of the remaining shares of common stock of the Company held by Mr. Gross in excess of 20,000 shares, (ii) any shares of common stock of the Company held by Mr. Gross must be voted pro rata in accordance with the vote of the Company's other stockholders and (iii) in the event of a change in control of the Company within three years from the date of the Gross Stock Purchase Agreement, Mr. Gross will receive a percentage of the difference between the price per share paid to Mr. Gross pursuant to the Buy-back and the price per share received by the stockholders of the Company pursuant to the change of control transaction, less an interest factor, as defined in the Gross Stock Purchase Agreement, on the aggregate amount paid to Mr. Gross pursuant to the Buy-back.

          On March 28, 1996, the Company entered into an employment, non-competition and termination agreement (the "Newman Agreement") with Leonard Newman. Pursuant to the Newman Agreement, Mr. Newman received a lump sum payment of approximately $2.0 million. Under the terms of the Newman Agreement, Mr. Newman has agreed to provide consulting services, as required from time to time, to the Company for a five year period and has also agreed not to compete with the Company during this same period. This agreement supersedes a previous deferred compensation agreement with the Company.

          In March 1996, Mr. Leonard Newman and certain members of his immediate family sold the 885,924 shares of Common Stock offered hereby to Palisade, acting as investment adviser to the Selling Stockholders. In connection with such sale, the Company entered into the Registration Rights Agreement with Palisade, acting as investment adviser to the Selling Stockholders, to assist in facilitating such sale. The Company has agreed to file and cause to become effective a registration statement, of which this prospectus is a part, with the SEC upon demand, at its expense, relating to such shares for future sale by the Selling Stockholders.

          Inflation. The Company has experienced the effects of inflation through increased costs of labor, services and raw materials. Al-though a majority of the Company's revenues are derived from long-term contracts, the selling prices of such contracts generally reflect estimated costs to be incurred in the applicable future periods.

     ACCOUNTING STANDARDS

          Income Taxes. In February 1992, the Financial Accounting Stan-dards Board (the "FASB") issued Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" ("SFAS 109"). Under the asset and liability method of SFAS 109, deferred tax assets and liabilities are recognized for the future tax consequences attribut-able to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under SFAS 109, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that in-cludes the enactment date.

          Effective April 1, 1993, the Company adopted SFAS 109. Until March 31, 1993, the Company used the asset and liability method of accounting for income taxes, as set forth in Statement of Financial Accounting Standards No. 96, "Accounting for Income Taxes" ("SFAS 96"). Under SFAS 96, deferred income taxes are recognized by applying statutory tax rates to the difference between the financial statement carrying amounts and tax bases of assets and liabilities. The statu-tory tax rates applied are those applicable to the years in which the differences are expected to reverse. The cumulative effect of adopt-ing SFAS 109 was not material to the Company's consolidated results of operations or financial position.

          Postretirement Benefits Other Than Pensions. In December 1990, the FASB issued Statement of Financial Accounting Standards No. 106, "Employers' Accounting for Postretirement Benefits Other Than Pen-sions" ("SFAS 106"). The Company adopted SFAS 106 during the first quarter of fiscal 1994, and its adoption did not have a material impact on the Company's consolidated results of operations or finan-cial position.

          Postemployment Benefits. In November 1992, the FASB issued Statement of Financial Accounting Standards No. 112, "Employers' Accounting for Postemployment Benefits" ("SFAS 112"). The Company adopted SFAS 112 during the first quarter of fiscal 1995, and its adoption did not have a material impact on the Company's consolidated results of operations or financial position.

     ACQUISITIONS AND RELATED ACTIVITIES

          On October 1, 1993, the Company acquired, through TAS Acquisition Corp., a wholly-owned subsidiary of the Company, a 95.7% equity interest in TAS, a Maryland corporation, pursuant to a stock purchase agreement (the "TAS Agreement") dated as of August 6, 1993. TAS, headquartered in Gaithersburg, Maryland, was a privately-held company incorporated in early 1991. Under the terms of the TAS Agreement, the Company paid $15.10 in cash for a total of 97,317 issued and outstand-ing shares of common stock, par value $.01 per share, of TAS. The price paid by the Company for the shares of TAS common stock was obtained from the Company's working capital. On September 30, 1993, the Company, in anticipation of the acquisition, advanced $1.8 million to TAS pursuant to a demand promissory note. Such advance was con-verted to an intercompany liability on the date of the acquisition and was eliminated in consolidation. On November 1, 1993, Articles of Merger were filed in order to merge TAS into TAS Acquisition Corp.
     The name TAS Acquisition Corp. was changed to Technology Applications & Service Company.

          The acquisition has been accounted for using the purchase method of accounting. The excess of cost over the estimated fair value of net assets acquired was approximately $.4 million and will be amor-tized on a straight-line basis over 30 years, or $14,000 annually.

          On December 13, 1993, the Company, through its wholly-owned subsidiary, DRSSMC, entered into a partnership with Laurel Technolo-gies, Inc. of Johnstown, Pennsylvania. Pursuant to a Joint Venture Agreement dated November 3, 1993 and a Partnership Agreement dated December 13, 1993, between DRSSMC and Laurel Technologies, Inc., Laurel was formed for the purposes of electronic cable and harness manufacturing, military-quality circuit card assembly and other related activities. The Company's contribution to Laurel consisted of cash, notes and equipment valued at approximately $.6 million, repre-senting an 80% controlling interest in Laurel. As a result, the financial position and results of operations of Laurel since December 13, 1993 have been consolidated with those of the Company's. The related minority interest in Laurel has been included in "Other Liabilities" and "Other Income, Net," respectively, in the Company's consolidated financial statements for the period ended March 31, 1995 and 1994.

          Also during December 1993, the Company acquired certain assets of CMC, located in Santa Clara, California, for approximately $.4 mil-lion. CMC primarily refurbishes magnetic video recording rotary-head scanner assemblies for post-production facilities and television broadcast stations worldwide. This acquisition provides the Company with a key customer base in the commercial video recording systems industry.

          On November 17, 1994, the Company acquired, through a wholly-owned subsidiary of Precision Echo ("Precision Acquisition"), the net assets of Ahead, pursuant to an asset purchase agreement (the "Ahead Asset Purchase Agreement"), dated October 28, 1994. Under the terms of the Ahead Asset Purchase Agreement, Precision Acquisition paid, on the date of acquisition, approximately $1.1 million for the net assets of Ahead. In addition, Precision Acquisition entered into a Covenant and Agreement Not to Compete (the "Covenant"), dated October 28, 1994, with the chairman of the board of Ahead. Under the terms of the Covenant Agreement, the total cash consideration to be paid by Preci-sion Acquisition consisted of approximately $.4 million payable at the acquisition date, and an additional $.5 million, payable in equal monthly installments over a period of five years from the acquisition date.

          The acquisition has been accounted for using the purchase method of accounting and, therefore, Ahead's financial statements are includ-ed in the consolidated financial statements of the Company from the date of acquisition. The excess of cost over the estimated fair value of net assets acquired was approximately $.9 million and will be amortized on a straight-line basis over 5 years, or approximately $.2 million annually. The acquisition had no significant effect on the Company's consolidated financial position or results of operations.

          On July 5, 1995 (the "OMI Closing Date"), Photronics Corp., a New York corporation and a wholly-owned subsidiary of the Company ("Photronics Corp."), acquired (through OMI, a Delaware corporation and a wholly-owned subsidiary of Photronics Corp.), substantially all of the assets of Opto Mechanik, Inc. ("Opto"), a Delaware corporation, pursuant to an Agreement for Acquisition of Assets dated May 24, 1995, as amended July 5, 1995, between Photronics Corp. and Opto (the "OMI Agreement"), and approved by the United States Bankruptcy Court for the Middle District of Florida on June 23, 1995. OMI, now located in Palm Bay, Florida, designs and manufactures electro-optical sighting and targeting systems used primarily in military fire control devices and in various weapons systems.

          Pursuant to the OMI Agreement, the Company paid a total of $5,450,000 consisting of (i) $1,150,000 in cash to PNC Bank, Kentucky, Inc. ("PNC"), (ii) a note to PNC in the principal amount of $1,450,000 payable in forty eight (48) equal monthly installments of principal and interest commencing with the first day of the month subsequent to the OMI Closing Date (the "PNC Note"), (iii) $2,550,000 in cash to MetLife Capital Corporation and (iv) a note in the principal amount of $300,000 to Opto payable in six (6) equal monthly installments of principal and interest commencing on August 5, 1995 (the "Opto Note"). The PNC Note bears interest at a floating rate equal to the lesser of
     (i) PNC's stated prime interest rate plus 0.5% or (ii) the prime rate as reported by the Wall Street Journal plus 0.5%. The Opto Note bears interest at a rate of 9.5% per annum. Professional fees and other costs associated with the acquisition were capitalized as part of the total purchase price. Total cash consideration paid in the acquisi-tion was obtained from the Company's working capital.

          The acquisition of the assets of Opto has been accounted for under the purchase method. The cost of the acquisition has been allocated on the basis of the estimated fair market value of the assets acquired and the liabilities assumed. The fair value of the assets acquired represented slightly less than 10% of the total assets of the Company as of March 31, 1995.

          Prior to the asset acquisition, on October 11, 1994, Opto filed a petition for reorganization under Chapter 11 of the U.S. Bankruptcy Code. For the twelve months ended March 31, 1995, Opto had revenues of approximately $13.9 million and an operating loss of approximately $6.6 million, primarily attributable to excessive labor and overhead costs, which the Company believes caused significant cost overruns on substantially all of Opto's contracts.

          The operating results of OMI, the acquiring corporation, have been included in the Company's reported operating results since the date of acquisition. For the period from the date of acquisition to December 31, 1995, revenues generated in respect of the assets ac-quired constituted approximately 10% of the consolidated revenues of the Company for that period. These assets were operated at a modest profit, which was less than 10% of the consolidated operating income of the Company for such period. Interest expense for such period incurred in connection with the acquired assets was immaterial to the Company's consolidated results of operations. At the present time, there is no single contract being performed or to be performed with the acquired assets which is expected to significantly affect the Company's operating results in the foreseeable future. The business currently being conducted with such assets is subject to risks and uncertainties similar to those of the Company as a whole. See "Risk Factors" and "Business -- Industry Consolidation."

          Since the asset acquisition, the Company has relocated a portion of the Electro-Optical Systems Group's manufacturing operations from Hauppauge, New York to OMI's new location in Palm Bay, Florida. The Company expects to realize certain cost benefits and other efficien-cies as a result of this consolidation. See "The Company -- Company Organization" and Business -- Strategy."

          On February 6, 1996, pursuant to a Joint Venture Agreement, dated February 6, 1996, by and among DRS/MS, Inc. ("DRS/MS"), a wholly-owned subsidiary of the Company, Universal Sonics Corporation ("Universal Sonics"), a New Jersey corporation, Ron Hadani, Howard Fidel and Thomas S. Soulos, and a Partnership Agreement, dated February 6, 1996, by and between DRS/MS and Universal Sonics, the Company entered into a partnership with Universal Sonics (the "Partnership") for the purpose of developing, manufacturing and marketing medical ultrasound imaging equipment. The Company's contribution to the Partnership consisted of $400,000 in cash and certain managerial expertise and manufacturing capabilities, representing a 90% interest in the Partnership.

          On February 9, 1996, Precision Echo acquired (through Ahead Technology Acquisition Corporation ("Ahead Acquisition"), a Delaware corporation and a wholly-owned subsidiary of Precision Echo), certain assets and assumed certain liabilities (principally, obligations under property leases) of Mag-Head Engineering Company, Inc. ("Mag-Head"), a Minnesota corporation, pursuant to an Asset Purchase Agreement, dated as of February 9, 1996, by and among Mag-Head and Ahead Acquisition for approximately $400,000 in cash. Mag-Head produces audio and flight recorder heads.

                                    BUSINESS

     GENERAL

          The Company designs, manufactures and markets high-technology computer workstations for the U.S. Department of Defense, electro-optical targeting systems for military customers and image and data storage products for both military and commercial customers. In response to a 1992 mandate by the Joint Chiefs of Staff, the Company focuses on "commercial-off-the-shelf" ("COTS") product designs, whereby commercial electronic components are adapted, upgraded and "ruggedized" for application in harsh military environments. The Company believes that military expenditures on electronic systems and equipment will grow in coming years as the nature of modern warfare dictates increasing reliance on real-time, accurate battlefield information and the electronic content and sophistication of defense systems increases.

          Using COTS designs, the Company develops and delivers its prod-ucts with significantly less development time and expense compared to traditional military product cycles, generally resulting in shorter lead times, lower costs and the employment of the latest information and computing technologies. The COTS process entails the purchasing, refitting, upgrading (of both hardware and software) and "ruggedization" (repackaging, remounting and stress testing to with-stand harsh military environments) of readily available commercial components. The design and manufacture of COTS-based products is a complex process requiring specific engineering capabilities, extensive knowledge of military platforms to which the equipment will be applied and in-depth understanding of military operating environments and requirements.

     STRATEGY

          During its last three fiscal years, the Company has restructured its management team and implemented strategies to exploit the changing nature of military procurement programs brought on by the end of the cold war, military budget constraints and the COTS mandate. The Company's strategies include:

          * expanding and diversifying the Company's technology and product base into complementary military and com-mercial markets primarily through acquisitions and the forging of strategic relationships;

          * increasing revenue opportunities through the design and adaptation of products for use by all branches of the military; and

          * enhancing financial performance through specific cost reduction measures and increased manufacturing effi-ciencies.

          To effect these strategies, the Company has (i) acquired several businesses with complementary military and commercial products and technologies over the last three years; (ii) forged strategic rela-tionships with other defense suppliers such as Lockheed-Martin Tacti-cal Defense Systems (formerly, Loral Corporation) and Westinghouse Electric Corporation, among others; (iii) emphasized the development of COTS-based products as well as products and systems that are easily adapted to similar weapons platforms for use by all branches of the military; and (iv) implemented cost reduction programs to reduce its fixed-cost base, allow for growth and maintain the flexibility of its operations.

          The implementation of these strategies has resulted in increasing revenues and profits over the last three fiscal years. Although the Company experienced operating losses in fiscal 1990 through 1992, primarily due to cost overruns on a single fixed-price development contract, a shift over the last several years in the nature of mili-tary development contracting from fixed-price to cost-type contracts has reduced the Company's exposure in this area. For the fiscal year ended March 31, 1995, the Company had revenues of $69.9 million, net income of $2.6 million and earnings per share of $.50, representing increases of 20.9%, 61.2% and 66.7%, respectively, compared with the year ended March 31, 1994. For the nine months ended December 31, 1995, the Company had revenues of $65.6 million, net income of $2.5 million and fully diluted earnings per share of $.44, representing increases of 38.4%, 45.7% and 29.4%, respectively, compared with the same nine-month period ended December 31, 1994.

          Acquisitions. In October 1993 the Company acquired TAS, a designer and supplier of advanced command and control software and hardware. TAS' business, which focuses primarily on radar displays, augments the Company's core expertise in sonar signal processing, allowing the Company to offer complete command and control system solutions to its naval customers. In December 1993, the Company purchased its 80% interest in Laurel, then primarily an assembler of wire harness products for aerospace customers. The addition of Laurel has provided the Company with the opportunity to consolidate manufac-turing operations at ESG and enables the Company to solicit and bid effectively for long-term system development and manufacturing con-tracts.

          The Company acquired CMC in December 1993 and Ahead in November 1994. These acquisitions provide the Company with an established computer and recorder products commercial base, provide advanced manufacturing capabilities in the area of magnetic recorder heads and allow the Company to apply its expertise in high technology recorder products to select commercial markets. In July 1995, the Company acquired substantially all of the assets that now constitute OMI. This acquisition enables EOSG to expand its electro-optical targeting products and manufacturing activities in a lower cost manufacturing facility, adds backlog in complementary product areas and allows for expansion of the MPBE program.

          Strategic Relationships. The Company has established relation-ships with other defense suppliers such as Lockheed-Martin Tactical Defense Systems (formerly, Loral Corporation) and Westinghouse Elec-tric Corporation, among others. The Company acts as a subcontractor to these major contractors and may also engage in other development work with such contractors. This enables the Company to diversify its program base and increase its opportunities to participate in larger military procurement programs.

          Adaptable Product Designs. The Company's recent focus has been on the design and development of products that can be used by all branches of the military. This enables the Company to increase revenues, reduce product costs and decrease reliance on U.S. Navy procurement programs. The Company's systems, originally designed under a U.S. Navy development contract, are open architecture informa-tion processing workstations that can be applied for use in other branches of the military. Similarly, the Company's boresight prod-ucts, originally designed for use with the U.S. Army's Apache attack helicopter, were specifically designed to be adaptable to other air, sea or land-based weapons platforms. The boresight system has been successfully applied to the U.S. Marine Corps' Cobra helicopter and proposals have been submitted for its use on F-15 and C-130 fixed-wing platforms.

          Cost Reduction Programs. During the last three fiscal years, the Company has streamlined personnel levels, decreased rent expenses through facility consolidation and acquired low-cost manufacturing operations. The Company is also utilizing more efficient manufacturing methods on several projects that are set to enter full-scale produc-tion in fiscal 1996.

     COMMERCIAL-OFF-THE-SHELF (COTS) PRODUCT DESIGNS

          The concept of designing and manufacturing military products and systems through the integration and adaptation of existing commercial and military products was developed in response to both decreasing military budgets and the increasing pace of technology. Management believes that the adaptation of available commercial components and existing military systems to new military applications offers two primary advantages over traditional military systems development and procurement cycles: (i) it has the potential to save significant amounts of time and expenditures in the area of research and develop-ment and (ii) as commercial product development and production cycles become shorter than their military equivalents, the adaptation of commercial technology to battlefield systems has the potential to shorten military product cycles. As a result of some of these advan-tages, the use of COTS computer hardware and software that can be integrated in common (open architecture) applications and systems was mandated by the Joint Chiefs of Staff in 1992.

          COTS entails the purchasing, refitting, upgrading and "ruggedization" (repackaging, remounting and stress- testing to withstand harsh military operating environments) of available commer-cial components. Application of the COTS concept to electronic systems includes open architecture designs and the customization of software for increased flexibility, performance and compatibility with existing and future systems. The Company strives to apply a COTS design to most new product designs at ESG, EOSG and MTG. For example, the combination of COTS components integrated in an open architecture design allows ESG to provide products compatible with existing systems and which provide improved performance and the ability to upgrade systems at significant cost savings versus the previous generation military systems they are intended to replace.

     MARKET OVERVIEW

          According to a recent Electronics Industry Association survey (reportedly based on extensive audits, surveys and interviews of Department of Defense and Congressional records and personnel), U.S. military expenditures for electronics and related equipment were $37 billion in 1994 and are projected to grow slowly over the next decade. The Company believes that the market for military electronics and related equipment will grow slowly in coming years due to two primary factors:

          First, the nature of modern warfare dictates increasing reliance on timely and accurate battlefield information to ensure that increas-ingly costly assets are efficiently deployed and to minimize destruc-tion of nonmilitary targets. In general, military engagements have evolved from large-scale undertakings, where numerical superiority was the key to dominance, to "surgical strikes" where the ability to observe and strike accurately and at will from afar has become a major means of both deterrence and loss minimization. Advanced technology has been a major factor enabling the increasing precision strike capability of the U.S. military and has increased the "per shot" cost of arms. These factors combine to produce a military, economic and political environment requiring increased weapons efficiency and accuracy. In addition, real time data is needed for in-theatre evaluation, damage assessment and training, as well as to reduce and minimize incidents of U.S. casualties due to friendly fire.

          Second, it is often more cost-effective to refit and upgrade existing weapons platforms than to replace them. With the development and unit costs of new platforms increasing rapidly amid a political and economic environment demanding decreasing overall military expen-ditures, Congress and the military have delayed or canceled the implementation of many proposed weapons systems, opting instead to improve the performance, and extend the life, of existing weapons through improved battlefield intelligence and equipment enhancements. This increasing focus on cost efficiencies has manifested itself in the military's COTS program.

     INDUSTRY CONSOLIDATION

          As the size of the overall defense industry has decreased in recent years, there has been an increase in the number of consolida-tions and mergers of defense suppliers and this trend is expected to continue. As the industry consolidates, the large (first-tier) defense contractors are narrowing their supplier base and awarding increasing portions of projects to strategic second- and third-tier suppliers, and in the process becoming oriented more toward system integration and assembly.

          As an example of the changing nature of supplier relationships, Photronics Corp. has been awarded increasing content in the infrared detector assemblies of several missile systems by its prime contrac-tors. In 1988, Photronics Corp. supplied only the primary mirror for these systems. Photronics Corp. now supplies the primary, secondary, tertiary and fold mirrors, as well as the housing and nose domes for the missiles, and is working directly with these prime contractors on the electro-optical assemblies for the next generation missiles.

     COMPANY ORGANIZATION AND PRODUCTS

          The Company is organized into three operating groups: Electronic Systems Group ("ESG," 54% of fiscal 1995 revenues), Electro-Optical Systems Group ("EOSG," 18% of fiscal 1995 revenues) and Media Technol-ogy Group ("MTG," 28% of fiscal 1995 revenues).

          ELECTRONIC SYSTEMS GROUP ("ESG")

          ESG consists of DRS Military Systems ("Military Systems"), located in Oakland, New Jersey, TAS, located in Gaithersburg, Mary-land, and Laurel, located in Johnstown, Pennsylvania. Also, under the direction of TAS is Technical Services Division ("TSD"), located in Norfolk, Virginia and San Diego, California.

          Military Systems designs, manufactures and markets signal proces-sors and display workstations which are installed on naval ships for antisubmarine warfare (ASW) purposes and in land-based surveillance systems used for underwater surveillance of harbors and coastal
     locations.   These workstations receive signals from a variety of
     sonar-type sensors, processing the information and arranging it in a display format enabling operators to quickly interpret the data and inform command personnel of potential threats. Major product lines and contracts include:

          * AN/UYQ-65: The AN/UYQ-65 is the first COTS-based tactical workstation to be qualified by the U.S. Navy and was de-signed to comply with the stringent requirements of the Aegis (DDG-51) shipbuilding program. Replacing the sensor displays in the SQQ-89 ASW Combat Suite, it employs dual processors enabling simultaneous I/O and graphics process-ing. This new approach allows for required high bandwidth processing while maintaining response times for opera-tor/machine interfaces. The system architecture can be adapted to meet various interface, cooling, memory, storage and processing requirements. See "Risk Factors -- Limited Term of Contracts."

          *    AN/SQR-17A(V)3:  These Mobile In-Shore Undersea Warfare
               (MIUW) systems are deployed in land-based vans, utilizing sonobuoys and anchored passive detectors for harbor defense, coastal defense and amphibious operations surveillance, as well as to enhance drug interdiction efforts. This system is currently being procured for utilization in 22 field installations. Military Systems is under contract to pro-vide various upgrades to these field installations.

          * AN/SQQ-TIA: These are portable training systems used on board MIUW vans to simulate actual sonar signal processing sets currently used by the U.S. Navy and are employed pri-marily for Navy Reserve training.

          TAS produces tactical (e.g., combat/attack) information systems and training systems. Major product lines and contracts include:

          * AN/UYQ-70: The AN/UYQ-70 is an advanced, open architecture display system designed for widespread application through software modification, and is to be deployed on Aegis and other surface ships, submarines and airborne platforms.
               This system was developed for the U.S. Navy under subcon-tract with the Government Systems Group of Loral (Unisys) Corporation (presently, Lockheed-Martin Tactical Defense Systems). The AN/UYQ-70 is a self-contained, microproces-sor-based unit complete with mainframe interface software offering advanced computing and graphic capabilities. These units replace previous generation units that are dependent upon a shipboard mainframe computer at approximately 25% of the cost of the older units. This project is currently in the pre-production phase. Based upon the size of the naval surface fleet and the average number of workstations to be deployed on each ship, the Company believes that the poten-tial market for this workstation product may be in excess of 5,000 units over the next decade.

          * Military Display Emulators: These are workstations that are functionally identical to existing U.S. Navy Mil-spec ship-board display consoles, but are built with low cost COTS components suitable for landbased laboratory environments. These Military Display Emulators are used in U.S. Navy development, test and training sites as plug compatible replacements for the more expensive shipboard qualified units. The Company is currently delivering these Military Display Emulators for use in the Aegis and other U.S. Navy programs.

          Laurel, which is 80% owned by DRS through a partnership with Laurel Technologies, Inc., and was purchased in December 1993, func-tions as a low-cost manufacturing facility and focuses on two areas. First, Laurel provides manufacturing and product integration services for Military Systems and TAS. ESG's workstation and simulator sys-tems, among other products, are manufactured in this facility. Second, Laurel manufactures complex cable and wire harness assemblies for large industrial customers that are involved in the military and commercial aerospace industry. These products are then installed by the customers in a wide variety of rotary blade and fixed-wing aerial platforms.

          TSD performs field service and depot level repairs for ESG products, as well as other manufacturers' systems. Principal loca-tions are in close proximity to U.S. Naval yards in Norfolk, Virginia and San Diego, California. Services including equipment and field change installation, configuration audit, repair, testing and mainte-nance, are performed for the U.S. Navy and, to a lesser extent, commercial customers. TSD has also performed work for foreign navies including those of Australia, the Republic of China, Egypt, Turkey and Greece.

          MEDIA TECHNOLOGY GROUP ("MTG")

          MTG consists of Precision Echo, Inc. ("PE") located in Santa Clara, California, Ahead located in Los Gatos, California and CMC located in Santa Clara, California. PE manufactures a variety of digital and analog recording systems utilized for military applica-tions including reconnaissance, ASW and other information warfare data storage requirements, and is a predominant U.S. manufacturer of 8 millimeter military recorders supplied to the U.S. armed forces. PE's products include:

          * AN/USH-42: This system was originally developed for deploy-ment in the U.S. Navy's A-6E attack aircraft. PE is cur-rently under contract to modify the USH-42 for use on the Navy's S-3B ASW aircraft to record radar, infrared, bus, navigation and voice data.

          * WRR-818: This ruggedized video recorder, uses certain components from commercial video recording equipment, has been selected for use in U.S. F/A-18 aircraft and several foreign military aircraft. It has also been selected by the U.S. Army for use in its Kiowa warrior reconnaissance heli-copters. A similar recorder, the WRR-812, has been adapted for use in the Canadian Army's light armored reconnaissance vehicles.

          * AN/AQH-9 and AN/AQH-12: These products are high-quality helicopter mission recording systems utilized to record sonar and mine hunting information and other intelligence data.

          Ahead manufactures burnish, glide and test heads used in the production of computer disk drives. These consumable products are used by many U.S. disk drive manufacturers to hone the surface and ensure the quality of magnetic disks used in computer hard drives. Customers include Seagate, Conner, Quantum, Komag, Store Media, Akashic and Western Digital.

          CMC manufactures and refurbishes commercial video recording products for broadcasters operating world-wide. CMC can refurbish pre-1993 head assemblies located on these machines at a significant cost savings compared to replacement. CMC is developing, in conjunc-tion with Ahead, the ability to refurbish post-1993 recorders used by its customer base. Ahead also has the capability to manufacture recording heads for CMC. In order to foster operational synergies and to allow space for growth, Ahead and CMC moved into a new joint facility.

          ELECTRO-OPTICAL SYSTEMS GROUP ("EOSG")

          EOSG consists of Photronics Corp. located in Hauppauge, New York and OMI located in Melbourne, Florida.

          Photronics Corp. produces boresighting equipment (used to align and harmonize rotary-wing aircrafts', and armored vehicles' naviga-tion, targeting, and weapon systems, as well as pilots' helmet sight-ing system) and electro-optical components used in Sidewinder, Stinger and new generation air-to-air and surface-to-air missiles. Photronics Corp. has specialized coating and manufacturing processes for primary mirrors used in missiles, giving the company a competitive advantage. Photronics Corp.'s primary lines include:

          * Multiple Platform Boresight Equipment (MPBE): These prod-ucts can be used on both rotary and fixed-wing aircraft, as well as armored vehicles. MPBE is currently used on the Army's Apache helicopters and Apache Longbow helicopters and the Marine Corps' Cobra helicopters. Proposals have been submitted to employ the system on the C-130 transport and the F-15 fighter. This technology is proprietary to the Company.

          * Missile Components: The components produced by Photronics Corp. originally consisted of primary mirrors used in the nose-mounted infrared seeker of Sidewinder and Stinger missiles. Photronics Corp.'s development efforts have resulted in its ability to provide increased content to include the secondary, tertiary and fold mirrors, housing and nose dome. Photronics Corp. is currently under contract to produce infrared components and subassemblies on many of the next generation infrared missile systems.

     Photronics Corp. has produced all major electro-optical components such as MPBE and missile products in Hauppauge since 1986. In July 1995, DRS acquired substantially all of the assets of Opto previously located in Melbourne, Florida through OMI. In order to reduce its production costs, Photronics Corp. consolidated a portion of its manufacturing operations to OMI's new facility in Palm Bay, Florida. In addition, the move will create space for the expansion of Photronics Corp.'s MPBE programs in Hauppauge. Primary product programs at OMI include:

          * Gunners Auxiliary Sight: This is an electro-optical device used as a primary or backup sight on M1 Abrams battle tanks and contains a very sophisticated electro-optical train and a laser protective filter. OMI has produced over 2,000 of these instruments and continues to operate as a repair and retrofit facility for the M1A2 upgrade program, which will continue through 1997, with options through 1999.

          * TOW Optical Sight: OMI is currently the only U.S. qualified producer of this device. This complex electro-optical system is the main component of the U.S.'s premier anti-tank weapon system.

          * TOW Traversing Unit: This unit provides target tracking accuracy for the TOW anti-tank weapon, acting as the mount for the TOW Optical Sight and the missile launch tube. OMI is currently the only qualified manufacturer of this tightly toleranced assembly, and is currently working on modifica-tion and retrofit programs. OMI has also been contracted to modify a version for use by an overseas customer.

          * Day/Night Tank Sighting System: This system was developed in concert with a major primary contractor. OMI is a major subcontractor, currently supplying three of the major assem-blies.

          * Eyesafe Laser Rangefinder: OMI competed against the U.S. Army's historical primary laser supplier for this contract and was awarded an initial contract for preproduction units.

          * Improved TOW Acquisition System: Working with the same primary contractor as referred to above, this antitank system was developed for the U.S. Army's humvee vehicle.

     CUSTOMERS

          A significant portion of the Company's products are sold to agencies of the U.S. Government, primarily the Department of Defense, to foreign government agencies or to prime contractors or subcontrac-tors thereof. Approximately 84%, 94% and 83% of total consolidated revenues for fiscal 1995, 1994 and 1993, respectively, were derived directly or indirectly from defense contracts for end use by the U.S. Government and its agencies. See "Export Sales" below for information concerning sales to foreign governments.

     BACKLOG

          The following table sets forth the Company's backlog by major product group (including enhancements, modifications and related logistics support) at the dates indicated:

                                       March  31,   March 31,   March 31,
                                         1995         1994        1993

        Government Products:

           U.S. Government  . . .  $ 115,200,000  $123,700,000  $123,900,000

           Foreign Government . .      8,600,000     5,800,000     1,000,000
                                    ____________   ___________   ___________

                                     123,800,000   129,500,000   124,900,000

           Commercial Products . .     2,200,000     5,100,000     1,200,000
                                    ____________   ___________   ___________
                                   $ 126,000,000  $134,600,000  $126,100,000
                                    ============   ===========   ===========

          Approximately 54% of the backlog at March 31, 1995 is expected to result in revenues during the fiscal year ending March 31, 1996.

          At December 31, 1995, the Company's backlog of orders was approx-imately $147 million compared to $126 million at March 31, 1995. The increase in backlog for the first nine months of the fiscal year was due to the net effect of bookings, partially offset by revenues, and the addition of approximately $16 million of backlog from the OMI Asset Acquisition. New contract awards of approximately $71 million were booked during the nine-month period ended December 31, 1995. As of February 25, 1996, backlog totalled approximately $148 million, which included approximately $16 million of backlog from the OMI Asset Acquisition.

          "Backlog" refers to the aggregate revenues remaining to be earned at the specified date under contracts held by the Company, including, for U.S. Government contracts, the extent of the funded amounts thereunder which have been appropriated by Congress and allotted to the contract by the procuring Government agency. Fluctuations in backlog amounts relate principally to the timing and amount of Govern-ment contract awards.

     RESEARCH AND DEVELOPMENT

          The military electronics industry is subject to rapid technologi-cal changes and the Company's future success will depend in large part upon its ability to improve existing product lines and to develop new products and technologies in the same or related fields. Thus, the Company's technological expertise has been an important factor in its growth. A portion of its research and development activities has taken place in connection with customer-sponsored research and devel-opment contracts. All such customer-sponsored activities are the result of contracts directly or indirectly with the U.S. Government. The Company also invests in Company-sponsored research and develop-ment. Such expenditures were $800,000, $500,000 and $500,000 for fiscal 1995, 1994 and 1993, respectively. Revenues recorded by the Company for customer-sponsored research and development were $18,800,000, $27,500,000 and $19,200,000 for fiscal 1995, 1994 and
     1993, respectively.

     CONTRACTS

          The Company's contracts are normally for production, service or development. Production and service contracts are typically of the fixed-price variety with development contracts currently of the cost-type variety. Because of their inherent uncertainties and consequent cost overruns, development contracts historically have been less profitable than production contracts.

          Fixed-price contracts may provide for a firm-fixed price or they may be fixed-price-incentive contracts. Under the firm-fixed-price contracts, the Company agrees to perform for an agreed-upon price and, accordingly, derives benefits from cost savings, but bears the entire risk of cost overruns. Under the fixed-price-incentive contracts, if actual costs incurred in the performance of the contracts are less than estimated costs for the contracts, the savings are apportioned between the customer and the Company. However, if actual costs under such a contract exceed estimated costs, excess costs are apportioned between the customer and the Company up to a ceiling. The Company bears all costs that exceed the ceiling.

          Cost-type contracts typically provide for reimbursement of allowable costs incurred plus a fee (profit). Unlike fixed-price contracts in which the Company is committed to deliver without regard to performance cost, cost-type contracts normally obligate the Company to use its best efforts to accomplish the scope of work within a specified time and a stated contract dollar limitation. In addition, U.S. Government procurement regulations mandate lower profits for cost-type contracts because of the Company's reduced risk. Under cost-plus-incentive-fee contracts, the incentive may be based on cost or performance. When the incentive is based on cost, the contract specifies that the Company is reimbursed for allowable incurred costs plus a fee adjusted by a formula based on the ratio of total allowable costs to target cost. Target cost, target fee, minimum and maximum fee and adjustment formula are agreed upon when the contract is negotiated. In the case of performance-based incentives, the Company is reimbursed for allowable incurred costs plus an incentive, contin-gent upon meeting or surpassing stated performance targets. The contract provides for increases in the fee to the extent that such targets are surpassed and for decreases to the extent that such targets are not met. In some instances, incentive contracts also may include a combination of both cost and performance incentives. Under cost-plus-fixed-fee contracts, the Company is reimbursed for costs and receives a fixed fee, which is negotiated and specified in the con-tract. Such fees have statutory limits.

          The percentages of revenues during fiscal 1995, 1994 and 1993 attributable to the Company's contracts by contract type were as follows:

                                         Year Ended March 31,
                                         ____________________

                                       1995      1994      1993
                                       ____      _____     _____

     Firm-fixed-price . . . . . .       74%       65%       88%

     Fixed-price-incentive  . . .        -         1%        -

     Cost-plus-incentive-fee . . .       6%       17%       10%

     Cost-plus-fixed-fee . . . . .      20%       17%        2%

          The increased percentage of cost-type contracts between fiscal 1993 and fiscal 1995 reflects the U.S. Government's increased use of cost-type development contracts, and the continued predominance of fixed-price contracts reflects the fact that production contracts comprise a significant portion of the Company's U.S. Government contract portfolio.

          The Company negotiates for and, generally, receives progress payments from its customers of between 80-100% of allowable costs incurred on the previously described contracts. Included in its reported revenues are certain amounts which the Company has not billed to customers. These amounts, approximately $7.9 million, $5.9 million and $8.1 million as of March 31, 1995, 1994 and 1993, respectively, consist of costs and related profits, if any, in excess of progress payments for contracts on which sales are recognized on a percentage-of-completion basis.

          Under generally accepted accounting principles, all U.S. Govern-ment contract costs, including applicable general and administrative expenses, are charged to work-in-progress inventory and are written off to costs and expenses as revenues are recognized. The Federal Acquisition Regulations ("FAR"), incorporated by reference in U.S. Government contracts, provide that Company-sponsored research and development costs are allowable general and administrative expenses. To the extent that general and administrative expenses are included in inventory, research and development costs also are included. Unallow-able costs, pursuant to the FAR, have been excluded from costs accumu-lated on U.S. Government contracts. Work-in-process inventory includ-ed general and administrative costs (which include Company-sponsored research and development costs) of $6.6 million and $3.8 million at March 31, 1995 and 1994, respectively.

          All domestic defense contracts and subcontracts to which the Company is a party are subject to audit, various profit and cost controls, and standard provisions for termination at the convenience of the customer. Multi-year U.S. Government contracts and related orders are subject to cancellation if funds for contract performance for any subsequent year become unavailable. In addition, if certain technical or other program requirements are not met in the developmen-tal phases of the contract, then the follow-on production phase may not be realized. Upon termination other than for a contractor's default, the contractor normally is entitled to reimbursement for allowable costs, but not necessarily all costs, and to an allowance for the proportionate share of fees or earnings for the work complet-ed. Foreign defense contracts generally contain comparable provisions relating to termination at the convenience of the foreign government.

     MARKETING

          The Company's marketing activities are conducted by its staff of marketing personnel and engineers. The Company's domestic marketing approach begins with the development of information concerning the present and future requirements of its current and potential customers for defense electronics, as well as those in the security and commer-cial communities serviced by the Company's products. Such information is gathered in the course of contract performance, research into the enhancement of existing systems and inquiries into advances being made in hardware and software development, and is then evaluated and exchanged among marketing, research and engineering groups within the Company to devise proposals responsive to the needs of customers. The Company markets its products abroad through independent marketing representatives.

     COMPETITION

          The military electronics defense industry is characterized by rapid technological change. The Company's products are sold in markets containing a number of competitors which are substantially larger than the Company, devote substantially greater resources to research and development and generally have greater financial resourc-es. Certain of such competitors are also suppliers to the Company. The extent of competition for any single project generally varies according to the complexity of the product and the dollar volume of the anticipated award. The Company believes that it competes on the basis of the performance of its products, its reputation for prompt and responsive contract performance, and its accumulated technical knowledge and expertise. The Company's future success will depend in large part upon its ability to improve existing product lines and to develop new products and technologies in the same or related fields.

          In the military sector, the Company competes with many first- and second-tier defense contractors on the basis of product performance, cost, overall value, delivery and reputation.

     PATENTS

          The Company has patents on many of its recording products and certain commercial products. The Company does not believe patent protection to be significant to its current operations; however, future programs may generate the need for patent protection.

     MANUFACTURING AND SUPPLIERS

          The Company's manufacturing process for its products, excluding optical products, consists primarily of the assembly of purchased components and testing of the product at various stages in the assem-bly process. Purchased components include integrated circuits, circuit boards, sheet metal fabricated into cabinets, resistors, capacitors, semiconductors and insulated wire and cables. In addi-tion, many of the Company's products use machined castings and hous-ings, motors and recording and reproducing heads. Many of the pur-chased components have been fabricated to Company designs and specifi-cations. The manufacturing process for the Company's optics products includes the grinding, polishing and coating of various optical materials and machining of metal components.

          Although materials and purchased components generally are avail-able from a number of different suppliers, several suppliers are the Company's sole source of certain components. If a supplier should cease to deliver such components, other sources probably would be available; however, added cost and manufacturing delays might result. The Company has not experienced significant production delays attrib-utable to supply shortages, but occasionally experiences procurement problems with respect to certain components, such as semiconductors and connectors. In addition, with respect to the Company's optical products, certain exotic materials, such as germanium, zinc sulfide and cobalt, may not always be readily available.

     EXPORT SALES

          The Company currently sells several of its products and services in the international marketplace to countries such as Canada, Germany, Australia and the Republic of China. Foreign sales accounted for approximately 7%, 3% and 17% of the Company's revenues in fiscal 1995, 1994 and 1993, respectively. Foreign sales are derived under export licenses granted on a case-by-case basis by the United States Depart-ment of State. The Company's foreign contracts are generally payable in United States' dollars.

     EMPLOYEES

          As of February 25, 1996, the Company employed 795 employees. None of the Company's employees are represented by a labor union, and the Company has experienced no work stoppages.

          There is a continuing demand for qualified technical personnel, and the Company believes that its future growth and success will depend upon its ability to attract, train and retain such personnel.

     PROPERTIES

          The Company leases approximately 6,000 square feet of office space for its corporate headquarters in an office building at 5 Sylvan Way, Parsippany, New Jersey under a lease that expires in fiscal 2001. The Company leases approximately 25,000 square feet of space for administrative and engineering facilities at 138 Bauer Drive, Oakland, New Jersey. The Company leases the Oakland building from LDR Realty Co., a partnership wholly-owned by Leonard Newman and David E. Gross, under a lease which expires in fiscal 1999. The Company believes that this lease was consummated on terms no less favorable than those that could have been obtained by the Company from an unrelated third party in a transaction negotiated on an arms-length basis.

          Precision Echo's engineering and principal operations are located in a 55,000 square foot building at 3105 Patrick Henry Drive, Santa Clara, California, under a lease which expires in fiscal 2001. The operations of CMC and Ahead have recently been consolidated and relocated to a new facility in San Jose, California, comprising 32,000 square feet pursuant to a five year lease expiring in fiscal 2001.

          Photronics Corp.'s principal and manufacturing facilities are located in a 45,000 square foot building at 270 Motor Parkway, Hauppauge, New York. The building, which is owned by the Company, was built in 1983. See Note 10 to Consolidated Financial Statements.

          TAS leases 40,000 square feet in a building at 200 Professional Drive, Gaithersburg, Maryland that houses its executive offices and principal engineering and manufacturing facilities under a lease which expires in fiscal 2000. It also conducts field service operations from locations in Virginia Beach and Chesapeake, Virginia and National City, California. These leased facilities, comprising 15,000 square feet, 20,000 square feet and 6,000 square feet, respectively, are covered by leases, which, with respect to the Virginia locations, expire in fiscal 1997, and for the California location, expires in fiscal 1999.

          Laurel's manufacturing facilities and administrative offices are located in a 29,000 square-foot building at 423 Walters Avenue in Johnstown, Pennsylvania. The lease for this facility expires in fiscal 1999. The Company also leases approximately 2,000 square feet of office space in Arlington, Virginia under a lease which expires in fiscal 1998.

          OMI leases approximately 54,000 square feet in a building in Woodlake Commerce Park, Palm Bay, Florida, for its operations and administration offices. The related leases expire in fiscal 2006.

          Total rent expense aggregated $2.5 million, $1.7 million, $1.5 million and $1.9 million in fiscal 1995, 1994, 1993, and the nine-month period ended December 31, 1995 (unaudited), respectively.

     ENVIRONMENTAL PROTECTION

          The Company believes that its manufacturing operations and properties are in material compliance with existing federal, state and local provisions enacted or adopted to regulate the discharge of materials into the environment, or otherwise protect the environment. Such compliance has been achieved without material effect on the Company's earnings or competitive position.

     LEGAL PROCEEDINGS

          The Company is a party to various legal actions and claims arising in the ordinary course of its business. In the Company's opinion, the Company has adequate legal defenses for each of the actions and claims and believes that their ultimate disposition will not have a material adverse effect on the Company's consolidated financial position or results of operations.

                                   MANAGEMENT

     DIRECTORS AND EXECUTIVE OFFICERS

          The names of the directors and executive officers of the Company, their positions and offices with the Company, and their ages are set forth below:

          NAME                  POSITIONS WITH THE COMPANY          AGE

          Mark S. Newman  . .   Chairman of the Board, President,    46
                                Chief Executive Officer and Di-
                                rector

          Nancy R. Pitek  . .   Controller, Treasurer and Secre-     39
                                tary

          Paul G. Casner, Jr.   Vice President; President of DRS     58
                                Electronic Systems Group

          Stuart F. Platt . .   Vice President and Director;         62
                                President of DRS Media Technology
                                Group

          Richard Ross  . . .   Vice President; President of DRS     41
                                Electro-Optical Systems Group

          Leonard Newman  . .   Director                             71

          Jack Rachleff . . .   Director                             82

          Theodore Cohn . . .   Director                             72

          Mark N. Kaplan  . .   Director                             66

          Donald C. Fraser  .   Director                             55

          Mark S. Newman has been employed by the Company since 1973, was named Vice President, Finance, Chief Financial Officer and Treasurer in 1980 and Executive Vice President in 1987. Mr. Newman became a Director of the Company in 1988. In May 1994, Mr. Newman became the President and Chief Executive Officer of the Company and in August 1995 became Chairman of the Board. Mark Newman is the son of Leonard Newman.

          Nancy R. Pitek joined the Company in 1984 as Manager of Account-ing. She became Assistant Controller in 1985 and Director of Internal Audit in 1988. Ms. Pitek became Director of Corporate Finance in 1990 and has been the Controller since 1993. In May 1994, she was also appointed to the position of Treasurer and in August 1995 became Secretary.

          Paul G. Casner, Jr. joined the Company in 1993 as President of TAS. In 1994 he also became President of DRS Electronic Systems Group and a Vice President of the Company. Mr. Casner has over 30 years of experience in the defense electronics industry and has held positions in engineering, marketing and general management. He was the presi-dent of TAS prior to its acquisition by the Company.

          Stuart F. Platt has been a Director of the Company since 1991 and became the President of Precision Echo in July 1992. He was named Vice President of the Company in May 1994. Rear Admiral Platt also serves as President of DRS Media Technology Group. He is a co-founder and director of FPBSM Industries, Inc., a holding company and manage-ment consulting firm for defense, aerospace and other technology-based companies, and the Chairman of Stuart Platt & Partners, a management consulting firm handling principally defense-related issues. He also serves as director for Harding Associates, Inc. None of these compa-nies is a parent, subsidiary or affiliate of the Company. Rear Admiral Platt held various positions as a military officer in the Department of the Navy, retiring as Competition Advocate General of the Navy in 1986.

          Richard Ross was employed by the Company as Assistant Vice President and Director, Sales in 1986 and Assistant Vice President, Corporate Development in 1987. In 1988, he became Vice President of the Company, and in 1990, he became President of Photronics Corp. Mr. Ross also serves as President of the DRS Electro-Optical Systems Group.

          Leonard Newman has been a Director of the Company since 1968 and was Chairman of the Board and Secretary of the Company from 1971 until August 1995. From August 1995 until March 1996, Mr. Newman held the position of Chairman Emeritus. From 1971 until May 1994, Mr. Newman also served as the Company's Chief Executive Officer. Leonard Newman is the father of Mark S. Newman.

          Jack Rachleff has been a Director of the Company since 1968. Mr. Rachleff has been employed since 1952 by Fablok Mills, Inc., a textile manufacturer, and has been its President since February 1982.

          Theodore Cohn has been a Director of the Company since 1980. He has been an independent management consultant since 1974. Mr. Cohn also serves as a director of Dynatech Corporation.

          Mark N. Kaplan has been a Director of the Company since 1986. Mr. Kaplan has been a member of the law firm of Skadden, Arps, Slate, Meagher & Flom since 1979. Mr. Kaplan also serves as director of American Biltrite Inc., Grey Advertising Inc., Harvey Electronics Inc., REFAC Technology Inc., Congoleum Corporation, MovieFone, Inc. and Volt Information Sciences, Inc.

          Donald C. Fraser became a Director of the Company in 1993. He currently serves as director of the Boston University Center for Photronics Research and as professor of engineering and physics at the university. From 1991 to 1993, Dr. Fraser was the Principal Deputy Under Secretary of Defense, Acquisition, with primary responsibility for managing the Department of Defense acquisition process, including setting policy and executing programs. He also served as Deputy Director of Operational Test and Evaluation for Command, Control, Communication and Intelligence, from 1990 to 1991, a position which included top level management and oversight of the operational test and evaluation of all major Department of Defense communication, command and control, intelligence, electronic warfare, space and information management system programs. From 1981 to 1988, Dr. Fraser was employed as the Vice President, Technical Operations at Charles Stark Draper Laboratory and, from 1988 to 1990, as its Executive Vice President.

     EXECUTIVE COMPENSATION

          Summary of Cash and Certain other Compensation. There is shown below information concerning the annual and long-term compensation for services in all capacities to the Company for the fiscal years ended March 31, 1995, 1994 and 1993, of those persons who were, at March 31, 1995 (i) the chief executive officer and (ii) the other four most highly compensated executive officers of the Company (the "Named Officers"):

                             SUMMARY COMPENSATION TABLE

                                                      Long-
                                                      Term
                                                     Compen-
                                                     sation

                         Annual Compensation (i)     Awards

                                                     Stock            All Other
Name and Principal   Fiscal  Salary   Bonus           Op-             Compensa-
     Position         Year    ($)      ($)           tions(#)          tion($)

Leonard Newman  . .   1995  321,910         0              0         57,000(a)(b)(c)(d)
  Chairman of the     1994  331,140   100,000              0         52,538(a)(b)(c)(d)
  Board               1993  332,294    20,000              0         43,974(a)(b)(c)(d)
  & Secretary

Mark S. Newman . .    1995  281,344   120,000        150,000(f)(j)   19,440(b)(c)(d)
  President &         1994  230,767    52,993              0         86,728(b)(c)(d)(e)
  Chief               1993  226,083    15,000              0         13,910(b)(c)(d)
  Executive Officer

Paul G. Casner, Jr. . 1995  198,000    40,000              0         32,201(b)(d)(h)
  Vice President &
  President--DRS
  Electronic
  Systems Group

Stuart F. Platt . .   1995  256,970    50,000              0          4,414(c)(d)
  Vice President &    1994  262,854    21,597          5,000(g)(j)    3,664(c)(d)
  President--DRS      1993  187,889         0              0          2,426(c)(d)
  Media Technology
  Group

Richard Ross  . .     1995  198,618    36,000              0          9,070(b)(c)(d)
  Vice President &    1994  155,596    27,237          5,000(g)(j)    7,010(b)(c)(d)
  President--DRS      1993  159,166    10,000              0          5,851(b)(c)(d)
  Electro-Optical
  Systems Group

     ___________________

     (a) Includes deferred compensation of $25,000 pursuant to a Deferred Compensation Agreement (as defined herein) between the Company and Mr. L. Newman. See "-Deferred Compensation Agreement."

     (b) Includes the amounts of employer contributions which vested pursuant to the Company's Retirement/Savings Plan (as de-fined herein) (See"-Retirement/Savings Plan") in the fiscal years ended March 31, 1995 and 1994, respectively, in the accounts of the Named Officers, as follows: Mr. L. Newman, $4,292 and $1,626; Mr. M. Newman, $4,838 and $3,530; Mr. P.
          Casner, Jr., $3,000; and Mr. R. Ross, $3,486 and $2,234.
          There were no employer contributions under the Retire-ment/Savings Plan during fiscal 1993.

     (c) Includes the fixed annual amounts, computed on a fiscal year basis, provided by the Company for the benefit of the Named Officers, to reimburse such officers for the amounts of medical and hospital expenses actually incurred by them, which are not covered or paid to them under the Company's group medical and hospitalization plans during the fiscal years ended March 31, 1995, 1994 and 1993, respectively, as follows: Mr. L. Newman, $4,000, $3,250 and $3,750; Mr. M.
          Newman, $4,500, $3,250 and $5,250; Mr. S. Platt, $4,000,
          $3,250 and $2,150; and Mr. R. Ross, $4,000, $3,250 and
          $4,500.

     (d) The Company pays the cost of policies of life insurance and long-term disability insurance, in excess of the amounts furnished under the group coverage provided to all employ-ees, for the benefit of the Named Officers. Under certain of the life insurance policies, the Company is a beneficiary to the extent of the premiums paid. The total amounts of the premiums paid by the Company or the economic benefit to the Named Officers for such insurance policies during the fiscal years ended March 31, 1995, 1994 and 1993, respec-tively, were as follows: Mr. L. Newman, $23,708, $22,662 and $15,224; Mr. M. Newman, $10,102, $9,948, and $8,660; Mr.
          P. Casner, Jr., $124; Mr. S. Platt, $414, $414 and $276; and
          Mr. R. Ross, $1,584, $1,526 and $1,350.

     (e) Includes $70,000 earned by Mark S. Newman as a consequence of his involvement in the Company's October 1993 acquisition of TAS.

     (f) Represents non-qualified stock options to purchase 50,000 shares of Common Stock and incentive stock options to pur-chase 100,000 shares of Common Stock issued to Mr. M. Newman under the Company's 1991 Stock Option Plan (the "1991 Stock Option Plan"). Such options, granted on June 9, 1994, became exercisable six months from the date of grant with respect to 20% of such options and are further exercisable cumulatively at 20% per year on each of the first four anniversaries of the date of grant.

     (g) Represents incentive stock options to purchase shares of Common Stock issued to the Named Officers under the Company's 1991 Stock Option Plan. Such options, granted on August 5, 1993, became exercisable six months from the date of grant with respect to 20% of such options and are further exercisable cumulatively at 20% per year on each of the first four anniversaries of the date of grant.

     (h) Includes forgiveness of principal and interest owed pursuant to the Grid Note (as defined herein) in an amount equal to $29,077.

     (i) The dollar value of perquisites and other personal benefits provided for the benefit of the Named Officers during the fiscal years ended March 31, 1995, 1994 and 1993, respec-tively, did not exceed the lesser of either $50,000 or 10% of the total annual salary and bonus reported for the Named Officers in those period. There were no other amounts of compensation required to be reported as "Other Annual Com-pensation", by Item 402 of Regulation S-K, earned by the Named Officers.

     (j) In connection with the Reclassification, each option issued or issuable pursuant to the 1991 Stock Option Plan will be exercisable for an equal number of shares of the Company's Common Stock.

          Stock Options. The following table contains information concerning the grant of stock options under the Company's 1991 Stock Option Plan to the Named Officer during the Company's fiscal year ended March 31, 1995. The following table does not give effect to the Reclassification.


                          OPTION GRANTS IN LAST FISCAL YEAR

                                                                                Potential
                                                                           Realizable Value at
                                                                            Assumed Annual
                                                                            Rates of Stock
                                                                                Price
                                                                            Appreciation for
                                   Individual Grants                          Option Term
                  _____________________________________________   ________________________________
                  Number       % of
                  of Secu-     Total
                  Under-       Options
                  lying        Granted to    Exercise  Expir-
                  Options      Employees in    Price   ation
    Name          Granted (#)  Fiscal 1995    ($/Sh)   Date        0% ($)    5%($)(c)   10%($)(c)
____________      ___________  ____________  ________  ________    ______    _________  __________

Mark S. Newman     50,000(a)      33.0%       $0.01    06/08/99    $224,500  $286,500   $362,000

                  100,000(b)      67.0%       $4.95    06/08/99       --     $ 79,000   $230,000

          ______________

          (a) The options granted were for shares of Class B Common Stock at an exercise price equal to the par value of the Company's Class B Common Stock on the date of grant. The options become exercisable over a five year period in increments of 20% beginning six months from the date of grant and continu-ing at an additional 20% per year on the anniversary of the date of grant. The grant date of the options was June 9, 1994.

          (b) The options granted were for shares of Class B Common Stock at an exercise price equal to 110% of the fair market value of the Company's Class B Common Stock on the date of grant. The options become exercisable over a five year period in increments of 20% beginning six months from the date of grant and continuing at an additional 20% per year on the anniversary of the date of grant. The grant date of the options is June 9, 1994.

          (c) The amounts shown under these columns are the result of calculations at the 5% and 10% rates required by the SEC and are not intended to forecast future appreciation of the Company's stock price.


               Option Exercises and Fiscal Year-End Values. Shown below is information with respect to the options exercised during fiscal 1995 by the Named Officers and the unexercised options to pur-chase the Company's Class A and Class B Common Stock granted through March 31, 1995 under the Company's 1981 Incentive Stock Option Plan, 1981 Non-Qualified Stock Option Plan and 1991 Stock Option Plan to the Named Officers and held by them at that date. The following table does not give effect to the Reclassification.

          AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUE

                                                          Number of                 Value of Unexercised
                                                     Unexercised Options            in-the-Money Options
                                                     at March 31, 1995              at March 31, 1995(a)


                                                      Class A           Class B             Class A
                                                       Common           Common               Common                Class B
                        Shares                         Stock             Stock               Stock               Common Stock
                        Acquired
                          on             Value     Exer-    Unexer-   Exer-    Unexer-     Exer-    Unexer-    Exer-    Unexer-
     Name               Exercise (#)    Realized   cisable  cisable   cisable  cisable     cisable  cisable    cisable  cisable
     ________________   ____________    ________   _______  _______   _______  ________    _______  _______    _______  _______

    Leonard Newman . .      --            --         --       --       25,000   --          --       --       $ 85,925    --

    Mark S. Newman . .      --            --       40,000     --       30,000  120,000    $105,500    --      $ 65,900  $263,600

    Paul G. Casner Jr. .    --            --          --      --       20,000   30,000       --       --      $109,800  $164,700

    Stuart F. Platt . .     --            --          --      --        2,000    3,000       --       --      $  3,750  $  5,625

    Richard Ross  . .    10,600        $32,719        --      --        2,000    3,000       --       --      $  3,750  $  5,625

          ___________________

          (a) Based on the difference between the exercise price of each grant and the closing price on the AMEX-Composite Transac-tions of the Company's Class A and Class B Common Stock on that date, $5.25 and $5.50, respectively.

          DEFERRED COMPENSATION AGREEMENT


               In June 1993, pursuant to approval by the Board of Direc-tors, the Company and Mr. Leonard Newman entered into a deferred compensation agreement (the "Deferred Compensation Agreement") providing for certain deferred benefits which would become payable upon the termination of his employment for any reason including death, and providing for certain changes to certain insurance policies maintained by the Company. Upon entering into the Newman Agreement in March 1996, this Deferred Compensation Agreement was superseded. Under the terms of the Deferred Compensation Agreement, in the event of termination of employ-ment, compensation (the "Deferred Benefit") equal to $25,000 multiplied by the number of complete years of employment from July 1, 1969 through the date of termination of employment, payable in twenty quarterly installments commencing on the first day of the month following the date of termination, was to be provided to Mr. L. Newman or, in the case of death, to his designated beneficiary. The terms used for computing the De-ferred Benefit were similar in all material respects to those that had been used in the computation of deferred compensation provided pursuant to an employment agreement that expired on June 30, 1990, between the Company and Mr. L. Newman. In the event of permanent disability, as defined in the Deferred Compensation Agreement, the Company was required to pay the employee an amount equal to five times the employee's annual base compensation in effect immediately prior to his permanent disability. Such payments were to be made on the Company's regular payroll dates during the five-year period following the permanent disability. In the event of the death of the employee during the five-year pay-out period, the Company was to pay to the employee's desig-nated beneficiary the Deferred Benefit described above reduced by the total of the disability payments previously paid in equal quarter-annual installments over the remainder of the five-year period. In addition, pursuant to the terms of the Deferred Compensation Agreement, a keyman term insurance policy owned by the Company for Mr. L. Newman was transferred to him. Under the Newman Agreement, the Company will continue to be required to provide Mr. L. Newman, on an annual basis, the sum sufficient to pay the schedule premium on such policy.

          TERMINATION OF EMPLOYMENT AND CHANGE IN CONTROL AGREEMENTS

               In April 1994, the Company entered into an agreement with Mr. Richard Ross which provided for a severance benefit in the event of (i) termination of his employment other than for cause,
          (ii) diminution in compensation and/or responsibilities and (iii) the change in ownership of the Company or Photronics. The severance benefit is equal to 30 months of Mr. Ross' then current salary plus reimbursement of outplacement expenses up to a maximum of $15,000.

               Effective July 20, 1994, the Company entered into the Gross Agreement and the Gross Stock Purchase Agreement with David E. Gross. Under the terms of the Gross Agreement, Mr. Gross will receive a total of $600,000 over a five-year period as compensa-tion for his services pursuant to a five-year consulting arrange-ment with the Company and a total of $750,000 over a five-year period as consideration for a five-year non-compete arrangement. The payments will be charged to expense over the terms of the Gross Agreement as services are performed and obligations are fulfilled by Mr. Gross. Mr. Gross will also receive at the conclusion of such initial five-year period, an aggregate of approximately $1.3 million payable over a nine-year period as deferred compensation. The net present value of the payments to be made to Mr. Gross pursuant to the deferred compensation portion of the Gross Agreement approximated the amount of the Company's previous deferred compensation arrangement with Mr. Gross. In addition to the Buy-Back, the Gross Stock Purchase Agreement also provides that (i) the Company has a right of first refusal with respect to the sale by Mr. Gross of any of the remaining shares of common stock of the Company held by Mr. Gross in excess of 20,000 shares, (ii) any shares of common stock of the Company held by Mr. Gross must be voted pro rata in accor-dance with the vote of the Company's other stockholders and (iii) in the event of a change in control of the Company within three years from the date of the Gross Stock Purchase Agreement, Mr. Gross will receive a percentage of the difference between the price per share paid to Mr. Gross pursuant to the Buy-back and the price per share received by the stockholders of the Company pursuant to the change of control transaction, less an interest factor, as defined in the Gross Stock Purchase Agreement, on the aggregate amount paid to Mr. Gross pursuant to the Buy-back.

               On March 28, 1996, the Company entered into the Newman Agreement with Leonard Newman. Pursuant to the Newman Agreement, Mr. Newman received a lump sum payment of approximately $2.0 million. Under the terms of the Newman Agreement, Mr. Newman has agreed to provide consulting services, as required from time to time, to the Company for a five year period and has also agreed not to compete with the Company during this same period. This agreement supersedes a previous deferred compensation agreement with the Company.

          RETIREMENT/SAVINGS PLAN

               The Summary Compensation Table above includes amounts deferred by the Named Officers pursuant to the Company's Retire-ment/Savings Plan under Section 401(k) of the Internal Revenue Code of 1986 (the "Retirement/Savings Plan"). The value of a participant's contributions to the Retirement/Savings Plan is fully vested at all times; the value of employer contributions becomes 50% vested after the employee has completed three years of service, 75% vested after completion of four years of service, and 100% vested after completion of five years of service.

          MEDICAL REIMBURSEMENT PLAN

               At the beginning of each calendar year, the Company accrues fixed annual amounts for the benefit of certain officers to be paid as needed to reimburse such officers for the amounts of medical and hospital expenses actually incurred by such officers which are not covered, and until January 1, 1993, the excess of the amounts of medical and hospital expenses actually incurred by such officers over the amount paid to them, under the Company's group medical and hospitalization plans. The amount accrued for the benefit of each such officer is included in such officer's compensation for tax purposes regardless of whether such accrued amount is actually paid to him. The excess of the amount accrued over the amounts paid is used to offset the administrative expenses payable by the Company to the medical insurance carrier.

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

               Mr. Leonard Newman, who was appointed to the Board of Director's Executive Compensation Committee (the "Committee") on May 26, 1994, served as the Chairman of the Board and Secretary of the Company during fiscal 1995 and until his resignation from such offices in August 1995. During the period in which he served on the Committee, Mr. Newman did not participate in compensation decisions relating to himself or Mark S. Newman.

                                  SECURITY OWNERSHIP

               The following table gives effect to the Reclassification and shows, as of May 23, 1996, the number of shares of Common Stock held by each director and executive officer, and by all directors and executive officers of the Company as a group and the percent-age beneficially owned (within the meaning of Rule 13d-3 of the Exchange Act).

                                                   Common Stock (a)
                                             _____________________________

                Name of Benefi-                                Percent
                  cial Owner              Shares               of Class
                _______________           ______               ________
                Mark S. Newman . .     194,149(b)(c)(d)         3.5
                Theodore Cohn . .        5,900                  0.1
                Donald C. Fraser. .       -                      -(e)
                Mark N. Kaplan . .       1,000                   -(e)
                Stuart F. Platt . .      3,000(c)               0.1
                Jack Rachleff . . .      1,000                   -(e)
                Paul G. Casner, Jr.  .  31,000(c)               0.6
                Nancy R. Pitek . .      14,307(b)(c)            0.3
                Richard Ross  . . .      3,000(c)               0.1
                Leonard Newman  . .          0                   -(e)
                All directors and
                  executive
                  officers as a
                  group
                  (10 persons). .  .   240,249(b)(c)(d)         4.3%

     __________________
     (a) As of May 23, 1996, the Company had outstanding 5,467,632 shares of Common Stock (excluding 498,434 shares of Common Stock held in treasury). Unless otherwise noted, each director and executive officer had sole voting power and investment power over the shares of Common Stock indicated opposite such director's and executive officer's name.

     (b) Includes 13,107 shares of Common Stock held by the trustee of the Company's Retirement/Savings Plan. Mr. M. Newman and Ms. N. Pitek share the power to direct the voting of such shares as members of the administrative committee of such plan. Mr. M. Newman and Ms. N. Pitek disclaim beneficial ownership as to and of such shares.

     (c) Includes shares of Common Stock which might be purchased upon exercise of options which were exercisable on April 25, 1996 or within 60 days thereafter, as follows: Mr. P. Casner, Jr., 30,000 shares; Mr. Newman, 90,000 shares; Ms. N. Pitek, 1,200 shares; Mr. S. Platt, 3,000 shares; Mr. R. Ross, 3,000 shares; and all directors and executive officers as a group, 181,200 shares.

     (d) Includes 3,200 shares of Common Stock held by Mr. M. Newman as custodian for his daughter over which Mr. M. Newman has sole voting and investment power.

     (e)  Less than 0.1%.

          The following table gives effect to the Reclassification and sets forth certain information, as of May 23, 1996 with respect to each person, other than executive officers and directors of the Company, which has advised the Company that it may be deemed to be the beneficial owner (within the meaning of Rule 13d-3 of the Exchange Act) of more than five percent of a class of voting securities of the Company. Such information has been derived from statements on Schedule 13D or 13G filed with the SEC by the person(s) listed below.

                                             Common Stock
                                    ______________________________
                                     Amount and
                                     Nature of
          Name and Address           Beneficial          Percent
          of Beneficial Owner        Ownership           of Class
          ___________________        __________          ________
          First Pacific
            Advisors, Inc.
            10301 West Pico Blvd.
            Los Angeles, CA 90064 .    1,670,314(a)        27.5%
          Palisade Capital
            Management L.L.C.
            One Bridge Plaza
            Suite 695
            Fort Lee, New Jersey
            07024 .                      885,924(b)        16.2
          Michael N. Taglich
            Taglich Brothers,
            D'Amadeo, Wagner &
              Company, Incorporated
            100 Wall Street
            New York, NY 10005 .         529,850(c)         9.7
          David E. Gross
            27 Cameron Road
            Saddle River,
            NJ  07458 .                  335,701(d)         6.1

       __________________
       (a) Includes 508,475 shares of Common Stock from the assumed conver-sion of $4,500,000 principal amount of the Debentures, 104,739 shares of Common Stock from the assumed conversion of $1,571,000 principal amount of the Company's 1998 Debentures and 1,057,100 shares of Common Stock beneficially owned by First Pacific Advisors, Inc. ("First Pacific") through control of FPA Capital Fund, Inc. ("FPA"), Source Capital, Inc. ("Source Capital") and FPA New Income, Inc. ("New Income") to which First Pacific serves as investment advisor. The Company has been advised that First Pacific has shared voting power with respect to 300,000 shares and shared dispositive power with respect to 1,670,314 shares, FPA has sole voting power and shared dispositive power with respect to 510,000 shares, Source Capital has sole voting power and shared dispositive power with respect to 273,925 shares and New Income has sole voting power and shared dispositive power with respect to 282,792 shares.

       (b) Represents shares of Common Stock beneficially owned by Palisade, acting as investment adviser to (i) Chrysler Corp. Emp. #1 Pension Plan Dtd. 4-1-89, which is the registered owner of 292,300 shares of such Common Stock, (ii) IBM Corp. Retirement Plan Trust Dtd. 12-18-45, which is the registered owner of 319,024 shares of such Common Stock, (iii) G.E. Pension Trust, which is the registered owner of 212,600 shares of such Common Stock, and (iv) NYNEX Master Pension Trust Dtd. 1-1-84, which is the registered owner of 62,000 shares of such Common Stock. The Company has been informed that Palisade has sole voting and sole dispositive power with respect to the 885,924 shares of Common Stock.

       (c) Consists of 312,450 shares of Common Stock held by Lancer Part-ners, Inc. ("Lancer Partners"), 11,500 shares of Common Stock held by Antrade, N.V. ("Antrade"), 15,200 shares of Common Stock held by Album N.V. ("Album"), 11,600 shares of Common Stock held by Ralco Investments Group ("Ralco"), 156,850 shares of Common Stock held by Lancer Offshore, Inc. ("Lancer Offshore") and 22,250 shares of Common Stock held by Michael Lauer. The Company has been advised that Michael Lauer has sole voting power and sole dispositive power with respect to 22,250 shares. Michael N. Taglich and Michael Lauer serve as general partners of Lancer Partners and managing partners of Lancer Offshore. The Company has been advised that Messrs. Taglich and Lauer also share voting and dispositive authority over the shares held by Album, Antrade and Ralco resulting in shared voting and shared dispositive power with respect to a total of 507,600 shares.

       (d) Includes 282,381 shares of Common Stock held by Mr. Gross for which he has sole voting and dispositive power. Also included are 26,000 shares of Common Stock held by Mr. Gross' wife person-ally and 27,320 shares of Common Stock held by her as custodian for her two children. Mr. Gross has neither voting power nor investment power over the shares of Common Stock held by his wife, either personally or as custodian for her children, and disclaims any beneficial interest in such shares.


                    CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

               The Company was a party to a loan agreement, as amended March 30, 1993, entered into with Leonard Newman as the Chairman of the Board, Chief Executive Officer and Secretary of the Company (the "Newman Loan"). At March 31, 1995, the outstanding principal amount due to the Company was $160,257. The original Newman Loan in the principal amount of $267,000 was made in March 1984 to provide financing for the purchase of a new house, closer to the offices of the Company, during the time required to sell his old house. The loan was restructured in October 1986 with the Board of Directors authorizing a new loan to Mr. Newman in the principal amount of $111,430, which was used to pay all amounts then due and outstanding under the original Newman Loan. With the concurrence of the Board of Directors and Mr. Newman, an advance of $77,500 made to Mr. Newman by the Company in October 1989 against an anticipated bonus was converted subsequently into a loan in that amount from the Company. In March 1990, the Board of Directors authorized a consolidation of the then outstanding principal amount and accrued interest on each of the two out-standing Newman Loans. The consolidated loan in the principal amount of $160,257 was evidenced by a promissory note bearing interest at the rate of 1% over the prime commercial rate of interest as announced from time to time by Morgan Guaranty Trust Company of New York and was secured by a pledge of 109 shares owned by Mr. Newman in, and an assignment of his interest in a proprietary lease from, an apartment corporation in New York City. Pursuant to approval by the Board of Directors effective March 1993, the maturity date of the consolidated loan was extended from March 30, 1993 to March 30, 1996. Principal and interest on the consolidated loan was due in one installment at maturity and could be paid in cash or in shares of Class A Common Stock or Class B Common Stock of the Company, or in any combina-tion of cash or such shares. At March 31, 1995, the largest aggregate amount of indebtedness under the consolidated Newman Loans since April 1, 1994 was $244,355. The loan was repaid as of June 1995.

               The Company is currently occupying and leasing a building at 138 Bauer Drive (the "LDR Building") owned by LDR Realty Co. ("LDR"), a partnership wholly owned, in equal amounts, by Leonard Newman and David E. Gross, the former President and Chief Techni-cal Officer of the Company. The current renegotiated lease agreement is for a ten-year term beginning June 1, 1988 at a monthly rental of $19,439. The Company is required to pay all real estate taxes and is responsible for all repairs and mainte-nance, structural and otherwise, subject to no cumulative limits. The terms of the LDR lease were determined by the Company and LDR, based on the formal appraisal of an appraisal firm and informal appraisals from real estate brokers in the area. Such appraisals indicated that the rental provided for in the LDR lease is not in excess of the range of fair market rentals in the relevant area. The Company believes that the LDR lease was consummated on terms no less favorable than those that could have been obtained by the Company from an unrelated third party in a transaction negotiated on an arms-length basis.

               Skadden, Arps, Slate, Meagher & Flom, a law firm of which Mark N. Kaplan, a director, is a member, provided legal services to the Company during its 1995 fiscal year.

               In July 1993, the Company and Donald C. Fraser, a director, entered into a consulting agreement pursuant to which Dr. Fraser will provide consultation to the Company concerning defense technologies. Under the terms of the consulting agreement, as amended, consulting services are to be provided to the Company through July 5, 1995 on an as-requested basis, for a fee of $1,500 per day plus approved travel and miscellaneous expenses. During fiscal 1995, total remuneration paid to Dr. Fraser under this agreement approximated $9,000.

               In October 1993, the Company issued a Demand Grid Note (the "Grid Note") in the principal amount of $100,000 to Paul G. Casner, Jr. The loan bears interest at the applicable federal rate necessary under the Internal Revenue Code of 1986, as amended, to avoid an imputed rate of interest.

               In May 1995, the Company became a party to a loan with Mark
          S. Newman, the President and Chief Executive Officer of the Company, to provide an amount equal to the exercise price of incentive stock options which had been granted to him under the Company's 1981 Incentive Stock Option Plan. The loan is evi-denced by a promissory note in the principal amount of $104,500 and bears interest at an annual rate of 8%. The loan is payable on the earlier of (i) the sale or disposition of the shares of stock obtained pursuant to the exercise of the stock options,
          (ii) cessation of Mr. M. Newman's employment by the Company or
          (iii) May 25, 2005. Interest is payable on May 25 of each calendar year or at such earlier time as the loan is repaid.


                            DESCRIPTION OF THE DEBENTURES

               The Debentures were issued under the Indenture dated as of September 22, 1995, and as supplemented as of April 1, 1996, between the Company and The Trust Company of New Jersey, as trustee (the "Trustee"). The following summary does not purport to be complete and is subject to and is qualified in its entirety by reference to the Indenture and the form of the Debentures.

               The Debentures were issued on September 29, 1995 in an aggregate principal amount of $20,000,000. On November 3, 1995, pursuant to the exercise of an overallotment option by Forum, an additional $5,000,000 aggregate principal amount was issued. The Debentures are general unsecured senior subordinated obligations of the Company, are limited to $25,000,000 aggregate principal amount and will mature on October 1, 2003. As of April 25, 1996, $25 million aggregate principal amount of the Debentures were outstanding. The Debentures bear interest at 9% per annum, and accrued but unpaid interest is payable semi-annually on April 1 and October 1 of each year commencing April 1, 1996 (each, an "Interest Payment Date"). Interest is paid to Debentureholders of record ("Holders") at the close of business on the March 15 or September 15, respectively, immediately preceding the relevant Interest Payment Date (each, a "Regular Record Date"). Interest is computed on the basis of a 360-day year of twelve 30-day months.

               Holders are entitled, at any time and from time to time prior to maturity (subject to earlier redemption or repurchase, as described below), to convert their Debentures (or any portion thereof that is an integral multiple of $1,000), at 100% of the principal amount thereof, into Common Stock of the Company at the conversion price of $8.85, subject to adjustment under certain circumstances.

               The Debentures are not redeemable at the option of the Company prior to October 1, 1998. Thereafter, the Debentures will be redeemable at any time prior to maturity, at the option of the Company, in whole or from time to time in part, upon not less than 30 days' nor more than 60 days' prior notice of the redemption date, at the redemption prices established for the Debentures, together with accrued but unpaid interest, if any, to the date fixed for redemption. If a Change of Control occurs (as defined in the Indenture), the Company shall offer to repurchase each Holder's Debentures at a purchase price equal to 100% of the principal amount of such Holder's Debentures, plus accrued but unpaid interest, if any, to the date of purchase. The Change of Control purchase feature of the Debentures may in certain circum-stances make more difficult or discourage a takeover of the Company.

               In addition, in the event the Company's Consolidated Net Worth (as defined in the Indenture) at the end of any two consec-utive fiscal quarters is below $18.0 million, the Company will offer to repurchase up to 10% of the aggregate principal amount of Debentures at 100% of the principal amount thereof plus accrued but unpaid interest to the date of repurchase.

               The Indenture limits (i) the issuance of additional debt by the Company, (ii) the payment of dividends on the capital stock of the Company and investments by the Company, (iii) certain transactions with affiliates, (iv) incurrence of liens, (v) issuance of preferred stock by the Company or its subsidiaries,
          (vi) stock splits, consolidations and reclassifications, and
          (vii) sales of assets and subsidiary stock. The Indenture also prohibits certain restrictions on distributions from subsidiar-ies. However, all these limitations and prohibitions are subject to a number of qualifications, as set forth therein.

               Senior Indebtedness is defined in the Indenture to mean the principal of and premium, if any, and interest on (a) the Debt (as defined in the Indenture) of the Company or any of its Subsidiaries (as defined in the Indenture) which is outstanding on the date of the Indenture and has been provided by a bank that is not an Affiliate (as defined in the Indenture) of the Company or by any State or local government or agency thereof, (b) any Debt incurred after the date of the Indenture by the Company or any of its Subsidiaries which expressly states that it is senior in right of payment to the Debentures and is provided by a bank that is not an Affiliate of the Company, (c) any Debt, whether outstanding on the date of the Indenture or thereafter incurred, which evidences the Company's obligation to refund any progress payments or deposits to the United States or any foreign govern-ment or any instrumentality thereof or any prime contractor for any such government or instrumentality and (d) amendments, renewals, extensions, modifications and refundings of any such Debt, whether any such Debt described in (a), (b) or (c) is outstanding on the date of the Indenture or thereafter created, incurred or assumed, unless in any case, the instrument creating or evidencing any such Debt pursuant to which the same is out-standing provides that such Debt is not superior in right of payment to the Debentures.

                            DESCRIPTION OF 1998 DEBENTURES

               The following summary describes certain provisions of the indenture governing the 1998 Debentures, as supplemented as of April 1, 1996 (the "1998 Indenture"), and the 1998 Debentures. The following summary does not purport to be complete and is subject to and is qualified in its entirety by reference to the 1998 Indenture and the form of the 1998 Debentures.

               The Company's 1998 Debentures were issued on August 1, 1983 in an aggregate principal amount of $25,000,000. As of May 23, 1996, $4,992,000 aggregate principal amount of the 1998 Deben-tures were outstanding. The 1998 Debentures are unsecured obligations of the Company which are subordinated in right of payment to all existing and future Senior Indebtedness (as defined below) of the Company. The 1998 Indenture does not contain any restrictions upon the incurrence of Senior Indebted-ness or any other indebtedness by the Company or by any of its subsidiaries.

               The 1998 Debentures bear interest at a rate of 8-1/2% per annum payable semiannually on February 1 and August 1 of each year and mature on August 1, 1998. Mandatory sinking fund payments sufficient to retire $2.5 million principal amount of the 1998 Debentures annually, which commenced on August 1, 1990, are calculated to retire 80% of the issue prior to maturity. See "Capitalization."

               The 1998 Debentures are redeemable on not less than 30 days' notice at the option of the Company, in whole or in part, at a redemption price of 100% of the principal amount, plus accrued interest to the date of redemption. The 1998 Debentures are convertible at any time prior to maturity, unless previously redeemed, into shares of Common Stock of the Company at a conver-sion price of $15.00 per share, subject to adjustment under certain conditions.

               The 1998 Indenture contains certain limitations on the Company's right to distribute dividends or purchase, redeem or otherwise acquire or retire any of its capital stock and to merge or consolidate unless it meets the criteria set forth therein.

               Senior Indebtedness is defined in the 1998 Indenture to include the principal of (and premium, if any) and interest on
          (a) all indebtedness of the Company, whether outstanding on the date of the 1998 Indenture or thereafter created, incurred, assumed or guaranteed, for borrowed money (other than the 1998 Debentures), whether short-term or long-term and whether secured or unsecured (including all indebtedness evidenced by notes, bonds, debentures or other securities sold by the Company for money), (b) indebtedness incurred by the Company in the acquisi-tion (whether by way of purchase, merger, consolidation or otherwise and whether by the Company or another person) of any business, real property or other assets (except assets acquired in the ordinary course of the conduct of the acquirer's usual business), (c) guarantees by the Company of indebtedness for borrowed money, whether short-term or long-term and whether secured or unsecured, of any corporation in which the Company owns, directly or indirectly, 50% or more of the stock having general voting power and (d) renewals, extensions, refundings, deferrals, restructurings, amendments and modifications of any such indebtedness, obligation or guarantee, unless in each case by the terms of the instrument creating or evidencing such indebtedness, obligation or guarantee or such renewal, extension, refunding, deferral, restructuring, amendment or modification it is provided that such indebtedness, obligation or guarantee is not superior in right of payment of the 1998 Debentures.


                             DESCRIPTION OF CAPITAL STOCK

               On February 7, 1996, the Board of Directors of the Company approved and recommended for submission to the stockholders of the Company by a 6 to 1 vote, with Leonard Newman voting against such submission, the consideration and approval of an Amended and Restated Certificate of Incorporation (the "Restated Certifi-cate"), which amended and restated the Company's certificate of incorporation to (i) effect a reclassification of each share of Class A Common Stock and each share of Class B Common Stock into one share of Common Stock, (ii) provide that action by the stockholders may be taken only at a duly called annual or special meeting, and not by written consent and (iii) provide that the stockholders of the Company would have the right to make, adopt, alter, amend, change or repeal the By-Laws of the Company only upon the affirmative vote of not less than 66 2/3% of the out-standing capital stock of the Company entitled to vote thereon.

               On March 26, 1996, the stockholders approved the Restated Certificate. The Restated Certificate was filed with the Secre-tary of State of the State of Delaware and became effective April 1, 1996. The authorized capital stock of the Company currently consists of 2,000,000 shares of Preferred Stock and 20,000,000 shares of Common Stock. As of May 23, 1996, there were 5,467,632 shares of Common Stock issued and outstanding (exclusive of 498,434 shares held in treasury). No shares of Preferred Stock have been issued. All outstanding shares of Common Stock are fully paid and nonassessable.

          PREFERRED STOCK

               The Restated Certificate authorizes 2,000,000 shares of Preferred Stock each having a par value of $10 per share.
          Subject to applicable law, the Board may issue, in its sole discretion, shares of Preferred Stock without further stockholder action by resolution at the time of issuance. The Preferred Stock may be issued in one or more series and may vary as to the designation and number of shares in such series, the voting power of the holders thereof, the dividend rate, the redemptive terms and prices, the voluntary and involuntary liquidation preferenc-es, the conversion rights and the sinking fund requirements, if any, of such series. The Board, however, may not create any series of Preferred Stock with more than one vote per share.

          COMMON STOCK

               Voting Rights. As a result of the Reclassification, all holders of Common Stock have the same preferences, rights, powers and qualifications, including one vote for each share of Common Stock held.

               The Board was previously divided into two classes; Class A Directors and Class B Directors. The Class A Directors were divided into three classes serving staggered terms, the Class A-I Directors, the Class A-II Directors and the Class A-III Direc-tors. As a result of the Reclassification, the Board is no longer divided into Class A Directors and Class B Directors. The directors who, as of the effective date of the Reclassification, were designated as Class A-I Directors, Class A-II Directors and Class A-III Directors are now designated as Class I Directors, Class II Directors and Class III Directors, respectively, and will continue to serve out their respective terms. Each of the former Class B Directors was appointed to serve as either a Class I Director, Class II Director or Class III Director. Each class of directors will consist of as nearly an equal number of direc-tors as possible. At each annual meeting beginning with the 1996 Annual Meeting, one class of directors will be elected to succeed those whose terms expire by all record holders of the Common Stock as of the date of determination, with each new director to serve a three-year term.

               In General. Holders of Common Stock have no redemption or preemptive rights and are not liable for further calls or assess-ments. Holders of Common Stock will be entitled, after satisfac-tion of the Company's liabilities and payment of the liquidation preferences, if any, of any outstanding shares of Preferred Stock, to share the remaining assets of the Company, if any, equally in proportion to the number of shares held.

               Subject to the rights of holders of Preferred Stock, if any, and subject to other provisions of the Restated Certificate, holders of Common Stock are entitled to receive such dividends and other distributions in cash, property or shares of stock of the Company as may be declared from time to time by the Board in its discretion from any assets of the Company legally available therefor.

               Transfer Agent and Registrar. The Trust Company of New Jersey, 35 Journal Square, Jersey City, New Jersey, 07306, is the transfer agent and the registrar of the Common Stock.

                                 PLAN OF DISTRIBUTION

               The Company will not receive any of the proceeds from this offering. The Selling Stockholders may sell all or a portion of the shares of Common Stock offered hereby from time to time on terms to be determined at the times of such sales. The shares of Common Stock may be sold from time to time to purchasers directly by any of the Selling Stockholders. Alternatively, any of the Selling Stockholders may from time to time offer the shares of Common Stock through underwriters, dealers or agents, who may receive compensation in the form of underwriting discounts, commissions or concessions from the Selling Stockholders and the purchasers of the shares of Common Stock for whom they may act as agent. To the extent required, the number of shares of Common Stock to be sold, the names of the Selling Stockholders, the offering price, the name of any such agent, dealer or underwriter and any applicable commissions with respect to a particular offer will be set forth in an accompanying Prospectus Supplement or, if appropriate, a post-effective amendment to the Registration Statement of which this Prospectus is a part. There is no assurance that the Selling Stockholders will sell any or all of the shares of Common Stock offered hereby. The Selling Stock-holders and any broker-dealers, agents or underwriters that participate with the Selling Stockholders in the distribution of the shares of Common Stock may be deemed to be "underwriters" within the meaning of the Securities Act, in which event any discounts, commissions or concessions received by such broker-dealers, agents or underwriter and any profit on the resale of the shares of Common Stock purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

               The shares of Common Stock may be sold from time to time in one or more transactions, depending on market conditions and other factors, in one or more transactions on the AMEX or other-wise, at market prices prevailing at the time of sale, at negotiated prices or at fixed prices. Such prices may be determined by the holders of such securities or by agreement between such holders and underwriters or dealers who may receive fees or commissions in connection therewith. In addition, the Selling Stockholders may from time to time sell the shares of Common Stock in transactions under Rule 144 promulgated under the Securities Act.

               To comply with the securities laws of certain states, if applicable, the shares of Common Stock will be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition in certain states the shares of Common Stock may not be offered or sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

               Pursuant to the Registration Rights Agreement, the Company agreed to indemnify the Selling Stockholders against certain liabilities in connection with the offer and sale of the Common Stock, including liabilities under the Securities Act, and to contribute to payments that the Selling Stockholders may be required to make in respect thereof.

               The Company will pay substantially all expenses incident to the offering and sale of the Common Stock to the public to the extent provided for in the Registration Rights Agreement other than underwriting discounts and selling commissions and expenses, and the fees and disbursements of the Selling Stockholders' counsel, accountants and experts. The Company and the Selling Stockholders have agreed to indemnify each other against certain liabilities arising under the Securities Act. In addition, any underwriter utilized by the Selling Stockholders may be indemni-fied against certain liabilities, including liabilities under the Securities Act. See "Selling Stockholders."

               The Common Stock is listed on the AMEX and has historically been characterized by limited trading volume and a limited number of holders. No assurance can be given as to the liquidity of or the trading market for the Common Stock. See "Risk Factors -- Lack of Public Market; Restrictions on Resale."

                                 SELLING STOCKHOLDERS

               The following table sets forth information concerning the number of shares of Common Stock beneficially owned by each Selling Stockholder which may be offered from time to time pursuant to this Prospectus. Other than as a result of the ownership of Common Stock, none of the Selling Stockholders has had any material relationship with the Company within the past three years, except as noted herein. The table has been prepared based upon information furnished to the Company by or on behalf of the Selling Stockholders.

                                                          Number
                                              Number of     of     Percent
                                               Shares     Shares   of Out-
                                               Benefi-    Being    stand-
                                               cially     Regis-     ing
                          Name                  Owned     tered    Shares

           Chrysler Corp. Emp. # Pension
           Plan Dtd. 4-1-89  . . . . . . . . 292,300   292,300      33%
           IBM Corp. Retirement Plan Trust
           Dtd. 12-18-45 . . . . . . . . . . 319,024   319,024      36%
           G.E. Pension Trust  . . . . . . . 212,600   212,600      24%
           NYNEX Master Pension Trust Dtd.
           1-1-84  . . . . . . . . . . . . .  62,000    62,000       7%
              Total  . . . . . . . . . . . . 885,924   885,924     100%

               Because the Selling Stockholders may sell all or some of the Common Stock which they hold pursuant to the offering contemplat-ed by this Prospectus, no estimate can be given as to the aggre-gate amount of shares of Common Stock that are to be offered hereby or that will be owned by the Selling Stockholders upon completion of this offering to which this Prospectus relates. Accordingly, the aggregate principal amount of Common Stock offered hereby may decrease. As of the date of this Prospectus, 5,467,632 shares of Common Stock, including the shares being offered hereby, were outstanding (exclusive of 498,434 shares held in treasury). See "Plan of Distribution."

                                    LEGAL MATTERS

               Certain legal matters in connection with this offering will be passed upon for the Company by Skadden, Arps, Slate, Meagher & Flom, 919 Third Avenue, New York, New York 10022. Mark N. Kaplan, a director and owner of 1,000 shares of the Common Stock of the Company, is a partner in the firm of Skadden, Arps, Slate, Meagher & Flom.

                                       EXPERTS

               The consolidated financial statements and consolidated financial statement schedule of the Company as of March 31, 1995 and 1994, and for each of the years in the three-year period ended March 31, 1995, included herein and in the Registration Statement, have been included herein and in the Registration Statement, in reliance upon the reports of KPMG Peat Marwick LLP, independent certified public accountants, appearing elsewhere herein and in the Registration Statement, and upon the authority of said firm as experts in accounting and auditing.



                DIAGNOSTIC/RETRIEVAL SYSTEMS, INC. AND SUBSIDIARIES


                           INDEX TO FINANCIAL STATEMENTS

Consolidated Financial Statements of Diagnostic/Retrieval Systems, Inc. and Subsidiaries


                                                                        Page

Independent Auditors' Report.........................................   F-2

Consolidated Financial Statements:

Consolidated Balance Sheets as of March 31, 1995 and 1994 and
  December 31, 1995 (unaudited)......................................   F-3

Consolidated Statements of Earnings for the fiscal years
  ended March 31, 1995, 1994 and 1993 and for the nine months
  ended December 31, 1995 and 1994 (unaudited).......................   F-4

Consolidated Statements of Stockholders'
  Equity for the fiscal years ended March 31, 1995, 1994
  and 1993 and for the nine months ended December 31, 1995
  (unaudited).......................................................    F-5

Consolidated Statements of Cash Flows for the fiscal
  years ended March 31, 1995, 1994 and 1993 and for the nine months
  ended December 31, 1995 and 1994 (unaudited).....................     F-6

Notes to Consolidated Financial Statements...........................   F-7


                           INDEPENDENT AUDITORS' REPORT


To the Board of Directors and Stockholders,
Diagnostic/Retrieval Systems, Inc.:



                    We have audited the accompanying consolidated balance sheets of Diagnostic/Retrieval Systems, Inc. and subsidiaries as of March 31, 1995 and 1994, and the related consolidated statements of earnings, stockholders' equity, and cash flows for each of the years in the three-year period ended March 31, 1995. These consolidated financial statements are the responsi-bility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

                    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial state-ments are free of material misstatement. An audit in-cludes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting princi-ples used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

                    In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Diagnos-tic/Retrieval Systems, Inc. and subsidiaries as of March 31, 1995 and 1994, and the results of their operations and their cash flows for each of the years in the three-year period ended March 31, 1995 in conformity with generally accepted accounting principles.

                                        KPMG Peat Marwick LLP

          Short Hills, New Jersey
          May 18, 1995


                                         CONSOLIDATED BALANCE SHEETS
                             DIAGNOSTIC/RETRIEVAL SYSTEMS, INC. AND SUBSIDIARIES
                                                                                                        December
                                                                                                        31,
                                                                             March 31,              ---------------
                                                                 -----------------------------
                                                                      1995              1994              1995
                                                                  ------------      ------------      ------------
                                                                                                       (unaudited)
Assets
Current Assets:
Cash and Cash Equivalents......................................     $11,197,000       $15,465,000        $23,069,000
Accounts Receivable (Notes 2 and 6)............................      17,432,000        15,538,000         20,594,000
Inventories, Net of Progress Payments (Note 3).................      11,724,000         5,042,000         16,558,000
Other Current Assets...........................................       2,445,000         2,563,000          2,477,000
                                                                    ------------     -------------      ------------

Total Current Assets...........................................      42,798,000        38,608,000         62,698,000
                                                                     ------------      ------------      ------------

Property, Plant and Equipment, at Cost (Notes 4 and 6)........       33,661,000        32,182,000         39,958,000
Less Accumulated Depreciation and Amortization.................      23,812,000        23,289,000         25,230,000
                                                                    ------------      ------------      ------------

Net Property, Plant and Equipment..............................       9,849,000         8,893,000         14,728,000
                                                                    ------------      ------------      -------------

Intangible Assets, Less Accumulated Amor-
tization of $3,457,000, $3,008,000 and
$3,883,000 at March 31, 1995 and 1994 and
December 31, 1995, respectively................................       8,920,000         8,414,000          8,494,000
Other Assets...................................................       3,023,000         2,921,000          4,850,000
                                                                   ------------      ------------       ------------

Total Assets...................................................     $64,590,000       $58,836,000        $90,770,000
                                                                    ===========       ============       ===========

Liabilities and Stockholders' Equity
Current Liabilities:
Current Installments of Long-Term Debt
(Note 6) ......................................................     $ 2,492,000       $ 2,664,000        $ 3,436,000
Accounts Payable and Accrued Expenses (Note 5).................      19,989,000        16,141,000         18,677,000
                                                                    ------------      ------------       -----------

Total Current Liabilities......................................      22,481,000        18,805,000         22,113,000
Long-Term Debt, Excluding Current Installments (Note 6)........      11,732,000        14,515,000         35,319,000
Deferred Income Taxes (Note 8).................................       4,605,000         4,624,000          4,605,000
Other Liabilities (Notes 10 and 11)............................       3,263,000         1,133,000          3,826,000
                                                                    ------------      ------------      ------------

Total Liabilities..............................................      42,081,000        39,077,000         65,863,000
                                                                    ------------      ------------      ------------

Stockholders' Equity (Notes 6, 9 and 13):
Class A Common Stock, $.01 par Value per
Share.  Authorized 10,000,000 Shares;
Issued 3,699,963 Shares, 3,674,963 Shares
and 3,739,963 Shares at March 31, 1995 and
1994 and December 31, 1995, respectively.....................            37,000            37,000             37,000
Class B Common Stock, $.01 par Value per
Share.  Authorized 20,000,000 Shares;
Issued 2,163,253, 2,105,528 and 2,216,353
Shares at March 31, 1995 and 1994, and
December 31, 1995,  respectively...............................          22,000            21,000             22,000
Additional Paid-in Capital.....................................      13,435,000        12,970,000         13,579,000
Retained Earnings..............................................      10,919,000         8,315,000         13,414,000
                                                                   ------------      ------------       ------------

                                                                     24,413,000        21,343,000         27,052,000

Treasury Stock, at Cost:  432,639 Shares of Class A Common
Stock and 21,619 Shares of Class B Common Stock at
March 31, 1995, 423,419 Shares of Class A Common
Stock and 21,440  Shares of Class B Common Stock at
March 31, 1994, and 432,639 Shares of Class A Common
Stock and 65,795  Shares of Class B Common Stock at
December 31, 1995 (Note 10) ...................................      (1,617,000)       (1,579,000)        (1,918,000)
Unamortized Restricted Stock Compensation......................        (287,000)           (5,000)          (227,000)
                                                                    ------------      ------------      ------------

Net Stockholders' Equity.......................................      22,509,000        19,759,000         24,907,000
                                                                   ------------       ------------      ------------

Commitments and Contingencies (Note 10)
Total Liabilities and Stockholders' Equity...................       $64,590,000       $58,836,000        $90,770,000
                                                                    ===========       ===========        ===========

- ------------------
See accompanying Notes to Consolidated Financial Statements.




                                        CONSOLIDATED STATEMENTS OF EARNINGS
                                DIAGNOSTIC/RETRIEVAL SYSTEMS, INC. AND SUBSIDIARIES

                                                                                                       Nine Months Ended
                                                          Years Ended March 31,                            December 31,
                                            ------------------------------------------            ------------------------------

                                               1995             1994              1993             1995             1994
                                             ---------        ---------        ---------         ---------        ---------
                                                                                                          (unaudited)

Revenues..................................    $69,930,000      $57,820,000      $47,772,000       $65,628,000       $47,404,000

Costs and Expenses (Note 3)...............     64,836,000       54,372,000       45,461,000        60,289,000        44,143,000
                                               ----------       ----------       ----------        ----------        ----------

Operating Income..........................      5,094,000        3,448,000        2,311,000         5,339,000         3,261,000

Interest and Related Expenses.............     (1,372,000)      (1,574,000)      (1,735,000)       (1,675,000)       (1,020,000)

Other Income, Net (Notes 7 and 11)                534,000          834,000        1,224,000           425,000           613,000
                                               ----------       ----------       ----------        -----------       -----------

Earnings before Income Taxes..............      4,256,000        2,708,000        1,800,000         4,089,000         2,854,000

Income Taxes (Note 8).....................      1,652,000        1,093,000          715,000         1,594,000         1,142,000
                                               ----------       ----------        ----------       ----------        ----------

Net Earnings..............................    $ 2,604,000      $ 1,615,000        1,085,000         2,495,000      $  1,712,000
                                              ===========      ===========        =========         =========      ============

Earnings per Share of Class A and Class B
Common Stock (Note 13):

        Primary...........................   $        .50      $       .30      $       .20        $      .44       $       .34

        Fully diluted.....................   $        .50      $       .30      $       .20        $      .44       $       .34

Weighted Average Number of
Shares of Class A and Class
B Common Stock Outstanding (Note 13):

        Primary...........................      5,231,000        5,334,000        5,324,000         5,647,000         5,026,000

        Fully diluted.....................      5,231,000        5,334,000        5,324,000         6,552,000         5,026,000

- -----------------
See accompanying Notes to Consolidated Financial Statements.


                                  CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
                                DIAGNOSTIC/RETRIEVAL SYSTEMS, INC. AND SUBSIDIARIES



Years Ended March
31, 1995, 1994 and
1993, and Nine
Months Ended
December 31, 1995                      Common Stock
(unaudited)                 --------------------------------
                               Class A           Class B                                            Unamortized     Net
                              -----------       ----------      Additional                           Restricted    Stock-
                                                                 Paid In    Retained   Treasury        Stock       holders'
                           Shares    Amount   Shares    Amount   Capital    Earnings     Stock      Compensation   Equity
- -----------------------    ------    ------   ------    ------  ---------   --------    -------     ------------   -------
Balances at March
31, 1992.................  3,674,963 $37,000  2,089,528 $21,000 $12,984,000 $5,615,000  $(1,579,000) $(31,000)     $17,047,000

Net Earnings.............      --       --        --       --         --     1,085,000        --        --           1,085,000

Stock Options
Exercised.................     --       --        5,000    --         --          --          --        --             --

Compensation Relating
to Stock Options, Net.....     --       --        --       --       (39,000)      --          --       22,000          (17,000)
                           --------- -------- ---------- ------- ----------- ----------- ----------  --------      -----------

Balances at March
31, 1993.................  3,674,963  37,000  2,094,528  21,000  12,945,000  6,700,000  (1,579,000)    (9,000)      18,115,000

Net Earnings.............       --      --         --      --         --     1,615,000        --         --          1,615,000

Stock Options
Exercised................      --        --      11,000    --         2,000       --          --         --              2,000

Compensation Re-
lating to Stock
Options, Net.............       --       --        --       --       23,000        --         --        4,000           27,000
                           ---------   -------  ---------  -------- -------   ----------    ---------  ---------    ----------

Balances at March
31, 1994.................  3,674,963  37,000  2,105,528  21,000  12,970,000  8,315,000  (1,579,000)    (5,000)      19,759,000

Net Earnings ............        --      --        --      --         --     2,604,000        --         --          2,604,000

Stock Options
Exercised................     25,000     --      57,725   1,000     188,000       --           --         --           189,000

Compensation Relating to
Stock Options, Net .......       --      --        --      --       388,000       --           --    (282,000)         106,000

Purchase of Trea-
sury Stock ..............       --       --        --      --         --           --   (2,900,000)      --         (2,900,000)

Sale of Treasury
Stock....................       --       --        --      --      (111,000)       --    2,862,000       --          2,751,000
                           ----------  ------- ---------  -------  ---------  --------  ----------   ---------     -----------

Balances at March
31, 1995.................  3,699,963  37,000  2,163,253  22,000  13,435,000 10,919,000  (1,617,000)  (287,000)      22,509,000

Net Earnings (unaudited)...     --       --       --      --         --      2,495,000        --         --          2,495,000

Stock Options
Exercised (unaudited).....    40,000      --     53,100    --       220,000       --          --         --            220,000

Expenses relating
to the Sale of
Treasury Stock
(unaudited)...............      --       --         --      --      (76,000)      --          --         --            (76,000)

Receipt of Stock
Into Treasury
(unaudited)...............      --       --        --      --         --          --      (301,000)      --           (301,000)

Compensation Re-
lating to Stock
Options Net (unaudited)...       --       --        --      --        --          --          --       60,000           60,000
                           ---------   ------- ----------  -------- --------   ---------  --------   ---------       ---------

Balances at December 31,
1995 (unaudited).........  3,739,963 $ 37,000  2,216,353  $ 22,000 $13,579,000 $13,414,000 $(1,918,000) $(227,000)  $24,907,000

- --------------------
See accompanying Notes to Consolidated Financial Statements.




                                    CONSOLIDATED STATEMENTS OF CASH FLOWS
                             DIAGNOSTIC/RETRIEVAL SYSTEMS, INC. AND SUBSIDIARIES

                                                                                               Nine Months Ended
                                                        Years Ended March 31,                    December 31,
                                                ------------------------------------        -----------------------
                                                   1995          1994         1993             1995          1994
                                                -----------    ---------    ---------       -----------    ---------
                                                                                                   (unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net Earnings .............................     $ 2,604,000    $ 1,615,000   $ 1,085,000     $ 2,495,000      $ 1,712,000

Adjustments to Reconcile Net
Earnings to Cash Flows from
Operating Activities:

   Depreciation and Amortization.........        2,480,000      2,558,000     3,202,000       2,226,000        1,967,000

   Deferred Income Taxes ................           26,000        (15,000)      (31,000)           --              --

   Other, Net ...........................          (77,000)      (233,000)     (446,000)        305,000         (235,000)

Changes in Assets and Liabil-
ities, Net of Effects from
Business Combinations:

   (Increase) Decrease in Accounts Receivable.  (1,415,000)     1,443,000      (880,000)     (2,859,000)       2,265,000

   (Increase) Decrease in Inventories.........  (6,408,000)     2,069,000     2,186,000      (4,141,000)      (5,543,000)

   (Increase) Decrease in Other
     Current Assets ...........................     (7,000)      (133,000)    1,400,000         667,000         (130,000)

   Increase (Decrease) in Accounts Payable and
   Accrued Expenses ..........................   3,640,000      2,928,000      (400,000)     (2,381,000)        (182,000)

   Other, Net ................................   1,643,000        (62,000)     (357,000)        194,000          160,000
                                                 ----------     ----------    ----------      ----------       ----------

Net Cash Provided by (Used in) Operating
Activities: ..................................   2,486,000     10,170,000     5,759,000      (3,494,000)          14,000
                                                 ---------     ----------     ---------      -----------       ---------
CASH FLOWS FROM INVESTING ACTIVITIES:

Capital Expenditures .........................  (2,543,000)      (988,000)     (922,000)     (3,712,000)      (1,014,000)

Sales of Fixed Assets ........................       --              --             --        2,380,000            --

Payments Pursuant to Business
Combinations, Net of Cash Acquired............  (1,514,000)      (696,000)          --       (4,140,000)      (1,514,000)

Cash Advanced to Company Ac-
quired for Repayment of Debt
Prior to Acquisition .........................        --       (1,800,000)           --             --              --

Other, Net ...................................     263,000         11,000         2,000             --           236,000
                                                ----------    ------------    ------------   ------------    ------------

Net Cash Used in Investing activities.......    (3,794,000)    (3,473,000)     (920,000)     (5,472,000)      (2,292,000)
                                                -----------    -----------     ---------     ------------     ------------

 CASH FLOWS FROM FINANCING ACTIVITIES:

Payments on Long-Term Debt ................       (275,000)      (168,000)     (262,000)       (374,000)         (56,000)

Repurchases of Convertible
Subordinated Debentures ...................     (2,667,000)    (2,354,000)   (1,880,000)     (2,242,000)       (2,639,000)

Net Proceeds From Issuance of
Senior Subordinated Convertible
Debentures ................................           --             --            --        23,360,000             --

Other Borrowings ..........................         20,000        325,000          --            55,000           75,000

Purchase of Treasury Stock ................     (2,900,000)          --            --              --         (2,900,000)

Sale of Treasury Stock ....................      2,862,000            --           --              --          2,625,000

Other, Net ................................           --              --           --            39,000             --
                                              ------------     -----------   -----------     -----------      ----------

Net Cash Used in Financing Activities......     (2,960,000)    (2,197,000)   (2,142,000)     20,838,000       (2,895,000)
                                               ------------    -----------   -----------     -----------      -----------

Net Increase (Decrease) in
Cash and Cash Equivalents.................      (4,268,000)     4,500,000     2,697,000      11,872,000       (5,173,000)

Cash and Cash Equivalents,
Beginning of Period ......................      15,465,000     10,965,000     8,268,000      11,197,000       15,465,000
                                              ------------    -----------   -----------     ------------     ------------
Cash and Cash Equivalents, End
of Period .................................   $ 11,197,000    $15,465,000   $10,965,000     $23,069,000      $10,292,000
                                              ============    ===========   ===========     ===========      ===========

- --------------------
See accompanying Notes to Consolidated Financial Statements.



                    NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                DIAGNOSTIC/RETRIEVAL SYSTEMS, INC. AND SUBSIDIARIES


NOTE 1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

        A.     BASIS OF PRESENTATION

                    The Consolidated Financial Statements include the accounts of Diagnostic/Retrieval Systems, Inc., its subsidiaries, all of which are wholly owned, and a joint venture consisting of an 80% controlling partnership interest (the "Company"). All significant intercompany transactions and balances have been eliminated in consol-idation.

                    The Consolidated Financial Statements include information as of December 31, 1995 and for the nine months ended December 31, 1995 and 1994, which is unau-dited. In the opinion of Management, the accompanying unaudited consolidated financial statements of the Compa-ny contain all adjustments (consisting of only normal and recurring adjustments) necessary for the fair presenta-tion of the Company's consolidated financial position as of December 31, 1995, the statements of earnings for the nine months ended December 31, 1995 and 1994, cash flows for the nine months ended December 31, 1995 and 1994 and the statement of stockholders' equity for nine months ended December 31, 1995. The results of operations for the nine months ended December 31, 1995 are not necessar-ily indicative of the results to be expected for the full year.

               B.   CASH AND CASH EQUIVALENTS

                    The Company considers all highly liquid invest-ments purchased with a maturity of three months or less to be cash equivalents.

               C.   REVENUE RECOGNITION

                    Revenues related to long-term, firm fixed-price contracts, which principally provide for the manufacture and delivery of finished units, are recognized as ship-ments are made. The estimated profits applicable to such shipments are recorded pro rata based upon estimated total profit at completion of the contracts.

                    Revenues on contracts with significant engi-neering as well as production requirements are recorded using the percentage-of-completion method measured by the costs incurred on each contract to estimated total con-tract costs at completion (cost-to-cost) with consider-ation given for risk of performance and estimated profit.

                    Revenues related to incentive-type contracts also are determined on a percentage-of-completion basis measured by the cost-to-cost method. Revenues from cost-reimbursement contracts are recorded, together with the fees earned, as costs are incurred.

                    Revenues recognized under the cost-to-cost percentage-of-completion basis during fiscal 1995, 1994 and 1993 approximated 16%, 26% and 37% of total revenues, respectively, with remaining revenues recognized as delivery of finished units is made, or as costs are incurred under cost-reimbursement contracts. Included in revenues for fiscal 1995, 1994 and 1993 are $18,771,000,
          $27,496,000 and $19,155,000 respectively, of customer-sponsored research and development.

                    Revisions in profit estimates are reflected in the year in which the facts, which require the revisions, become known, and any estimated losses and other future costs are accrued in full.

                    Approximately 84%, 94% and 83% of the Company's revenues in fiscal 1995, 1994 and 1993, respectively, were derived directly or indirectly from defense-industry contracts with the United States Government (principally the U.S. Navy). In addition, approximately 7%, 3% and 17% of the Company's revenues in fiscal 1995, 1994 and 1993, respectively, were derived directly or indirectly from sales to foreign governments. Sales to commercial customers comprised 9% and 3% of revenues in fiscal 1995 and 1994, respectively.

               D.   INVENTORIES

                    Costs accumulated under contracts are stated at actual cost, not in excess of estimated net realizable value, including, for long-term government contracts, applicable amounts of general and administrative expens-es, which include research and development costs, where such costs are recoverable under customer contracts.

                    In accordance with industry practice, invento-ries include amounts relating to contracts having produc-tion cycles longer than one year, and a portion thereof will not be realized within one year.

               E.   DEPRECIATION AND AMORTIZATION OF PROPERTY,
                    PLANT AND EQUIPMENT

                    Depreciation and amortization have been provid-ed on the straight-line method. The ranges of estimated useful lives are: office furnishings, motor vehicles and equipment, 3-10 years; building and building improve-ments, 15-40 years; and leasehold improvements, over the shorter of the estimated useful lives or the life of the lease.

                    Maintenance and repairs are charged to opera-tions as incurred; renewals and betterments are capital-ized. The cost of assets retired, sold or otherwise disposed of are removed from the accounts, and any gains or losses thereon are reflected in operations.

               F.   EXCESS OF COST OVER NET ASSETS OF BUSINESSES
                    ACQUIRED

                    Intangibles resulting from acquisitions repre-sent the excess of cost of the investments over the fair-market values of the underlying net assets at the dates of investment. All intangibles are being amortized on the straight-line method, over five to thirty years. The carrying value of intangible assets periodically is reviewed by the Company, and impairments are recognized when the expected undiscounted future operating cash flows derived from such intangible assets are less than their carrying value.

               G.   INCOME TAXES

                    In February 1992, the Financial Accounting
          Standards Board issued Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" ("SFAS 109"). Under the asset and liability method of SFAS 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. A valuation allowance is provided when it is more likely than not that some portion or all of a deferred tax asset will not be realized. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under SFAS 109, the effect on deferred tax assets and liabilities of a change in tax rates is recog-nized in income in the period that includes the enactment date. SFAS 109 supersedes Statement of Financial Ac-counting Standards No. 96, "Accounting for Income Taxes" ("SFAS 96").

                    Effective April 1, 1993, the Company adopted
          SFAS 109. The cumulative effect of adopting SFAS 109 was not material to the Company's consolidated results of operations or financial position.

                    Prior-year financial statements have not been restated to apply the provisions of SFAS 109. Until March 31, 1993, the Company used the asset and liability method of accounting for income taxes, as set forth in SFAS 96. Under SFAS 96, deferred income taxes are recog-nized by applying statutory tax rates to the difference between the financial statement carrying amounts and tax bases of assets and liabilities. The statutory tax rates applied are those applicable to the years in which the differences are expected to reverse. Deferred tax ex-pense represents the change in the liability for deferred taxes from year to year.

               H.   POSTRETIREMENT BENEFITS OTHER THAN PENSIONS

                    In December 1990, the Financial Accounting
          Standards Board issued Statement of Financial Accounting Standards No. 106, "Employers' Accounting for Postretirement Benefits Other Than Pensions" ("SFAS 106"). The Company adopted SFAS 106 during the first quarter of fiscal 1994, and its adoption did not have a material impact on the Company's consolidated results of operations or financial position.

               I.   POSTEMPLOYMENT BENEFITS

                    In November 1992, the Financial Accounting
          Standards Board issued Statement of Financial Accounting Standards No. 112, "Employers' Accounting for Postemployment Benefits" ("SFAS 112"). The Company adopted SFAS 112 during the first quarter of fiscal 1995, and its adoption did not have a material impact on the Company's consolidated results of operations or financial position.

               J.   EARNINGS PER SHARE (UNAUDITED WITH RESPECT TO
                    THE NINE MONTHS ENDED DECEMBER 31, 1995)

                    Earnings per share of common stock is computed by dividing net earnings by the weighted average number of shares of Class A and Class B Common Stock outstanding during each period. In fiscal 1995, the computation of earnings per share included approximately 123,000 shares from the assumed exercise of dilutive stock options computed using the treasury stock method. Options out-standing to purchase shares of common stock are not included in the computation of earnings per share for fiscal 1994 and 1993, because their effect was not mate-rial. Furthermore, additional shares assumed to be outstanding applicable to the Company's 8-1/2% Convertible Subordinated Debentures also are not included for any of the periods presented, because their effect on earnings per share was antidilutive.

                    For the nine month period ended December 31, 1995, the computation of primary earnings per share included approximately 174,000 shares from the assumed exercise of dilutive stock options computed using the treasury stock method. Options outstanding to purchase shares of common stock were excluded from the computation of earnings per share for the nine month period ended December 31, 1994, because their effect was not material. The computation of fully diluted earnings per share for the nine month period ended December 31, 1995 included approximately 185,000 shares, also from the assumed exercise of dilutive stock options and, in addition, included approximately 894,000 shares from the assumed conversion of the Company's 9% Senior Subordinated Con-vertible Debentures (the "Debentures"). Additional shares assumed to be outstanding applicable to the Company's 8-1/2% Convertible Subordinated Debentures were excluded from the computations for the interim periods presented, as their effect on earnings per share was antidilutive.


          NOTE 2.  ACCOUNTS RECEIVABLE

                    The component elements of accounts receivable are as follows:

                                                 March 31,
                                         __________________________
                                               1995         1994
                                               ----         ----
           U.S. Government:

           Amounts Billed  . . . . .      $  5,885,000    $  5,746,000

           Recoverable Costs and Ac-
           crued Profit on Progress
           Completed, Not Billed . . .       7,264,000       5,374,000
                                          ------------    ------------
                                            13,149,000      11,120,000
                                          ------------    ------------

           Other U.S. Defense Contracts:

           Amounts Billed  . . . . .         1,418,000       2,981,000

           Recoverable Costs and Ac-
           crued Profit on Progress
           Completed, Not Billed   . . .       639,000         537,000
                                           -----------     -----------
                                             2,057,000       3,518,000
                                           -----------     -----------
           Other Amounts Billed  . .         2,226,000         900,000
                                           -----------     -----------
           Total . . . . . . . . . .      $ 17,432,000    $ 15,538,000
                                          ------------    ------------

                    Generally, no accounts receivable arise from retainage provisions in contracts. The Company receives progress payments on certain contracts from the U.S. Government of between 80-100% of allowable costs in-curred; the remainder, including profits and incentive fees, if any, is billed upon delivery and final accep-tance of the product. In addition, the Company may bill based upon units delivered.


NOTE 3.  INVENTORIES

                    Inventories are summarized as follows:

                                         March 31,            December 31,
                                   _____________________   ___________________
                                     1995         1994           1995
                                    ------       ------          -----
                                                               (unaudited)

           Work-in-Process . . .   $ 23,017,000 $ 14,639,000   $38,356,000

           Raw Material  . . . .      2,573,000    2,917,000       836,000
                                   ------------- -----------    ------------

                                     25,590,000   17,556,000    39,192,000

           Less Progress Payments .  13,866,000   12,514,000    22,634,000
                                    -----------   ----------   -----------
           Total . . . . . . . .   $ 11,724,000 $  5,042,000   $16,558,000
                                    -----------   ----------   -----------


               General and administrative costs included in work-in-process were $6,584,000 and $3,753,000 at March 31, 1995 and 1994 and $9,111,000 at
December 31, 1995 (unaudited), respectively. General and administrative costs included in costs and expenses amounted to $17,681,000, $16,896,000, $14,028,000 and $14,622,000 in fiscal 1995, 1994, 1993, and for the nine months ended December 31, 1995 (unaudited), respectively. Included in those amounts are expenditures for Company-sponsored independent research and development, amounting to approximately $795,000, $537,000, $470,000 and $218,000 in fiscal 1995, 1994, 1993, and for the nine months ended December 31, 1995 (unaudited), respectively.


NOTE 4.  PROPERTY, PLANT AND EQUIPMENT

               Property, plant and equipment at March 31, 1995 and 1994 are summarized as follows:

                                                     March 31,
                                          ---------------------------

                                               1995             1994
                                          ------------     ------------

Land....................................  $ 1,350,000      $ 1,350,000

Building and Building Improvements.......   2,384,000        2,289,000

Office Furnishings and Equipment.........   3,621,000        3,754,000

Laboratory and Production Equipment.....   15,639,000       14,457,000

Motor Vehicles..........................      235,000          389,000

Computer Equipment......................    7,246,000        7,323,000

Leasehold Improvements..................    3,186,000        2,620,000
                                          ------------     ------------

Total...................................  $33,661,000      $32,182,000
                                          ------------     ------------

          Depreciation and amortization of plant and equipment amounted to $1,833,000, $2,061,000 and $2,748,000 in fiscal 1995,
1994 and 1993, respectively.


NOTE 5.  ACCOUNTS PAYABLE AND ACCRUED EXPENSES

          The component elements of accounts payable and accrued expenses are as follows:

                                                March 31,
                                      ---------------------------
                                           1995             1994
                                      ------------     ------------

Payrolls, Including Payroll Taxes..   $   648,000      $ 1,753,000

Holiday and Vacation Pay............    1,102,000          849,000

Income Taxes Payable................    1,821,000        1,917,000

Losses and Future Costs
Accrued on Uncompleted Contracts..      4,555,000        3,214,000

Other...............................    3,897,000        4,101,000
                                       -----------     -----------
                                       12,023,000       11,834,000

Accounts Payable....................    7,966,000        4,307,000
                                      ------------     ------------

Total...............................  $19,989,000      $16,141,000
                                      ------------     ------------


NOTE 6.  LONG-TERM DEBT

            A summary of long-term debt is as follows:

============================================================================

                                           March 31,            December 31,

                                   ----------------------      -----------

                                       1995          1994           1995
                                   ----------    ----------    -----------

                                                               (unaudited)

Convertible Subordinated
Debentures, Due 1998.............  $ 12,209,000  $14,889,000   $9,963,000

Industrial Revenue Bonds,
Due 1998.........................     1,895,000    2,095,000    1,895,000

Senior Subordinated Convertible
Debentures, Due 2003.............          --            --    25,000,000

Other Obligations................       120,000      195,000    1,897,000
                                     ----------   ----------   -----------

                                     14,224,000   17,179,000   38,755,000

Less Current Installments of
Long-Term Debt...................     2,492,000    2,664,000    3,436,000
                                     ----------    ----------  -----------

TOTAL............................   $11,732,000  $14,515,000  $35,319,000
                                    -----------  -----------  -----------

============================================================================



            The 1998 Debentures bear interest at a rate of 8 1/2% per annum and are convertible at their face amount any time prior to maturity into shares of Class B Common Stock, unless previously redeemed, at a conversion price of $15.00 per share, subject to adjustment under certain conditions. The 1998 Debentures are redeemable at the option of the Company, in whole or in part, at face value, together with interest accrued to the redemption date. As of August 1, 1990 and on August 1 of each year thereafter, to and including August 1, 1997, the Company is required to provide for the retirement of the 1998 Debentures by mandatory redemption (the "sinking fund") in the aggregate annual principal amount of $2,500,000. As of March 31, 1995, the Company had repurchased $12,791,000 of the 1998 Debentures and has satisfied all sinking fund requirements to date. The Consolidated Statements of Earnings for fiscal years 1995, 1994 and 1993 reflect gains resulting from these repurchases of $13,000, $257,000 and $500,000, respectively.

            The 1998 Debentures are subordinate to the prior payment in full of the principal and interest on all senior indebtedness of the Company, which amounted to $2,015,000 at March 31, 1995. The indenture pursuant to which the 1998 Debentures were issued contains certain dividend and other restrictions. Under such provisions, the Company may not distribute dividends or purchase, redeem or otherwise acquire or retire any of its capital stock in excess of an aggregate amount which, at March 31, 1995, was approximately $4,400,000.

            On December 19, 1991, the Suffolk County Industrial Development Agency (the "Agency") issued variable rate demand industrial development revenue refunding bonds (the "Bonds") in the amount of $2,395,000 to refinance a prior bond issue which provided funds for the construction of the manufacturing facilities of Photronics Corp. ("Photronics"), a wholly-owned subsidiary of the Company. All property, plant and equipment acquired or constructed from the proceeds of the original bonds collateralizes the obligation, and payment of the principal and interest and premium (if any) on the Bonds is further secured by the unconditional guaranty of the Company. The Bonds are supported by an irrevocable, direct-pay letter of credit in an amount equal to the principal balance plus interest thereon for 45 days. At March 31, 1995, the contingent liability of the Company as guarantor under the letter of credit was approximately $1,930,000. The Company has collateralized the letter of credit with accounts receivable and also has agreed to certain financial covenants, including the maintenance of: (i) a certain minimum ratio of consolidated tangible net worth to total debt (the "Debt Ratio"), (ii) a certain minimum quarterly ratio of earnings before interest and taxes to interest (the "Interest Ratio"), and (iii) a certain minimum balance of billed and unbilled accounts receivable (the "Eligible Receivables"), all as defined in the related agreements. At March 31, 1995, the covenants, all of which the Company was in compliance with, required (i) a Debt Ratio of 0.6:1, (ii) an Interest Ratio of 1.5:1, and (iii) Eligible Receivables of $2,500,000. The financial covenants also require that the Company realize a certain level of profits during each quarter of fiscal 1996 in order to be in compliance. A default under the Bonds constitutes a default on the Debentures.

            Commencing February 1, 1992 and on the first business day of each month thereafter, interest on the Bonds is payable at that daily rate determined to be necessary under prevailing market conditions to enable the Bonds to be sold at a price equal to 100% of the principal amount thereof plus accrued interest. Such rate was 4.5% at March 31, 1995. At the option of the Company, the interest rate payable on the Bonds may be changed to a weekly or fixed rate.

            Commencing February 1, 1992 and until such time as the Bonds may be converted to fixed-rate obligations, the Bonds are subject to redemption, in whole or in part, at the option of the Company at a price equal to their principal amount plus accrued interest. On or after the second anniversary of a conversion, Bonds bearing interest at a fixed rate are subject to the redemption, in whole on any date or in part on any interest payment date, at the option of the Company at an annual redemption rate of 102% at the second anniversary of such conversion and diminishing by one percent each year to 100% on or after the fourth anniversary of such conversion. Commencing January 1, 1993 and on each January 1 thereafter, to and including January 1, 1998, the Bonds are subject to a schedule of mandatory sinking fund redemptions at a price equal to 100% of the principal amount of the Bonds redeemed plus accrued interest. The principal amount of the Bonds redeemed at January 1, 1995 was $200,000.

            Cash payments for interest during fiscal 1995, 1994 and 1993 were $1,237,000, $1,448,000 and $1,687,000, respectively.

            The aggregate maturities of long-term debt for the five years ending March 31, 2000 are as follows: 1996, $2,492,000; 1997, $2,637,000;
1998, $4,095,000; 1999, $5,000,000; and 2000, $0.


NOTE 7.  OTHER INCOME, NET

            Other income, net includes:

================================================================

                               Years Ended March 31,
                        ----------------------------------

                           1995          1994          1993
                       ----------    ----------    ----------

Interest Income......    $439,000      $370,000      $585,000

Royalty Income.......      63,000       157,000       221,000

Gain on Repurchase of
Subordinated
Debentures...........      13,000       257,000       500,000

Other................      19,000        50,000       (82,000)
                        ----------    ----------    ----------

TOTAL................    $534,000      $834,000    $1,224,000
                        ----------    ----------    ----------

================================================================



NOTE 8.  INCOME TAXES

             Income tax expense consists of:

=========================================================

                       Years Ended March 31,

              ------------------------------------

                  1995          1994           1993
              -----------   -----------    -----------

CURRENT:

Federal.....  $ 1,498,000   $884,000       $688,000

State.......      128,000    224,000         58,000
              -----------   --------      ---------

               1,626,000    1,108,000       746,000
              ----------    ---------     ---------

DEFERRED:

Federal.....     172,000       33,000      (103,000)

State.......    (146,000)     (48,000)       72,000
                ---------    ---------     ---------

                  26,000      (15,000)      (31,000)
                ---------    ---------     ---------

TOTAL.......  $1,652,000   $1,093,000      $715,000
              -----------  -----------    ----------

=========================================================


            Deferred income taxes at March 31, 1995 and 1994 reflect the impact of temporary differences between amounts of assets and liabilities for financial reporting purposes and such amounts as measured by tax laws. The tax effects of temporary differences that gave rise to significant portions of the deferred tax assets and deferred tax liabilities at March 31, 1995 and 1994 are as follows:


==========================================================================

                                                       March 31,
                                               -----------------------

DEFERRED TAX ASSETS:                               1995          1994
                                                   ----          ----

State Net Operating Loss Carryforwards......  $ 3,977,000    $5,849,000

Inventory Capitalization....................    1,687,000     1,888,000

Costs Accrued on Uncompleted Contracts......    2,627,000     2,163,000

Other.......................................    2,287,000     1,846,000
                                              ------------    ---------

Total Gross Deferred Tax Assets.............   10,578,000     11,746,000

Less Valuation Allowance....................    (2,279,000)   (3,575,000)
                                              ------------    ----------

Net Deferred Tax Assets.....................     8,299,000    8,171,000
                                              ------------    ---------

DEFERRED TAX LIABILITIES:

Depreciation and Amortization...............     (5,048,000)  (5,540,000)

General and Administrative Costs............     (4,325,000)  (2,740,000)

Federal Impact of the State Benefits........     (1,136,000)  (1,986,000)

Other ......................................       (828,000)   (917,000)
                                                ------------    ---------

Total Gross Deferred Tax Liabilities........   (11,337,000)   (11,183,000)
                                              ------------    -----------

Net Deferred Tax Liabilities................  $ (3,038,000)   $(3,012,000)
                                              ------------    -----------

==========================================================================


      A valuation allowance is provided when it is more likely than not that some portion or all of a deferred tax asset will not be realized. The Company has established a valuation allowance for the deferred tax asset attributable to state net operating loss carryforwards, due to the uncertainty of future Company earnings attributable to various states and the status of applicable statutory regulations that could limit or preclude utilization of these benefits in future periods. A deferred tax asset of $1,567,000 and $1,612,000 is included in Other Current Assets in the Consolidated Balance Sheets at March 31, 1995 and 1994, respectively. Approximately $47,647,000 of state net operating loss carryforwards were available in various tax jurisdictions at March 31, 1995. Of that amount, $29,655,000 will expire between fiscal years 1997 and 2002; the remaining $17,992,000 will expire between fiscal years 2005 and 2010.

      A reconciliation of the statutory federal income tax rate to the effective tax rate follows:

========================================================================


                           Years Ended March 31,
                         ------------------------

                                1995      1994       1993
                              -------   --------   -------

Statutory Tax Rate..........       34%       34%        34%

State Income Tax, Net of
Federal Income Tax Benefit..       3          4          5

Amortization of Intangible
Assets......................       1          2          3

Other.......................       1         --         (2)
                              -------   --------    -------

Total.......................      39%        40%       40%

========================================================================



            The provision for income taxes includes all estimated income taxes payable to federal and state governments, as applicable.

            Cash payments for income taxes during fiscal 1995, 1994 and 1993 amounted to $1,723,000, $311,000 and $303,000, respectively.

 NOTE 9.  COMMON STOCK, STOCK OPTION PLANS AND EMPLOYEE BENEFIT PLANS

            The Company has three authorized classes of stock: A class consisting of 10,000,000 shares of Class A Common Stock, a class consisting of 20,000,000 shares of Class B Common Stock, and a class consisting of 2,000,000 shares of Preferred Stock (none of which has been issued). The holders of Class A and Class B Common Stock are entitled to one vote per share and one-tenth vote per share, respectively.

            On February 7, 1991, the Board of Directors (the "Board") adopted the 1991 Stock Option Plan (the "Stock Option Plan"), which authorizes the issuance of up to 600,000 shares of Class B Common Stock. The Stock Option Plan was approved by the Company's stockholders on August 8, 1991. The Stock Option Plan is the successor to the Company's 1981 Non-Qualified Stock Option Plan (the "Non-Qualified Plan") that expired on May 12, 1991 and to the 1981 Incentive Stock Option Plan (the "Incentive Plan") that expired on October 31, 1991. Under the terms of the Stock Option Plan, options to purchase shares of Class B Common Stock may be granted to key employees, directors and consultants of the Company. Options granted under the Stock Option Plan are at the discretion of the Stock Option Committee of the Board (the "Stock Option Committee") and may be incentive stock options or non-qualified stock options, except that incentive stock options may be granted only to employees. The option price is determined by the Stock Option Committee and must be a price per share which is not less than the par value per share of the Class B Common Stock, and in the case of an incentive stock option, may not be less than the fair-market value of the Class B Common Stock on the date of the grant. Options may be exercised during the exercise period, as determined by the Stock Option Committee, except that no option may be exercised within six months of its grant date, and in the case of an incentive stock option, generally, the exercise period may not exceed ten years from the date of the grant. At March 31, 1995, 286,250 shares of Class B Common Stock were reserved for future grants under the Stock Option Plan.

            The Non-Qualified Plan, as amended, provided for the grant of options to purchase a total of 100,000 shares of Class A Common Stock and 50,000 shares of Class B Common Stock through May 12, 1991. Under the Non-Qualified Plan, the Stock Option Committee had discretion to grant options to employees, consultants and directors of the Company. The exercise price of an option granted under the Non-Qualified Plan was the price, as determined by the Stock Option Committee, but was not less than the aggregate par value of the shares subject to the option. Options granted under the Non-Qualified Plan are exercisable in accordance with the terms of the grant during a specified period, which did not exceed five years. Upon the expiration of the Non-Qualified Plan, a total of 87,600 shares of Class A Common Stock and a total of 10,300 shares of Class B Common Stock remained ungranted.

            The Incentive Plan, as amended, provided for the grant of options to purchase a total of 150,000 shares of Class A Common Stock and 475,000 shares of Class B Common Stock through October 31, 1991. Under the Incentive Plan, options were granted at the discretion of the Stock Option Committee only to employees of the Company. Options are exercisable in accordance with the terms of the grant within a specified period, which may not exceed ten years. Each option granted provided for the purchase of a specified number of shares of Class A Common Stock or Class B Common Stock, or both, at an exercise price not less than the fair-market value of the shares subject to the option on the date of grant. Upon the expiration of the Incentive Plan, options representing a total of 23,665 shares of Class A Common Stock and a total of 269,832 shares of Class B Common Stock remained ungranted.

            Under the Stock Option Plan, pursuant to the terms of exercise under the grant, the excess of the fair-market value of shares under option at the date of grant over the option price may be charged to unamortized restricted stock compensation or to earnings as compensation expense and credited to additional paid-in capital. The unamortized restricted stock compensation, if any, is charged to expense as the options become exercisable, in accordance with the terms of the grant. Under the Non-Qualified Plan, pursuant to the restriction periods on the exercise of options as stated in the stock option agreements, the excess of the fair-market value of shares under option at the date of grant over the option price was charged to unamortized restricted stock compensation and credited to additional paid-in capital. The unamortized restricted stock compensation is charged to expense as services are performed during the periods of restriction. As restricted options expire, the amount of unamortized restricted stock compensation relating to the options is credited and eliminated through a charge to additional paid-in capital. In addition, the total amount of compensation previously charged to expense is credited. The amount of compensation charged (credited) to earnings for all plans in fiscal 1995, 1994 and 1993 was $106,000, $27,000 and ($17,000),
respectively.

            When stock is issued on exercise of options, the par value of each share ($.01) is credited to common stock and the remainder of the option price is credited to paid-in capital. No charge is made to operations.


            A summary of all transactions under the Stock Option, Incentive and Non-Qualified Plans follows:

============================================================================
                     Number of                      Number of
                     Shares of                      Shares of       Option
                      Class A     Option Price       Class B       Price per
                    Common Stock     per Share      Common Stock     Share

- ----------------------------------------------------------------------------

OUTSTANDING AT MARCH
31, 1992 (of Which
16,250 Shares and
77,238 Shares of
Class A and Class B,

Respectively,
Were Exercisable).       65,000          $2.61        205,450      $ .01-4.75

Granted...........           --             --         10,000      $      .01
Exercised.........           --             --         (5,000)     $      .01
 Expired..........           --             --        (35,600)     $ .01-4.75
                      ---------      ---------       ---------     ----------

OUTSTANDING AT MARCH
31, 1993 (of Which
32,500 Shares and
111,925 Shares of
Class A and Class
B, Respectively,
Were Exercisable).       65,000          $2.61        174,850      $ .01-4.75

Granted...........           --             --        142,750      $ .01-3.63
Exercised.........           --             --        (11,000)     $ .01-2.25
Expired...........           --             --        (32,250)     $2.13-2.25
                      ---------      ---------        ---------    ----------

OUTSTANDING AT MARCH
31, 1994 (of Which
48,750 Shares and
111,163 Shares of
Class A and Class
B, Respectively,
Were Exercisable).       65,000          $2.61        274,350      $ .01-4.75

Granted...........           --             --        150,000      $ .01-4.95
Exercised.........      (25,000)         $2.61        (57,725)     $ .01-3.63
Expired...........           --             --        (17,000)     $ .01-3.63
                      ---------      ---------        ---------    ----------

OUTSTANDING AT
MARCH 31, 1995
(of Which 40,000
Shares and
145,425 Shares of
Class A and Class
B, Respectively,
Were Exercisable).       40,000          $2.61        349,625      $ .01-4.95
=============================================================================


            The Company also maintains defined contribution plans covering substantially all full-time eligible employees. The Company's contributions to these plans, which are discretionary, for fiscal 1995 and 1994 amounted to $365,000 and $203,000, respectively. The Company did not make any contributions to these plans during fiscal 1993.

NOTE 10.  COMMITMENTS, CONTINGENCIES AND RELATED PARTY TRANSACTIONS

            At March 31, 1995, the Company was party to various noncancellable operating leases (principally for administration, engineering and production facilities) with minimum rental payments as follows:

                  1996                       $1,909,000
                  1997                        1,555,000
                  1998                        1,133,000
                  1999                          811,000
                  2000                          695,000
                  Thereafter                     72,000
                                            -----------
                  Total                      $6,175,000

            It is not certain as to whether the Company will negotiate new leases as existing leases expire. Determinations to that effect will be made as existing leases approach expiration and will be based on an assessment of the Company's capacity requirements at that time.

            Total rent expense aggregated $2,490,000, $1,703,000 and $1,492,000 in fiscal 1995, 1994 and 1993, respectively.

            In April 1984, the Board of Directors approved a lease agreement with LDR Realty Co. (wholly owned by the Chairman of the Board of Directors and former President) for additional office and manufacturing space for the Company. The LDR lease, which expired on May 31, 1988, was renegotiated for a ten-year term commencing June 1, 1988 at a net annual rental of $233,000. The Company is required to pay all real-estate taxes, maintenance and repairs to the facility.

            Effective July 20, 1994, the Company entered into an Employment, Non-Competition and Termination Agreement (the "Gross Agreement") and a Stock Purchase Agreement (the "Stock Purchase Agreement") with David E. Gross, who retired as President and Chief Technical Officer of the Company on May 12, 1994. Under the terms of the Gross Agreement, Mr. Gross will receive a total of $600,000 as compensation for his services under a five-year consulting agreement with the Company and a total of $750,000 as consideration for a five-year non-compete arrangement. The payments will be charged to expense over the term of the Gross Agreement as services are performed and obligations are fulfilled by Mr. Gross. He will also receive, at the conclusion of such initial five-year period, an aggregate of approximately $1.3 million payable over a nine-year period as deferred compensation. The net present value of the payments to be made to Mr. Gross, pursuant to the deferred compensation portion of the Gross Agreement, approximated the amount of the Company's previous deferred compensation arrangement with Mr. Gross. On July 28, 1994, pursuant to the Stock Purchase Agreement, the Company purchased 659,220 shares of Class A Common Stock and 45,179 shares of Class B Common Stock owned by Mr. Gross for $4.125 and $4.00 per share, respectively, totaling approximately $2.9 million in cash (the "Buy-back"). The Stock Purchase Agreement also includes certain provisions regarding the sale and voting of Mr. Gross' remaining shares of stock in the Company, as well as the adjustment which would have been made in the purchase price paid to Mr. Gross pursuant to the Buy-back should a change in control of the Company occur within three years from the date of the Stock Purchase Agreement.



            On October 18, 1994, the Company filed a Registration Statement on Form S-2, and on November 10, 1994, the Company filed Amendment No. 1 to such Registration Statement (the "Registration Statement") with the Securities and Exchange Commission for the purpose of selling shares of its common stock purchased by the Company in the Buy-back. Pursuant to the Registration Statement, the Company offered to sell 650,000 shares of its Class A Common Stock at a purchase price of between $3.92 per share and $4.33 per share and 45,000 shares of its Class B Common Stock at a purchase price of between $3.80 per share and $4.20 per share. As of March 31, 1995, all shares of Class A and Class B Common Stock offered for sale under the Registration Statement had been sold at a price of $4.125 per share and $4.00 per share, respectively, totaling approximately $2.9 million.

            As of March 31, 1995, the Company was in the process of finalizing an Employment, Non-Competition and Termination Agreement (the "Newman Agreement") between the Company and Leonard Newman, the Chairman of the Board and Secretary of the Company. Pursuant to the Newman Agreement, it is expected that Mr. Newman will receive certain compensation from the Company over a five-year period for consulting services and a non-compete arrangement. In addition, Mr. Newman will receive certain retirement benefits payable over a ten-year period at the conclusion of such initial five-year period. Results of operations for fiscal 1995 reflect a charge of $1.5 million representing the estimated net present value of the Company's obligation under the Newman Agreement. The corresponding amount was included in Other Liabilities in the Consolidated Balance Sheet at March 31, 1995 as an addition to the accrual which had been established to cover the Company's liability to Mr. Newman under a previous deferred compensation arrangement.

            The Company is a party to various legal actions and claims arising in the ordinary course of its business. In management's opinion, the Company has adequate legal defenses for each of the actions and claims and believes that their ultimate disposition will not have a material adverse effect on the Company's consolidated financial position or results of operations.

            Since substantially all of the Company's revenues are derived from contracts or subcontracts with the U.S. Government, future revenues and profits will be dependent upon continued contract awards, Company performance and volume of Government business. The books and records of the Company are subject to audit and post-award review by the Defense Contract Audit Agency.

NOTE 11.  BUSINESS COMBINATIONS

            On October 1, 1993, the Company acquired (through TAS Acquisition Corp., a wholly-owned subsidiary) a 95.7% equity interest in Technology Applications and Service Company ("TAS"), a Maryland corporation, pursuant to a Stock Purchase Agreement (the "Agreement") dated as of August 6, 1993. Under the terms of the Agreement, the Company paid $15.10 in cash for a total of 97,317 issued and outstanding shares of common stock, par value $.01 per share, of TAS. TAS, headquartered in Gaithersburg, Maryland, was a privately held company incorporated in 1991. It applies state-of-the-art technology to produce emulators that can replace display consoles and computer peripherals used by the military. TAS also produces simulators, stimulators and training products used primarily for testing and training at military land-based sites, as well as provides technical services to both Department of Defense and commercial customers. On September 30, 1993, the Company, in anticipation of the acquisition, advanced $1,800,000 to TAS pursuant to a demand promissory note. Such advance was converted to an intercompany liability on the date of the acquisition and is eliminated in consolidation. On November 1, 1993, Articles of Merger were filed in order to merge TAS into TAS Acquisition Corp. The name TAS Acquisition Corp. was changed to Technology Applications & Service Company ("TAS").

            The acquisition has been accounted for using the purchase method of accounting. The excess of cost over the estimated fair value of net assets acquired was approximately $405,000 and is being amortized on a straight-line basis over 30 years, or $14,000 annually. The Consolidated Statements of Earnings include the operations of TAS from October 1, 1993.

            The following unaudited pro forma financial information shows the results of operations for the years ended March 31, 1994 and 1993 as though the acquisition of TAS had occurred at the beginning of each period presented. In addition to combining the historical results of operations of the two companies, the pro forma calculations include: the amortization of the excess of cost over the estimated fair value of net assets acquired; the effect of a reduction in interest expense arising from the assumed repayment by TAS prior to the acquisition date of its outstanding borrowings under a bank line of credit; the effect of a reduction in interest income from the assumed decrease in cash associated with the $1,800,000 advanced to TAS prior to the acquisition and the funding of the TAS operating loss for the periods presented; and the adjustment to income taxes (benefit) to reflect the effective income tax (benefit) rate assumed for the Company and TAS on a combined basis for each pro forma period presented:

============================================================================

                                                   Years Ended March 31,
                                              ------------------------------

                                                   1994             1993
                                                   ----             ----

Revenues..................................     $ 65,944,000    $  56,652,000

Net Earnings (Loss) before Extraordinary
Item......................................     $  1,291,000    $  (2,364,000)

Net Earnings (Loss) per Share before
Extraordinary Item........................     $        .24    $        (.44)

============================================================================


            The unaudited pro forma financial information is not necessarily indicative either of the results of operations that would have occurred had the acquisition been made at the beginning of the period, or of the future results of operations of the combined companies.

            On December 13, 1993, pursuant to a Joint Venture Agreement dated November 3, 1993 and a Partnership Agreement dated December 13, 1993, by and between DRS Systems Management Corporation, a wholly-owned subsidiary of the Company, and Laurel Technologies, Inc. ("Laurel") of Johnstown, Pennsylvania, the Company entered into a partnership with Laurel (the "Partnership") for the purposes of electronic cable and harness manufacturing, military-quality circuit card assembly and other related activities. The Company's contribution to the Partnership consisted of cash, notes and equipment valued at approximately $600,000, representing an 80% controlling interest in the Partnership. As a result, the financial position of the Partnership has been consolidated with that of the Company's, and the Consolidated Statements of Earnings include the operations of Laurel from December 13, 1993. The related minority interest in the Partnership has been included in Other Liabilities and Other Income, Net, respectively, in the Company's consolidated financial statements for the periods ended March 31, 1995 and 1994.

            The Company also made one other asset acquisition in December 1993 which was not significant to the Company's consolidated financial statements.

            On November 17, 1994, Precision Echo, Inc., a wholly-owned subsidiary of the Company, acquired, through its wholly-owned subsidiary ("Precision Echo"), the net assets of Ahead Technology Corporation ("Ahead"), pursuant to an Asset Purchase Agreement dated October 28, 1994. Under the terms of the Asset Purchase Agreement, Precision Echo paid, on the date of acquisition, approximately $1,100,000 for the net assets of Ahead. In addition, Precision Echo entered into a Covenant and Agreement Not to Compete ("Covenant"), dated October 28, 1994, with the chairman of the board of Ahead. Under the terms of the Covenant, the total cash consideration to be paid by Precision Echo consisted of approximately $400,000 payable at the acquisition date, and an additional $540,000 payable in equal monthly installments over a period of five years from the acquisition date. Ahead, located in Los Gatos, California, designs and manufactures a variety of consumable magnetic head products used in the production of computer disk drives. It products include burnish heads, glide heads and specialty test heads.

            The acquisition has been accounted for using the purchase method of accounting and, therefore, Ahead's financial statements are included in the consolidated financial statements of the Company from the date of acquisition. The excess of cost over the estimated fair value of net assets acquired was approximately $940,000 and will be amortized on a straight-line basis over five years, or approximately $188,000 annually. The financial position and results of operations of Ahead were not significant to those of the Company's at the date of acquisition.

NOTE 12.  QUARTERLY FINANCIAL INFORMATION (UNAUDITED)

            The following tables set forth unaudited quarterly financial information for the fourth quarter of fiscal 1994, each quarter of fiscal 1995 and the first, second and third quarters of fiscal 1996:

============================================================================

                         First Quarter               Second Quarter
                   ------------------------     ------------------------

                        1996          1995           1996          1995
                   ------------   ------------  ------------   -----------

Revenues.......... $  17,279,000  $ 16,012,000  $  22,786,000  $ 15,650,000

Operating
Income............ $   1,314,000  $  1,076,000  $   1,844,000  $  1,180,000

Income
Taxes............. $     420,000  $    382,000  $     584,000  $    335,000

Net Earnings...... $     656,000   $   508,000  $     915,000  $    570,000

Net Earnings per
Share............. $         .12  $        .10  $         .16  $        .12
============================================================================

============================================================================

                           Third Quarter               Fourth Quarter
                    -------------------------    --------------------------
                        1996           1995           1995          1994
                    -----------   ------------   ------------    ----------

Revenues........... $ 25,563,000  $ 15,742,000  $ 22,526,000   $ 22,451,000

Operating
Income............. $  2,181,000  $  1,005,000  $  1,833,000   $  1,275,000

Income
Taxes.............. $    590,000  $    425,000  $    510,000   $    413,000

Net Earnings....... $    924,000  $    634,000  $    892,000   $    617,000

Net Earnings per
Share.............. $        .16  $        .13  $        .16   $        .12


            Primary and fully diluted net earnings per share amounts are the same for each of the periods presented above.


NOTE 13.  SUBSEQUENT EVENTS AND OTHER MATTERS (UNAUDITED)

            On July 5, 1995 (the "OMI Closing Date"), Photronics Corp., a New York corporation and a wholly-owned subsidiary of the Company ("Photronics Corp."), acquired (through OMI Acquisition Corp. ("OMI"), a Delaware corporation and a wholly-owned subsidiary of Photronics Corp.), substantially all of the assets of Opto Mechanik, Inc. ("Opto"), a Delaware corporation, pursuant to an Agreement for Acquisition of Assets dated May 24, 1995, as amended July 5, 1995, between Photronics Corp. and Opto (the "OMI Agreement"), and approved by the United States Bankruptcy Court for the Middle District of Florida on June 23, 1995. OMI, now located in Palm Bay, Florida, designs and manufactures electro-optical sighting and targeting systems used primarily in military fire control devices and in various weapons systems.


            Pursuant to the OMI Agreement, the Company paid a total of $5,450,000 consisting of (i) $1,150,000 in cash to PNC Bank, Kentucky, Inc. ("PNC"), (ii) a note to PNC in the principal amount of $1,450,000 payable in forty eight (48) equal monthly installments of principal and interest commencing with the first day of the month subsequent to the OMI Closing Date (the "PNC Note"), (iii) $2,550,000 in cash to MetLife Capital Corporation and (iv) a note in the principal amount of $300,000 to Opto payable in six (6) equal monthly installments of principal and interest commencing on August 5, 1995 (the "Opto Note"). The PNC Note bears interest at a floating rate equal to the lesser of (i) PNC's stated prime interest rate plus 0.5% or (ii) the prime rate as reported by the Wall Street Journal plus 0.5%. The Opto Note bears interest at a rate of 9.5% per annum. Professional fees and other costs associated with the acquisition were capitalized as part of the total purchase price. Total cash consideration paid in the acquisition was obtained from the Company's working capital.

            The acquisition of the assets of Opto has been accounted for under the purchase method. The operating results of OMI, the acquiring corporation, have been included in the Company's reported operating results since the date of acquisition. The cost of the acquisition has been allocated on the basis of the estimated fair market value of the assets acquired and the liabilities assumed.


            On September 29, 1995 (the "Debenture Closing Date"), the Company issued $20,000,000 in aggregate principal amount of the Company's 9% Senior Subordinated Convertible Debentures due 2003 (the "Senior Subordinated Convertible Debentures") pursuant to a private placement. Net proceeds from the private placement of these Senior Subordinated Convertible Debentures were approximately $19,000,000. On November 3, 1995, the Company issued an additional $5,000,000 in aggregate principal amount of the Senior Subordinated Convertible Debentures, upon exercise of the over-allotment option pursuant to the Purchase Agreement between the Company and Forum Capital Markets L.P. ("Forum") , dated September 22, 1995. Net proceeds from the exercise of the over-allotment option were approximately $4,750,000. Pursuant to the related Registration Rights Agreement dated September 22, 1995 between the Company and Forum, acting on behalf of holders of the Senior Subordinated Convertible Debentures (the "Registration Rights Agreement"), the Company has agreed to file, within ninety (90) days after the Debenture Closing Date, a shelf registration statement relating to the Senior Subordinated Convertible Debentures and the shares of Common Stock which are issuable from time to time upon conversion of the Senior Subordinated Convertible Debentures, and to cause the shelf registration statement to become effective within one hundred fifty (150) days after the Debenture Closing Date. In addition, the Company has agreed to use its reasonable best efforts to keep the shelf registration statement effective until at least the third anniversary of the issuance of the Senior Subordinated Convertible Debentures. The Company filed a Registration Statement on Form S-1 (No. 33-64641) with the Securities and Exchange Commission (the "Commission"), pursuant to the terms of the Registration Rights Agreement. In connection with these transactions, the Company expects to incur approximately $625,000 of professional fees and other costs. These costs, together with Forum's commissions in connection with the private placement of the Senior Subordinated Convertible Debentures, will be amortized ratably through the maturity date of the Senior Subordinated Convertible Debentures.

            The Company's Bonds are supported by an irrevocable, direct-pay letter of credit in an amount equal to the principal balance plus interest thereon for 45 days. At December 31, 1995, the contingent liability of the Company as guarantor under the letter of credit was approximately $1,930,000. The Company has collateralized the letter of credit with accounts receivable and has also agreed to certain financial covenants, including the maintenance of: (i) a certain minimum ratio of consolidated tangible net worth to total debt (the "Debt Ratio"), (ii) a certain minimum quarterly ratio of earnings before interest and taxes to interest (the "Interest Ratio"), and (iii) a certain minimum balance of billed and unbilled accounts receivable ("Eligible Receivables"). At December 31, 1995, the covenants required: (i) a Debt Ratio of 0.6:1, (ii) an Interest Ratio of 1.5:1 and (iii) Eligible Receivables of $2,500,000. As a result of the issuance of $25,000,000 aggregate principal amount of the Senior Subordinated Convertible Debentures on September 29, 1995, the Debt Ratio at December 31, 1995 was 0.4:1. The Company has obtained a waiver, renewable quarterly, from the bank of the required debt ratio and is in compliance with all covenants under the letter of credit.

            On February 6, 1996, pursuant to a Joint Venture Agreement, dated February 6, 1996, by and among DRS/MS, Inc. ("DRS/MS"), a wholly-owned subsidiary of the Company, Universal Sonics Corporation ("Universal Sonics"), a New Jersey corporation, Ron Hadani, Howard Fidel and Thomas S. Soulos, and a Partnership Agreement, dated February 6, 1996, by and between DRS/MS and Universal Sonics, the Company entered into a partnership with Universal Sonics (the "Partnership") for the purpose of developing, manufacturing and marketing medical ultrasound imaging equipment. The Company's contribution to the Partnership consisted of $400,000 in cash and certain managerial expertise and manufacturing capabilities, representing a 90% interest in the Partnership.

            On February 9, 1996, Precision Echo acquired (through Ahead Technology Acquisition Corporation ("Ahead Acquisition"), a Delaware corporation and a wholly-owned subsidiary of Precision Echo), certain assets and assumed certain liabilities (principally, obligations under property leases) of Mag-Head Engineering Company, Inc. ("Mag-Head"), a Minnesota corporation, pursuant to an Asset Purchase Agreement, dated as of February 9, 1996, by and among Mag-Head and Ahead Acquisition for approximately $400,000 in cash. Mag-Head produces audio and flight recorder heads.


            On February 7, 1996, the Board of Directors of the Company approved and recommended for submission to the stockholders of the Company by a majority vote the consideration and approval of an Amended and Restated Certificate of Incorporation (the "Restated Certificate"), which amended and restated the Company's certificate (i) to effect a reclassification (the"Reclassification") of each share of Class A Common Stock and each share of Class B Common Stock into one share of common stock, par value $.01 per share (the "Common Stock"), of the Company, (ii) to provide that action by the stockholders may be taken only at a duly called annual or special meeting, and not by written consent and (iii) to provide that the stockholders of the Company would have the right to make, adopt, alter, amend, change or repeal the By-Laws of the Company only upon the affirmative vote of not less than 662/3% of the outstanding capital stock of the Company entitled to vote thereon. On March 26, 1996, the stockholders approved the Restated Certificate. The Restated Certificate was filed with the Secretary of State of the State of Delaware and became effective April 1, 1996. As a result of the Reclassification, the Senior Subordinated Convertible Debentures and the 1998 Debentures are convertible into shares of Common Stock and each option issued or issuable pursuant to the Company's stock option plans (See Note 9) are exercisable for an equal number of shares of the Common Stock.


            On March 28, 1996, the Company entered into an Employment, Non-Competition and Termination Agreement (the "Newman Agreement") with Leonard Newman. Pursuant to the Newman Agreement, Mr. Newman received a lump sum payment of approximately $2.0 million. Under the terms of the Newman Agreement, Mr. Newman has agreed to provide consulting services, as required from time to time, to the Company for a five year period and has also agreed not to compete with the Company during this same period. This agreement supersedes a previous deferred compensation agreement with Mr. Newman.


            In March 1996, Mr. Leonard Newman and certain members of his immediate family sold an aggregate of 885,924 shares of Common Stock to a buyer, acting as an investment adviser to several accounts. In connection with such sale, the Company entered into a registration rights agreement with such buyer to assist in facilitating such sale. The Company has agreed to file and cause to become effective a registration statement with the Securities and Exchange Commission upon demand, at its expense, relating to such shares for future sale by such buyer.



               NO PERSON IS AUTHORIZED TO
          GIVE ANY INFORMATION OR TO MAKE
          ANY REPRESENTATION NOT CON-
          TAINED OR INCORPORATED BY REF-
          ERENCE IN THIS PROSPECTUS, AND
          ANY INFORMATION OR REPRESENTA-             885,924 SHARES
          TION NOT CONTAINED OR INCORPO-
          RATED BY REFERENCE HEREIN MUST
          NOT BE RELIED UPON AS HAVING
          BEEN AUTHORIZED BY THE COMPANY          DIAGNOSTIC/RETRIEVAL
          OR ANY UNDERWRITER.  THIS PRO-             SYSTEMS, INC.
          SPECTUS DOES NOT CONSTITUTE AN
          OFFER OF ANY SECURITY OTHER
          THAN THE REGISTERED SECURITIES
          TO WHICH IT RELATES OR AN OFFER
          TO ANY PERSON IN ANY JURISDIC-             COMMON STOCK
          TION WHERE SUCH OFFER WOULD BE
          UNLAWFUL.  NEITHER THE DELIVERY
          OF THIS PROSPECTUS NOR ANY SALE
          MADE HEREUNDER SHALL, UNDER ANY
          CIRCUMSTANCES, CREATE ANY IM-             _______________
          PLICATION THAT THERE HAS BEEN
          NO CHANGE IN THE AFFAIRS OF THE              PROSPECTUS
          COMPANY SINCE THE DATE HEREOF.             ______________
                   _____________

                 TABLE OF CONTENTS

                                     Page

          Available Information . . .   2
          Prospectus Summary  . . . .   3
          Risk Factors  . . . . . . .   7
          The Company . . . . . . . .  10
          Use of Proceeds . . . . . .  12
          Capitalization  . . . . . .  12
          Market Prices of Capital
            Stock  . . . . . . . . .   13
          Dividend Policy . . . . . .  13
          Selected Consolidated
            Financial Data  . . . . .  14
          Management's Discussion and
            Analysis of Financial
            Condition and Results
            of Operations . . . . . .  15
          Business  . . . . . . . . .  24
          Management  . . . . . . . .  35
          Security Ownership  . . . .  42
          Certain Relationships
            and Related Transactions . 45
          Description of the
            Debentures . . . . . . .   46
          Description of 1998
            Debentures  . . . . . .    48
          Description of Capital
            Stock  . . . . . . . . .   49
          Plan of Distribution  . . .  51
          Selling Stockholders  . . .  52
          Legal Matters . . . . . . .  53
          Experts . . . . . . . . . .  53
          Index to Financial Statements                         , 1996


          PART II

                        INFORMATION NOT REQUIRED IN PROSPECTUS

          ITEM 13.  Other Expenses of Issuance and Distribution.

               The following table sets forth all expenses (other than underwriting discounts and commissions) payable by the Company in connection with the sale of the Common Stock being registered. All amounts (other than the registration fee) are estimated.

               Item                                          Amount

               Securities and Exchange Commission
                 registration fee. . . . . . . . . .         $  2,596.67
               Blue Sky fees and expenses . . . . . .           2,500.00
               Accountants' fees and expenses . . . .          10,000.00
               Legal fees and expenses  . . . . . . .          45,000.00
               Transfer agent and registrar fees
                 and expenses. . . . . . . . . . . .            1,000.00
               Miscellaneous  . . . . . . . . . . . .           3,903.33

                    Total . . . . . . . . . . . . . .          65,000.00

          _____________________________________

          ITEM 14.  Indemnification of Directors and Officers.

               Set forth below is a description of certain provisions of the Company's Restated Certificate of Incorporation, as amended (the "Restated Certificate of Incorporation"), the Amended and Restated Bylaws (the "Bylaws") of the Company and the General Corporation Law of the State of Delaware, as such provisions relate to the indemnification of the directors and officers of the Company. This description is intended only as a summary and is qualified in its entirety by reference to the Restated Certif-icate of Incorporation, Bylaws, and the General Corporation Law of the State of Delaware.

               The Company's Restated Certificate of Incorporation provides that the Company shall, to the full extent permitted by Sections 102 and 145 of the General Corporation Law of the State of Dela-ware, as amended from time to time, indemnify all persons whom it may indemnify pursuant thereto and eliminates the personal lia-bility of its directors to the full extent permitted by Section 102(b)(7) of the General Corporation Law of the State of Dela-ware, as amended from time to time.

               Section 145 of the General Corporation Law of the State of Delaware permits a corporation to indemnify its directors and officers against expenses (including attorney's fees), judgments, fines and amounts paid in settlements actually and reasonably incurred by them in connection with any action, suit or proceed-ing brought by third parties, if such directors or officers acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. In a derivative action, i.e., one by or in the right of the corporation, indemni-fication may be made only for expenses actually and reasonably incurred by directors and officers in connection with the defense or settlement of an action or suit, and only with respect to a matter as to which they shall have acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made if such person shall have been adjudged liable for negligence or misconduct in the performance of his respective duties to the corporation, although the court in which the action or suit was brought may determine upon application that the defendant officers or directors are reasonably entitled to indem-nity for such expenses despite such adjudication of liability.

               Section 102(b)(7) of the General Corporation Law of the State of Delaware provides that a corporation may eliminate or limit the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not elimi-nate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stock-holders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law,
          (iii) under Section 174 of the General Corporation Law of the State of Delaware, or (iv) for any transaction from which the director derived an improper personal benefit. No such provision shall eliminate or limit the ability of a director for any act or omission occurring prior to the date when such provision becomes effective.

          ITEM 15.  Recent Sales of Unregistered Securities.

               Other than the Debenture Offering, there were no recent sales by the Registrant of securities which were not registered under the Securities Act.

          ITEM 16.  Exhibits and Financial Statement Schedules.

               (a) Certain of the following exhibits, designated with an asterisk (*), will be filed upon amendment and certain of the following exhibits, designated with two asterisks (**), are filed herewith. The exhibits not so designated have been previously filed with the Commission and are incorporated herein by refer-ence to the documents indicated in brackets following the de-scriptions of such exhibits.

            Exhibit No.             Description

            1.1      -  Purchase Agreement, dated September
                        22, 1995 between the Company and
                        Forum Capital Markets L.P. [Regis-
                        tration Statement, File No. 33-
                        64641]

            3.1      -  Restated Certificate of Incorpora-
                        tion of the Company [Registration
                        Statement No. 2-70062-NY, Amendment
                        No. 1, Exhibit 2(a)]

            3.2      -  Certificate of Amendment of the
                        Restated Certificate of Incorpora-
                        tion of the Company, as filed July
                        7, 1983 [Registration Statement on
                        Form 8-A of the Company, dated July
                        13, 1983, Exhibit 2.2]

            3.3      -  Composite copy of the Restated Cer-
                        tificate of Incorporation of the
                        Company, as amended [Registration
                        Statement No. 2-85238, Exhibit 3.3]

            3.4      -  Amended and Restated Certificate of
                        Incorporation of the Company, as
                        filed April 1, 1996 [Registration
                        Statement, File No. 33-64641]

            3.5      -  By-laws of the Company, as amended
                        to November 7, 1994 [Form 10-K,
                        fiscal year ended March 31, 1995,
                        File No. 1-8533, Exhibit 3.4]

            3.6      -  Certificate of Amendment of the
                        Certificate of Incorporation of
                        Precision Echo Acquisition Corp.,
                        as filed March 10, 1995 [Form 10-K,
                        fiscal year ended March 31, 1995,
                        File No. 1-8533, Exhibit 3.5]

            3.7      -  Form of Advance Notice By-Laws of
                        the Company [Form 10-Q, quarter
                        ended December 31, 1995, File No.
                        1-8533, Exhibit 3]

            3.8      -  Amended and Restated By-Laws of the
                        Company, as of April 1, 1996 [Reg-
                        istration Statement, File No. 33-
                        64641]

            4.1      -  Indenture, dated as of September
                        22, 1995, between the Company and
                        The Trust Company of New Jersey, as
                        Trustee, in respect of the
                        Company's 9% Senior Subordinated
                        Convertible Debentures Due 2003
                        [Registration Statement, File No.
                        33-64641]

            4.2      -  Form of 9% Senior Subordinated Con-
                        vertible Debenture Due 2003 (in-
                        cluded as part of Exhibit 4.1)
                        [Registration Statement, File No.
                        33-64641]

            4.3      -  Registration Rights Agreement, dat-
                        ed as of September 22, 1995 between
                        the Company and Forum Capital Mar-
                        kets L.P. [Registration Statement,
                        File No. 33-64641]

            4.4      -  Indenture, dated as of August 1,
                        1983, between the Company and Bank-
                        ers Trust Company, as Trustee [Form
                        10-Q, quarter ended September 30,
                        1983, File No. 1-8533, Exhibit 4.2]

            4.5      -  Indenture of Trust, dated December
                        1, 1991, among Suffolk County In-
                        dustrial Development Agency, Manu-
                        facturers and Traders Trust Compa-
                        ny, as Trustee and certain bond-
                        holders [Form 10-K, fiscal year
                        ended March 31, 1992, File No. 1-
                        8533, Exhibit 4.2]

            4.6      -  Reimbursement Agreement, dated De-
                        cember 1, 1991, among Photronics
                        Corp., the Company and Morgan Guar-
                        anty Trust Company of New York
                        [Form 10-K, fiscal year ended March
                        31, 1992, File No. 1-8533, Exhibit
                        4.3]

            4.7      -  Registration Rights Agreement, dat-
                        ed as of March 27, 1996, by and
                        between the Company and Palisade
                        Capital Management L.L.C., acting
                        as investment adviser to the ac-
                        counts named therein [Registration
                        Statement, File No. 33-64641]

            4.8      -  First Supplemental Indenture, dated
                        as of April 1, 1996, to Indenture,
                        dated as of September 22, 1995,
                        between the Company and The Trust
                        Company of New Jersey, as Trustee

          **4.9      -  First Supplemental Indenture, dated
                        as of April 1, 1996, to Indenture,
                        dated as of August 1, 1983, between
                        Company and Bankers Trust Company,
                        as Trustee

          **5.1      -  Opinion of Skadden, Arps, Slate,
                        Meagher & Flom

           10.1      -  Stock Purchase Agreement, dated as
                        of August 6, 1993, among TAS Acqui-
                        sition Corp., Technology Applica-
                        tions and Service Company, Paul G.
                        Casner, Jr. and Terrence L. DeRosa
                        [Form 10-Q, quarter ended December
                        31, 1993, File No. 1-8533, Exhibit
                        6(a)(1)]

           10.2      -  Waiver Letter, dated as of Septem-
                        ber 30, 1993, among TAS Acquisition
                        Corp., Technology Applications and
                        Service Company, Paul G. Casner,
                        Jr. and Terrence L. DeRosa [Form
                        10-Q, quarter ended December 31,
                        1993, File No. 1-8533, Exhibit
                        6(a)(2)]

           10.3      -  Joint Venture Agreement, dated as
                        of November 3, 1993, by and between
                        DRS Systems Management Corporation
                        and Laurel Technologies, Inc. [Form
                        10-Q, quarter ended December 31,
                        1993, File No. 1-8533, Exhibit
                        6(a)(3)]

           10.4      -  Waiver Letter, dated as of December
                        13, 1993, by and between DRS Sys-
                        tems Management Corporation and
                        Laurel Technologies, Inc. [Form 10-
                        Q, quarter ended December 31, 1993,
                        File No. 1-8533, Exhibit 6(a)(4)]

           10.5      -  Partnership Agreement, dated Decem-
                        ber 13, 1993, by and between DRS
                        Systems Management Corporation and
                        Laurel Technologies, Inc. [Form 10-
                        Q, quarter ended December 31, 1993,
                        File No. 1-8533, Exhibit 6(a)(5)]

           10.6      -  Lease, dated June 28, 1979, between
                        the Company and J.L. Williams &
                        Co., Inc. ("Williams") [Registra-
                        tion Statement No. 2-70062-NY, Ex-
                        hibit 9(b)(4)(i)]

           10.7      -  Lease, dated as of June 1, 1983,
                        between LDR Realty Co. and the Com-
                        pany [Form 10-K, fiscal year ended
                        March 31, 1984, File No. 1-8533,
                        Exhibit 10.7]

           10.8      -  Renegotiated Lease, dated June 1,
                        1988, between LDR Realty Co. and
                        the Company [Form 10-K, fiscal year
                        ended March 31, 1989, File No. 1-
                        8533, Exhibit 10.8]

           10.9      -  Lease, dated July 20, 1988, between
                        Precision Echo, Inc. and Bay 511
                        Corporation [Form 10-K, fiscal year
                        ended March 31, 1991, File No. 1-
                        8533, Exhibit 10.9]

           10.10     -  Amendment to Lease, dated July 1,
                        1993, between Precision Echo, Inc.
                        and Bay 511 Corporation [Form 10-K,
                        fiscal year ended March 31, 1994,
                        File No. 1-8533, Exhibit 10.12]

           10.11     -  Second Amendment to Lease, dated
                        October 17, 1995 between Precision
                        Echo, Inc. and Bay 511 Corporation
                        [Registration Statement, File No.
                        33-64641]

           10.12     -  Lease Modification Agreement, dated
                        February 22, 1994, between Technol-
                        ogy Applications and Service Compa-
                        ny and Atlantic Real Estate Part-
                        ners II [Form 10-K, fiscal year
                        ended March 31, 1994, File No. 1-
                        8533, Exhibit 10.13]

           10.13     -  Amendment to Lease Modification,
                        dated June 1, 1994, between Tech-
                        nology Applications and Service
                        Company and Atlantic Estate Part-
                        ners II [Form 10-K, fiscal year
                        ended March 31, 1995, File No. 1-
                        8533, Exhibit 10.11]

           10.14     -  Triple Net Lease, dated October 22,
                        1991, between Technology Applica-
                        tions and Service Company and
                        Marvin S. Friedberg [Form 10-K,
                        fiscal year ended March 31, 1994,
                        File No. 1-8533, Exhibit 10.14]

           10.15     -  Lease, dated November 10, 1993,
                        between DRS Systems Management
                        Corp. and Skateland Roller Rink,
                        Inc. [Form 10-K, fiscal year ended
                        March 31, 1994, File No. 1-8533,
                        Exhibit 10.17]

           10.16     -  Lease, dated March 23, 1992, be-
                        tween Ahead Technology Corporation
                        and Vasona Business Park [Form 10-
                        K, fiscal year ended March 31,
                        1995, File No. 1-8533, Exhibit
                        10.15]

           10.17     -  Amendment to Lease, dated May 21,
                        1992, between Ahead Technology Cor-
                        poration and Vasona Business Park
                        [Form 10-K, fiscal year ended March
                        31, 1995, File No. 1-8533, Exhibit
                        10.16]

           10.18     -  Revision to Lease Modification,
                        dated August 25, 1992, between
                        Ahead Technology Corporation and
                        Vasona Business Park [Form 10-K,
                        fiscal year ended March 31, 1995,
                        File No. 1-8533, Exhibit 10.17]

           10.19     -  Lease, dated January 13, 1995, be-
                        tween the Company and Sammis New
                        Jersey Associates [Form 10-K, fis-
                        cal year ended March 31, 1995, File
                        No.-8533, Exhibit 10.18]

           10.20     -  Memorandum of Understanding, dated
                        March 23, 1995, between Laurel
                        Technologies and West Virginia Air
                        Center [Form 10-K, fiscal year end-
                        ed March 31, 1995, File No. 1-8533,
                        Exhibit 10.19]

           10.21     -  1991 Stock Option Plan of the Com-
                        pany [Registration Statement No.
                        33-42886, Exhibit 28.1]

           10.22     -  Contract No. N00024-92-C-6102, dat-
                        ed September 28, 1992, between the
                        Company and the Navy [Form 10-K,
                        fiscal year ended March 31, 1993,
                        File No. 1-8533, Exhibit 10.45]

           10.23     -  Modification No. P00005, dated Au-
                        gust 24, 1994, to Contract No.
                        N00024-92-C-6102 [Form 10-K, fiscal
                        year ended March 31, 1995, File No.
                        1-8533, Exhibit 10.22]

           10.24     -  Modification No. P00006, dated Sep-
                        tember 7, 1994, to Contract No.
                        N00024-92-C6102 [Form 10-K, fiscal
                        year ended March 31, 1995, File No.
                        1-8533, Exhibit 10.23]

           10.25     -  Contract No. N00024-92-C-6308, dat-
                        ed April 1, 1992, between the Com-
                        pany and the Navy [Form 10-K, fis-
                        cal year ended March 31, 1993, File
                        No. 1-8533, Exhibit 10.46]

           10.26     -  Modification No. P00001, dated July
                        30, 1992, to Contract No. N00024-
                        92-C-6308 [Form 10-K, fiscal year
                        ended March 31, 1993, File No. 1-
                        8533, Exhibit 10.47]

           10.27     -  Modification No. P00002, dated Sep-
                        tember 25, 1992, to Contract No.
                        N00024-92-C-6308 [Form 10-K, fiscal
                        year ended March 31, 1993, File No.
                        1-8533, Exhibit 10.48]

           10.28     -  Modification No. P00003, dated Oc-
                        tober 22, 1992, to Contract No.
                        N00024-92-C-6308 [Form 10-K, fiscal
                        year ended March 31, 1993, File No.
                        1-8533, Exhibit 10.49]

           10.29     -  Modification No. P00004, dated Feb-
                        ruary 24, 1993, to Contract No.
                        N00024-92-C-6308 [Form 10-K, fiscal
                        year ended March 31, 1993, File No.
                        1-8533, Exhibit 10.50]

           10.30     -  Modification No. P00005, dated June
                        11, 1993, to Contract No. N00024-
                        92-C-6308 [Form 10-K, fiscal year
                        ended March 31, 1994, File No. 1-
                        8533, Exhibit 10.26]

           10.31     -  Modification No. P00006, dated
                        March 26, 1993, to Contract No.
                        N00024-92-C-6308 [Form 10-K, fiscal
                        year ended March 31, 1993, File No.
                        1-8533, Exhibit 10.51]

           10.32     -  Modification No. P00007, dated May
                        3, 1993, to Contract No. N00024-92-
                        C-6308 [Form 10-K, fiscal year end-
                        ed March 31, 1994, File No. 1-8533,
                        Exhibit 10.28]

           10.33     -  Modification No. PZ0008, dated June
                        11, 1993, to Contract No. N00024-
                        92-C-6308 [Form 10-K, fiscal year
                        ended March 31, 1994, File No. 1-
                        8533, Exhibit 10.29]

           10.34     -  Contract No. N39998-94-C-2228, dat-
                        ed November 30, 1993, between the
                        Company and the Navy [Form 10-K,
                        fiscal year ended March 31, 1994,
                        File No. 1-8533, Exhibit 10.30]

           10.35     -  Order No. 87KA-SG-51484, dated De-
                        cember 10, 1993, under Contract No.
                        N00024-93-G-6336, between the Com-
                        pany and Westinghouse Electric Cor-
                        poration Oceanic Division [Form 10-
                        K, fiscal year ended March 31,
                        1994, File No. 1-8533, Exhibit
                        10.31]

           10.36     -  Purchase Order Change Notice Order
                        No. 87KA-SX-51484-P, dated April
                        21, 1994, under Contract No.
                        N00024-93-G-6336, between the Com-
                        pany and Westinghouse Electric Cor-
                        poration Oceanic Division [Form 10-
                        K, fiscal year ended March 31,
                        1995, File No. 1-8533, Exhibit
                        10.35]

           10.37     -  Letter Subcontract No. 483901(L),
                        dated February 18, 1994, under Con-
                        tract No. N00024-94-D-5204, between
                        the Company and Unisys Government
                        Systems Group [Form 10-K, fiscal
                        year ended March 31, 1994, File No.
                        1-8533, Exhibit 10.32]

           10.38     -  Subcontract No. 483901(D), dated
                        June 24, 1994, under Contract No.
                        N00024-94-D-5204, between the Com-
                        pany and Unisys Corporation Govern-
                        ment Systems Group [Form 10-K, fis-
                        cal year ended March 31, 1995, File
                        No. 1-8533, Exhibit 10.37]

           10.39     -  Contract No. N00019-90-G-0051, dat-
                        ed March 1, 1990, between Precision
                        Echo, Inc. and the Navy [Form 10-K,
                        fiscal year ended March 31, 1994,
                        File No. 1-8533, Exhibit 10.35]

           10.40     -  Amendment 1A, dated February 26,
                        1992, to Contract No. N00019-90-G-
                        0051 [Form 10-K, fiscal year ended
                        March 31, 1994, File No. 1-8533,
                        Exhibit 10.36]

           10.41     -  Amendment 1B, dated April 23, 1993,
                        to Contract No. N00019-90-G-0051
                        [Form 10-K, fiscal year ended March
                        31, 1994, File No. 1-8533, Exhibit
                        10.37]

           10.42     -  Contract No. N00019-93-C-0041, dat-
                        ed January 29, 1993, between
                        Photronics Corp. and the Navy [Form
                        10-K, fiscal year ended March 31,
                        1993, File No. 1-8533, Exhibit
                        10.54]

           10.43     -  Modification No. P00001, dated
                        March 29, 1993, to Contract No.
                        N00019-93-C-0041 [Form 10-K, fiscal
                        year ended March 31, 1994, File No.
                        1-8533, Exhibit 10.39]

           10.44     -  Modification No. PZ0002, dated No-
                        vember 12, 1993, to Contract No.
                        N00019-93-C-0041 [Form 10-K, fiscal
                        year ended March 31, 1994, File No.
                        1-8533, Exhibit 10.40]

           10.45     -  Modification No. P00003, dated Feb-
                        ruary 1, 1994, to Contract No.
                        N00019-93-C-0041 [Form 10-K, fiscal
                        year ended March 31, 1994, File No.
                        1-8533, Exhibit 10.41]

           10.46     -  Modification No. P00004, dated Jan-
                        uary 29, 1993, to Contract No.
                        N00019-93-C-0041 [P] [Registration
                        Statement, File No. 33-64641]

           10.47     -  Modification No. P00005, dated Jan-
                        uary 29, 1993, to Contract No.
                        N00019-93-C-0041 [P] [Registration
                        Statement, File No. 33-64641]

           10.48     -  Contract No. N00019-93-C-0202, dat-
                        ed August 30, 1993, between
                        Photronics Corp. and the Navy [Form
                        10-K, fiscal year ended March 31,
                        1994, File No. 1-8533, Exhibit
                        10.42]

           10.49     -  Modification No. P00001, dated
                        March 30, 1994, to Contract No.
                        N00019-93-C-0202 [Form 10-K, fiscal
                        year ended March 31, 1994, File No.
                        1-8533, Exhibit 10.43]

           10.50     -  Modification No. P00002, dated
                        April 29, 1994, to Contract No.
                        N00019-93-C-0202 [Form 10-K, fiscal
                        year ended March 31, 1994, File No.
                        1-8533, Exhibit 10.44]

           10.51     -  Modification No. P00003, dated Au-
                        gust 9, 1994, to Contract No.
                        N00019-93-C-0202 [Form 10-K, fiscal
                        year ended March 31, 1995, File No.
                        1-8533, Exhibit 10.55]

           10.52     -  Modification No. P00004, dated
                        March 30, 1994, to Contract No.
                        N00019-93-C-0202 [Form 10-K, fiscal
                        year ended March 31, 1995, File No.
                        1-8533, Exhibit 10.56]

           10.53     -  Modification No. P00005, dated Au-
                        gust 30, 1993, to Contract No.
                        N00019-93-C-0202 [P] [Registration
                        Statement, File No. 33-64641]

           10.54     -  Modification No. P00006, dated Au-
                        gust 30, 1993, to Contract No.
                        N00019-93-C-0202 [P] [Registration
                        Statement, File No. 33-64641]

           10.55     -  Contract No. N00024-93-C-5204, dat-
                        ed November 18, 1992, between Tech-
                        nology Applications and Service
                        Company and the Navy [Form 10-K,
                        fiscal year ended March 31, 1994,
                        File No. 1-8533, Exhibit 10.53]

           10.56     -  Modification No. P00001, dated May
                        6, 1993, to Contract No. N00024-93-
                        C-5204 [Form 10-K, fiscal year end-
                        ed March 31, 1994, File No. 1-8533,
                        Exhibit 10.54]

           10.57     -  Modification No. P00002, dated Au-
                        gust 24, 1993, to Contract No.
                        N00024-93-C-5204 [Form 10-K, fiscal
                        year ended March 31, 1994, File No.
                        1-8533, Exhibit 10.55]

           10.58     -  Modification No. PZ0003, dated Sep-
                        tember 30, 1993, to Contract No.
                        N00024-93-C-5204 [Form 10-K, fiscal
                        year ended March 31, 1994, File No.
                        1-8533, Exhibit 10.56]

           10.59     -  Contract No. N00174-94-D-0006, dat-
                        ed February 17, 1994, between Tech-
                        nology Applications & Service Com-
                        pany and the Navy [Form 10-K, fis-
                        cal year ended March 31, 1994, File
                        No. 1-8533, Exhibit 10.57]

           10.60     -  Modification No. P00001, dated
                        March 7, 1994, to Contract No.
                        N00174-94-D-0006 [Form 10-K, fiscal
                        year ended March 31, 1994, File No.
                        1-8533, Exhibit 10.58]

           10.61     -  Modification No. P00003, dated May
                        19, 1994, to Contract No. N00174-
                        94-D-0006 [Form 10-K, fiscal year
                        ended March 31, 1994, File No. 1-
                        8533, Exhibit 10.59]

           10.62     -  Purchase Order No. N538010, dated
                        March 28, 1994, between Laurel
                        Technologies, Inc. and Short Broth-
                        ers PLC [Form 10-K, fiscal year
                        ended March 31, 1994, File No. 1-
                        8533, Exhibit 10.60]

           10.63     -  Purchase Order No. 2285, dated June
                        6, 1994, between Photronics Corp.
                        and International Precision Prod-
                        ucts N.V. [Form 10-K, fiscal year
                        ended March 31, 1995, File No. 1-
                        8533, Exhibit 10.73]

           10.64     -  Amendment No. 1, dated December 1,
                        1994, to Purchase Order No. 2285
                        [Form 10-K, fiscal year ended March
                        31, 1995, File No. 1-8533, Exhibit
                        10.74]

           10.65     -  Purchase Order No. 2286, dated June
                        6, 1994, between Photronics Corp.
                        and International Precision Prod-
                        ucts N.V. [Form 10-K, fiscal year
                        ended March 31, 1995, File No. 1-
                        8533, Exhibit 10.75]

           10.66     -  Purchase Order No. CN74325, dated
                        December 14, 1994, between Preci-
                        sion Echo and Lockheed Aeronautical
                        Systems Company  [Form 10-K, fiscal
                        year ended March 31, 1995, File No.
                        1-8533, Exhibit 10.76]

           10.67     -  Amendment, dated February 14, 1995,
                        to Purchase Order No. CN74325, be-
                        tween Precision Echo and Lockheed
                        Aeronautical Systems Company [P]
                        [Registration Statement, File No.
                        33-64641]

           10.68     -  Amendment, dated April 4, 1995, to
                        Purchase Order No. CN74325, between
                        Precision Echo and Lockheed Aero-
                        nautical Systems Company [P] [Reg-
                        istration Statement, File No. 33-
                        64641]

           10.69     -  Amendment, dated June 20, 1995, to
                        Purchase Order No. CN74325, between
                        Precision Echo and Lockheed Aero-
                        nautical Systems Company [P] [Reg-
                        istration Statement, File No. 33-
                        64641]

           10.70     -  Amendment, dated September 28,
                        1995, to Purchase Order No.
                        CN74325, between Precision Echo and
                        Lockheed Aeronautical Systems Com-
                        pany [P] [Registration Statement,
                        File No. 33-64641]

           10.71     -  Amendment, dated November 7, 1995,
                        to Purchase Order No. CN74325 be-
                        tween Precision Echo and Lockheed
                        Aeronautical Systems Company [P]
                        [Registration Statement, File No.
                        33-64641]

           10.72     -  Contract No. N39998-94-C-2239, dat-
                        ed July 26, 1993, between the Com-
                        pany and the Navy [Form 10-K, fis-
                        cal year ended March 31, 1995, File
                        No. 1-8533, Exhibit 10.77]

           10.73     -  Contract No. N00019-95-C-0057, dat-
                        ed December 16, 1994, between Pre-
                        cision Echo, Inc. and Naval Air
                        Systems Command [Form 10-K, fiscal
                        year ended March 31, 1995, File No.
                        1-8533, Exhibit 10.78]

           10.74     -  Employment, Non-Competition and
                        Termination Agreement, dated July
                        20, 1994, between Diagnos-
                        tic/Retrieval Systems, Inc. and
                        David E. Gross [Form 10-Q, quarter
                        ended June 30, 1994, File No. 1-
                        8533, Exhibit 1]

           10.75     -  Stock Purchase Agreement, dated as
                        of July 20, 1994, between Diagnos-
                        tic/Retrieval Systems, Inc. and
                        David E. Gross [Form 10-Q, quarter
                        ended June 30, 1994, File No. 1-
                        8533, Exhibit 2]

           10.76     -  Asset Purchase Agreement, dated
                        October 28, 1994, Acquisition by PE
                        Acquisition Corp., a subsidiary of
                        Precision Echo, Inc. of all of the
                        Assets of Ahead Technology Corpora-
                        tion [Form 10-Q, quarter ended De-
                        cember 31, 1994, File No. 1-8533,
                        Exhibit 1]

           10.77     -  Amendment to Agreement for Acquisi-
                        tion of Assets, dated July 5, 1995,
                        between Photronics Corp. and Opto
                        Mechanik, Inc. [Form 8-K, Amendment
                        No. 1, July 5, 1995, File No. 1-
                        8533, Exhibit 1]

           10.78     -  Contract No. N00421-95-D-1067, dat-
                        ed September 30, 1995, between the
                        Company and the Navy [P] [Registra-
                        tion Statement, File No. 33-64641]

           10.79     -  Lease, dated August 17, 1995, be-
                        tween Ahead Technology, Inc. and
                        South San Jose Interests [Registra-
                        tion Statement, File No. 33-64641]

           10.80     -  Contract No. DAAH01-95-C-0308, dat-
                        ed July 21, 1995, between
                        Photronics Corp. and the Army [P]
                        [Registration Statement, File No.
                        33-64641]

           10.81     -  Lease, dated May 25, 1995, between
                        Technology Applications and Service
                        Company and Sports Arena Village,
                        Ltd., L.P. [Registration Statement,
                        File No. 33-64641]

           10.82     -  Contract No. 2025, dated December
                        20, 1993, between Opto Mechanik,
                        Inc. and the Government of Israel,
                        Ministry of Defense [P] [Registra-
                        tion Statement, File No. 33-64641]

           10.83     -  Amendment to Contract No. 2025,
                        dated August 31, 1995 between Opto
                        Mechanik, Inc. and the Government
                        of Israel, Ministry of Defense [P]
                        [Registration Statement, File No.
                        33-64641]

           10.84     -  Lease, dated August, 1995, by and
                        between OMI Acquisition Corp. and
                        Fred E. Sutton and Harold S. Sutton
                        d/b/a Sutton Properties [Registra-
                        tion Statement, File No. 33-64641]

           10.85     -  Lease, dated August, 1995, by and
                        between OMI Acquisition Corp and
                        Fred E. Sutton and Harold S. Sutton
                        d/b/a Sutton Properties [Registra-
                        tion Statement, File No. 33-64641]

           10.86     -  Lease, dated August, 1995, by and
                        between OMI Acquisition Corp. and
                        Fred E. Sutton and Harold S. Sutton
                        d/b/a Sutton Properties [Registra-
                        tion Statement, File No. 33-64641]

           10.87     -  Memorandum of Lease, dated August,
                        1995, by and between OMI Acquisi-
                        tion Corp. and Fred E. Sutton and
                        Harold S. Sutton d/b/a Sutton Prop-
                        erties [Registration Statement,
                        File No. 33-64641]

           10.88     -  Master Lease, dated August 31,
                        1995, between OMI Acquisition Corp.
                        and General Electric Capital Corp.
                        [Registration Statement, File No.
                        33-64641]

           10.89     -  Schedule No. 001, dated September
                        1, 1995, to Master Lease between
                        OMI Acquisition Corp. and General
                        Electric Capital Corp. [Registra-
                        tion Statement, File No. 33-64641]

           10.90     -  Schedule No. 002, dated October 20,
                        1995, to Master Lease between OMI
                        Acquisition Corp. and General Elec-
                        tric Capital Corp. [Registration
                        Statement, File No. 33-64641]

           10.91     -  Joint Venture Agreement, dated as
                        of February 6, 1996, by and among
                        DRS/MS, Inc., Universal Sonics Cor-
                        poration, Ron Hadani, Howard Fidel
                        and Thomas S. Soulos [Registration
                        Statement, File No. 33-64641]

           10.92     -  Partnership Agreement, dated as of
                        February 6, 1996, by and between
                        DRS/MS, Inc. and Universal Sonics
                        Corporation [Registration State-
                        ment, File No. 33-64641]

           10.93     -  Asset Purchase Agreement, dated as
                        of February 9, 1996, by and among
                        Mag-Head Engineering Company, Inc.
                        and Ahead Technology Acquisition
                        Corporation, a subsidiary of Preci-
                        sion Echo, Inc. [Registration
                        Statement, File No. 33-64641]

           10.94     -  Employment, Non-Competition and
                        Termination Agreement, dated March
                        28, 1996, between the Company and
                        Leonard Newman [Registration State-
                        ment, File No. 33-64641]

           11.1      -  Computation of earnings (loss) per
                        share [Form 10-K, fiscal year ended
                        March 31, 1995, File No. 1-8533,
                        Exhibit 11]

           11.2      -  Computation of earnings per share
                        [Form 10-Q, quarter ended December
                        31, 1995, File No. 1-8533, Exhibit
                        11]

           13.1      -  1994 Annual Report to Stockholders
                        (for the fiscal year ended March
                        31, 1994).  Except for the portions
                        of the Annual Report which are in-
                        corporated expressly by reference
                        in the Form 10-K, fiscal year ended
                        March 31, 1994, File No. 1-8533,
                        this Annual Report was furnished
                        for the information of the Commis-
                        sion and is not to be deemed
                        "filed" as part of the report [Form
                        10-K, fiscal year ended March 31,
                        1994, File No. 1-8533, Exhibit 13]

           22.1      -  List of subsidiaries of the Company
                        [Form 10-K, fiscal year ended March
                        31, 1995, File No. 1-8533, Exhibit
                        21]

         **23.1      -  Accountants' Consent and Report on
                        Schedules

         **23.2      -  Consent of Skadden, Arps, Slate,
                        Meagher & Flom, contained in their
                        opinion filed as Exhibit 5.1

         **24.1      -  Power of Attorney (included in sig-
                        nature page to Registration State-
                        ment)

           25.1      -  Form T-1 Statement of Eligibility
                        and Qualification of the Trustee
                        under the Trust Indenture Act of
                        1939 [Registration Statement, File
                        No. 33-64641]
          ________________________
              *   To be filed upon amendment.
             **   Filed herewith.


               (b)  Financial Statements:

               Financial Statements filed as part of this Registration Statement are listed in the Index to Financial Statements on page F-1.

               (c)  Financial Statement Schedules:

                    Consolidated Financial Statement Schedules as part of this Registration Statement are listed in the Index to the Con-solidated Financial Schedules on page S-1.

          ITEM 17.  Undertakings

               The undersigned Registrant hereby undertakes:

                    (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this regis-tration statement;

                    (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                    (ii) To reflect in the prospectus any facts or events
               arising after the effective date of the registration state-ment (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a funda-mental change in the information set forth in the registra-tion statement;

                    (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

                    (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amend-ment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                    (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold as of the termination of the offering.

          The undersigned Registrant hereby undertakes that:

                    Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Com-mission such indemnification is against public policy as ex-pressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Regis-trant in the successful defense of any action, suit or proceed-
          ing) is asserted by such director, officer or controlling person in connection with the securities being registered, the Regis-trant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnifica-tion by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

          The undersigned Registrant undertakes that:

               (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as a part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effec-tive.

               (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that con-tains a form of prospectus shall be deemed to be a new Registra-tion Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.


                                      SIGNATURES

               Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly autho-rized, in The City of New York, State of New York on, May 31, 1996.

                                        DIAGNOSTIC/RETRIEVAL SYSTEMS, INC.

                                        By:   /s/Mark S. Newman

                                                 Mark S. Newman
                                           Chairman of the Board, President,
                                           and Chief Executive Officer

                                  POWER OF ATTORNEY

               Know all Men by These Presents, that each person whose name appears below constitutes and appoints Mark S. Newman and Nancy
          R. Pitek, and each of them, his true and lawful attorney-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capaci-ties, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premis-es, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attor-neys-in-fact and agents or any of them, or their or his substi-tute or substitutes, may lawfully do or cause to be done by virtue hereof.

               PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.

           Signature               Title                        Date

           /s/Mark S. Newman       President, Chief Executive   May 31, 1996
           Mark S. Newman          Officer, Chairman of the
                                   Board and Director (Princi-
                                   pal Executive Officer)

           /s/Nancy R. Pitek       Controller, Treasurer and    May 31, 1996
           Nancy R. Pitek          Secretary (Principal Finan-
                                   cial Officer and Principal
                                   Accounting Officer)

           /s/Stuart F. Platt      Vice President, President    May 31, 1996
           Stuart F. Platt         of Precision Echo and Di-
                                   rector

           /s/ Leonard Newman      Director                     May 31, 1996
           Leonard Newman

           /s/Donald C. Fraser     Director                     May 31, 1996
           Donald C. Fraser

           /s/Mark N. Kaplan       Director                     May 31, 1996
           Mark N. Kaplan

           /s/Jack Rachleff        Director                     May 31, 1996
           Jack Rachleff




                             DIAGNOSTIC/RETRIEVAL
                        SYSTEMS, INC. AND SUBSIDIARIES

                            INDEX TO CONSOLIDATED
                        FINANCIAL STATEMENT SCHEDULES

                  Years ended March 31, 1995, 1994 and 1993

                                                               Page

      Schedule II.  Valuation and Qualifying Accounts . . . . . S-2




                      DIAGNOSTIC/RETRIEVAL SYSTEMS, INC. AND SUBSIDIARIES

                           Schedule II. Valuation and Qualifying Accounts
                              Years Ended March 31, 1995, 1994 and 1993
_________________________________________________________________________________________________________________________________
Col. A.                       Col. B                   Col. C                        Col. D                           Col. E
_________________________________________________________________________________________________________________________________
Description                   Balance at              Additions (a)                 Deductions (b)                   Balance
                              Beginning of   _____________________________  _________________________________        at End of
                               Period           (1)            (2)                (1)             (2)                  Period
                                             Charged to     Charged to        Credited to      Credited to
                                              Costs and        Other             Cost and         Other
                                              Expenses       Accounts -         Expenses        Accounts -
                                                              Describe                          Describe
Inventory Reserve
Year ended March 31, 1995    $ 2,409,000      $   439,000    $    -           $   83,000(d)      $ 1,365,000(c)     $ 1,400,000
Year ended March 31, 1994    $ 2,620,000      $   674,000    $    -           $  885,000(e)      $    -             $ 2,409,000
Year ended March 31, 1993    $ 8,200,000      $ 2,277,000    $ 33,000(c)      $7,648,000(d)      $   242,000(c)     $ 2,620,000

Losses & Future Costs
 Accrued on
 Uncompleted Contracts
Year ended March 31, 1995    $ 3,214,000      $ 2,168,000    $    -           $  291,000         $   536,000(c)     $ 4,555,000
Year ended March 31, 1994    $ 3,722,000      $ 1,735,000    $254,000(g)      $2,497,000(f)      $    -             $ 3,214,000
Year ended March 31, 1993    $ 3,835,000      $ 2,665,000    $242,000(c)      $2,987,000         $    33,000(c)     $ 3,722,000

OTHER
Year ended March 31, 1995    $   290,000      $    -         $    -           $    -             $    -             $   290,000
Year ended March 31, 1994    $   290,000      $    -         $    -           $    -             $    -             $   290,000
Year ended March 31, 1993    $   290,000      $    -         $    -           $    -             $    -             $   290,000


 (a)  Represents, on a full-year basis, net credits to reserve accounts.
 (b)  Represents, on a full-year basis, net charges to reserve accounts.
 (c)  Represents amounts reclassified.
 (d)  Represents amounts credited to costs and expenses associated with the corresponding write-off of related inventory costs.
 (e)  Includes $801,000 representing amounts credited to costs and expenses associated with the corresponding write-off of related inventory costs.
 (f)  Includes $2,302,000 representing amounts credited to costs and expenses associated with the corresponding write-off of related inventory costs.
 (g)  Includes an increase to reserves of $111,000 as a result of business combinations and a charge of $143,000 to revenues.


                                    EXHIBIT INDEX

               Certain of the following exhibits, designated with an aster-isk (*), have been previously filed and certain of the following exhibits, designated with two asterisks (**), are filed herewith. The exhibits not so designated have been previously filed with the Commission and are incorporated herein by reference to the documents indicated in brackets following the descriptions of such exhibits.

                                                                Page No.
            Exhibit                  Description              in This Fil-
              No.                                                 ing

            1.1      -  Purchase Agreement, dated September
                        22, 1995 between the Company and
                        Forum Capital Markets L.P. [Regis-
                        tration Statement, File No. 33-
                        64641]

            3.1      -  Restated Certificate of Incorpora-
                        tion of the Company [Registration
                        Statement No. 2-70062-NY, Amendment
                        No. 1, Exhibit 2(a)]

            3.2      -  Certificate of Amendment of the
                        Restated Certificate of Incorpora-
                        tion of the Company, as filed July
                        7, 1983 [Registration Statement on
                        Form 8-A of the Company, dated July
                        13, 1983, Exhibit 2.2]

            3.3      -  Composite copy of the Restated Cer-
                        tificate of Incorporation of the
                        Company, as amended [Registration
                        Statement No. 2-85238, Exhibit 3.3]

            3.4      -  Amended and Restated Certificate of
                        Incorporation of the Company, as
                        filed April 1, 1996 [Registration
                        Statement, File No. 33-64641]

            3.5      -  By-laws of the Company, as amended
                        to November 7, 1994 [Form 10-K,
                        fiscal year ended March 31, 1995,
                        File No. 1-8533, Exhibit 3.4]

            3.6      -  Certificate of Amendment of the
                        Certificate of Incorporation of
                        Precision Echo Acquisition Corp.,
                        as filed March 10, 1995 [Form 10-K,
                        fiscal year ended March 31, 1995,
                        File No. 1-8533, Exhibit 3.5]

            3.7      -  Form of Advance Notice By-Laws of
                        the Company [Form 10-Q, quarter
                        ended December 31, 1995, File No.
                        1-8533, Exhibit 3]

            3.8      -  Amended and Restated By-Laws of the
                        Company, as of April 1, 1996 [Reg-
                        istration Statement, File No. 33-
                        64641]

            4.1      -  Indenture, dated as of September
                        22, 1995, between the Company and
                        The Trust Company of New Jersey, as
                        Trustee, in respect of the
                        Company's 9% Senior Subordinated
                        Convertible Debentures Due 2003
                        [Registration Statement, File No.
                        33-64641]

            4.2      -  Form of 9% Senior Subordinated Con-
                        vertible Debenture Due 2003 (in-
                        cluded as part of Exhibit 4.1)
                        [Registration Statement, File No.
                        33-64641]

            4.3      -  Registration Rights Agreement, dat-
                        ed as of September 22, 1995 between
                        the Company and Forum Capital Mar-
                        kets L.P. [Registration Statement,
                        File No. 33-64641]

            4.4      -  Indenture, dated as of August 1,
                        1983, between the Company and Bank-
                        ers Trust Company, as Trustee [Form
                        10-Q, quarter ended September 30,
                        1983, File No. 1-8533, Exhibit 4.2]

            4.5      -  Indenture of Trust, dated December
                        1, 1991, among Suffolk County In-
                        dustrial Development Agency, Manu-
                        facturers and Traders Trust Compa-
                        ny, as Trustee and certain bond-
                        holders [Form 10-K, fiscal year
                        ended March 31, 1992, File No. 1-
                        8533, Exhibit 4.2]

            4.6      -  Reimbursement Agreement, dated De-
                        cember 1, 1991, among Photronics
                        Corp., the Company and Morgan Guar-
                        anty Trust Company of New York
                        [Form 10-K, fiscal year ended March
                        31, 1992, File No. 1-8533, Exhibit
                        4.3]

            4.7      -  Registration Rights Agreement, dat-
                        ed as of March 27, 1996, by and
                        between the Company and Palisade
                        Capital Management L.L.C., acting
                        as investment adviser to the ac-
                        counts named therein [Registration
                        Statement, File No. 33-64641]

            4.8      -  First Supplemental Indenture, dated
                        as of April 1, 1996, to Indenture,
                        dated as of September 22, 1995,
                        between the Company and The Trust
                        Company of New Jersey, as Trustee

          **4.9      -  First Supplemental Indenture, dated
                        as of April 1, 1996, to Indenture,
                        dated as of August 1, 1983,  be-
                        tween Company and Bankers Trust
                        Company, as Trustee

          **5.1      -  Opinion of Skadden, Arps, Slate,
                        Meagher & Flom

           10.1      -  Stock Purchase Agreement, dated as
                        of August 6, 1993, among TAS Acqui-
                        sition Corp., Technology Applica-
                        tions and Service Company, Paul G.
                        Casner, Jr. and Terrence L. DeRosa
                        [Form 10-Q, quarter ended December
                        31, 1993, File No. 1-8533, Exhibit
                        6(a)(1)]

           10.2      -  Waiver Letter, dated as of Septem-
                        ber 30, 1993, among TAS Acquisition
                        Corp., Technology Applications and
                        Service Company, Paul G. Casner,
                        Jr. and Terrence L. DeRosa [Form
                        10-Q, quarter ended December 31,
                        1993, File No. 1-8533, Exhibit
                        6(a)(2)]

           10.3      -  Joint Venture Agreement, dated as
                        of November 3, 1993, by and between
                        DRS Systems Management Corporation
                        and Laurel Technologies, Inc. [Form
                        10-Q, quarter ended December 31,
                        1993, File No. 1-8533, Exhibit
                        6(a)(3)]

           10.4      -  Waiver Letter, dated as of December
                        13, 1993, by and between DRS Sys-
                        tems Management Corporation and
                        Laurel Technologies, Inc. [Form 10-
                        Q, quarter ended December 31, 1993,
                        File No. 1-8533, Exhibit 6(a)(4)]

           10.5      -  Partnership Agreement, dated Decem-
                        ber 13, 1993, by and between DRS
                        Systems Management Corporation and
                        Laurel Technologies, Inc. [Form 10-
                        Q, quarter ended December 31, 1993,
                        File No. 1-8533, Exhibit 6(a)(5)]

           10.6      -  Lease, dated June 28, 1979, between
                        the Company and J.L. Williams &
                        Co., Inc. ("Williams") [Registra-
                        tion Statement No. 2-70062-NY, Ex-
                        hibit 9(b)(4)(i)]

           10.7      -  Lease, dated as of June 1, 1983,
                        between LDR Realty Co. and the Com-
                        pany [Form 10-K, fiscal year ended
                        March 31, 1984, File No. 1-8533,
                        Exhibit 10.7]

           10.8      -  Renegotiated Lease, dated June 1,
                        1988, between LDR Realty Co. and
                        the Company [Form 10-K, fiscal year
                        ended March 31, 1989, File No. 1-
                        8533, Exhibit 10.8]

           10.9      -  Lease, dated July 20, 1988, between
                        Precision Echo, Inc. and Bay 511
                        Corporation [Form 10-K, fiscal year
                        ended March 31, 1991, File No. 1-
                        8533, Exhibit 10.9]

           10.10     -  Amendment to Lease, dated July 1,
                        1993, between Precision Echo, Inc.
                        and Bay 511 Corporation [Form 10-K,
                        fiscal year ended March 31, 1994,
                        File No. 1-8533, Exhibit 10.12]

           10.11     -  Second Amendment to Lease, dated
                        October 17, 1995 between Precision
                        Echo, Inc. and Bay 511 Corporation
                        [Registration Statement, File No.
                        33-64641]

           10.12     -  Lease Modification Agreement, dated
                        February 22, 1994, between Technol-
                        ogy Applications and Service Compa-
                        ny and Atlantic Real Estate Part-
                        ners II [Form 10-K, fiscal year
                        ended March 31, 1994, File No. 1-
                        8533, Exhibit 10.13]

           10.13     -  Amendment to Lease Modification,
                        dated June 1, 1994, between Tech-
                        nology Applications and Service
                        Company and Atlantic Estate Part-
                        ners II [Form 10-K, fiscal year
                        ended March 31, 1995, File No. 1-
                        8533, Exhibit 10.11]

           10.14     -  Triple Net Lease, dated October 22,
                        1991, between Technology Applica-
                        tions and Service Company and
                        Marvin S. Friedberg [Form 10-K,
                        fiscal year ended March 31, 1994,
                        File No. 1-8533, Exhibit 10.14]

           10.15     -  Lease, dated November 10, 1993,
                        between DRS Systems Management
                        Corp. and Skateland Roller Rink,
                        Inc. [Form 10-K, fiscal year ended
                        March 31, 1994, File No. 1-8533,
                        Exhibit 10.17]

           10.16     -  Lease, dated March 23, 1992, be-
                        tween Ahead Technology Corporation
                        and Vasona Business Park [Form 10-
                        K, fiscal year ended March 31,
                        1995, File No. 1-8533, Exhibit
                        10.15]

           10.17     -  Amendment to Lease, dated May 21,
                        1992, between Ahead Technology Cor-
                        poration and Vasona Business Park
                        [Form 10-K, fiscal year ended March
                        31, 1995, File No. 1-8533, Exhibit
                        10.16]

           10.18     -  Revision to Lease Modification,
                        dated August 25, 1992, between
                        Ahead Technology Corporation and
                        Vasona Business Park [Form 10-K,
                        fiscal year ended March 31, 1995,
                        File No. 1-8533, Exhibit 10.17]

           10.19     -  Lease, dated January 13, 1995, be-
                        tween the Company and Sammis New
                        Jersey Associates [Form 10-K, fis-
                        cal year ended March 31, 1995, File
                        No.-8533, Exhibit 10.18]

           10.20     -  Memorandum of Understanding, dated
                        March 23, 1995, between Laurel
                        Technologies and West Virginia Air
                        Center [Form 10-K, fiscal year end-
                        ed March 31, 1995, File No. 1-8533,
                        Exhibit 10.19]

           10.21     -  1991 Stock Option Plan of the Com-
                        pany [Registration Statement No.
                        33-42886, Exhibit 28.1]

           10.22     -  Contract No. N00024-92-C-6102, dat-
                        ed September 28, 1992, between the
                        Company and the Navy [Form 10-K,
                        fiscal year ended March 31, 1993,
                        File No. 1-8533, Exhibit 10.45]

           10.23     -  Modification No. P00005, dated Au-
                        gust 24, 1994, to Contract No.
                        N00024-92-C-6102 [Form 10-K, fiscal
                        year ended March 31, 1995, File No.
                        1-8533, Exhibit 10.22]

           10.24     -  Modification No. P00006, dated Sep-
                        tember 7, 1994, to Contract No.
                        N00024-92-C6102 [Form 10-K, fiscal
                        year ended March 31, 1995, File No.
                        1-8533, Exhibit 10.23]

           10.25     -  Contract No. N00024-92-C-6308, dat-
                        ed April 1, 1992, between the Com-
                        pany and the Navy [Form 10-K, fis-
                        cal year ended March 31, 1993, File
                        No. 1-8533, Exhibit 10.46]

           10.26     -  Modification No. P00001, dated July
                        30, 1992, to Contract No. N00024-
                        92-C-6308 [Form 10-K, fiscal year
                        ended March 31, 1993, File No. 1-
                        8533, Exhibit 10.47]

           10.27     -  Modification No. P00002, dated Sep-
                        tember 25, 1992, to Contract No.
                        N00024-92-C-6308 [Form 10-K, fiscal
                        year ended March 31, 1993, File No.
                        1-8533, Exhibit 10.48]

           10.28     -  Modification No. P00003, dated Oc-
                        tober 22, 1992, to Contract No.
                        N00024-92-C-6308 [Form 10-K, fiscal
                        year ended March 31, 1993, File No.
                        1-8533, Exhibit 10.49]

           10.29     -  Modification No. P00004, dated Feb-
                        ruary 24, 1993, to Contract No.
                        N00024-92-C-6308 [Form 10-K, fiscal
                        year ended March 31, 1993, File No.
                        1-8533, Exhibit 10.50]

           10.30     -  Modification No. P00005, dated June
                        11, 1993, to Contract No. N00024-
                        92-C-6308 [Form 10-K, fiscal year
                        ended March 31, 1994, File No. 1-
                        8533, Exhibit 10.26]

           10.31     -  Modification No. P00006, dated
                        March 26, 1993, to Contract No.
                        N00024-92-C-6308 [Form 10-K, fiscal
                        year ended March 31, 1993, File No.
                        1-8533, Exhibit 10.51]

           10.32     -  Modification No. P00007, dated May
                        3, 1993, to Contract No. N00024-92-
                        C-6308 [Form 10-K, fiscal year end-
                        ed March 31, 1994, File No. 1-8533,
                        Exhibit 10.28]

           10.33     -  Modification No. PZ0008, dated June
                        11, 1993, to Contract No. N00024-
                        92-C-6302 [Form 10-K, fiscal year
                        ended March 31, 1994, File No. 1-
                        8533, Exhibit 10.29]

           10.34     -  Contract No. N39998-94-C-2228, dat-
                        ed November 30, 1993, between the
                        Company and the Navy [Form 10-K,
                        fiscal year ended March 31, 1994,
                        File No. 1-8533, Exhibit 10.30]

           10.35     -  Order No. 87KA-SG-51484, dated De-
                        cember 10, 1993, under Contract No.
                        N00024-93-G-6336, between the Com-
                        pany and Westinghouse Electric Cor-
                        poration Oceanic Division [Form 10-
                        K, fiscal year ended March 31,
                        1994, File No. 1-8533, Exhibit
                        10.31]

           10.36     -  Purchase Order Change Notice Order
                        No. 87KA-SX-51484-P, dated April
                        21, 1994, under Contract No.
                        N00024-93-G-6336, between the Com-
                        pany and Westinghouse Electric Cor-
                        poration Oceanic Division [Form 10-
                        K, fiscal year ended March 31,
                        1995, File No. 1-8533, Exhibit
                        10.35]

           10.37     -  Letter Subcontract No. 483901(L),
                        dated February 18, 1994, under Con-
                        tract No. N00024-94-D-5204, between
                        the Company and Unisys Government
                        Systems Group [Form 10-K, fiscal
                        year ended March 31, 1994, File No.
                        1-8533, Exhibit 10.32]

           10.38     -  Subcontract No. 483901(D), dated
                        June 24, 1994, under Contract No.
                        N00024-94-D-5204, between the Com-
                        pany and Unisys Corporation Govern-
                        ment Systems Group [Form 10-K, fis-
                        cal year ended March 31, 1995, File
                        No. 1-8533, Exhibit 10.37]

           10.39     -  Contract No. N00019-90-G-0051, dat-
                        ed March 1, 1990, between Precision
                        Echo, Inc. and the Navy [Form 10-K,
                        fiscal year ended March 31, 1994,
                        File No. 1-8533, Exhibit 10.35]

           10.40     -  Amendment 1A, dated February 26,
                        1992, to Contract No. N00019-90-G-
                        0051 [Form 10-K, fiscal year ended
                        March 31, 1994, File No. 1-8533,
                        Exhibit 10.36]

           10.41     -  Amendment 1B, dated April 23, 1993,
                        to Contract No. N00019-90-G-0051
                        [Form 10-K, fiscal year ended March
                        31, 1994, File No. 1-8533, Exhibit
                        10.37]

           10.42     -  Contract No. N00019-93-C-0041, dat-
                        ed January 29, 1993, between
                        Photronics Corp. and the Navy [Form
                        10-K, fiscal year ended March 31,
                        1993, File No. 1-8533, Exhibit
                        10.54]

           10.43     -  Modification No. P00001, dated
                        March 29, 1993, to Contract No.
                        N00019-93-C-0041 [Form 10-K, fiscal
                        year ended March 31, 1994, File No.
                        1-8533, Exhibit 10.39]

           10.44     -  Modification No. PZ0002, dated No-
                        vember 12, 1993, to Contract No.
                        N00019-93-C-0041 [Form 10-K, fiscal
                        year ended March 31, 1994, File No.
                        1-8533, Exhibit 10.40]

           10.45     -  Modification No. P00003, dated Feb-
                        ruary 1, 1994, to Contract No.
                        N00019-93-C-0041 [Form 10-K, fiscal
                        year ended March 31, 1994, File No.
                        1-8533, Exhibit 10.41]

           10.46     -  Modification No. P00004, dated Jan-
                        uary 29, 1993, to Contract No.
                        N00019-93-C-0041[P] [Registration
                        Statement, File No. 33-64641]

           10.47     -  Modification No. P00005, dated Jan-
                        uary 29, 1993, to Contract No.
                        N00019-93-C-0041[P] [Registration
                        Statement, File No. 33-64641]

           10.48     -  Contract No. N00019-93-C-0202, dat-
                        ed August 30, 1993, between
                        Photronics Corp. and the Navy [Form
                        10-K, fiscal year ended March 31,
                        1994, File No. 1-8533, Exhibit
                        10.42]

           10.49     -  Modification No. P00001, dated
                        March 30, 1994, to Contract No.
                        N00019-93-C-0202 [Form 10-K, fiscal
                        year ended March 31, 1994, File No.
                        1-8533, Exhibit 10.43]

           10.50     -  Modification No. P00002, dated
                        April 29, 1994, to Contract No.
                        N00019-93-C-0202 [Form 10-K, fiscal
                        year ended March 31, 1994, File No.
                        1-8533, Exhibit 10.44]

           10.51     -  Modification No. P00003, dated Au-
                        gust 9, 1994, to Contract No.
                        N00019-93-C-0202 [Form 10-K, fiscal
                        year ended March 31, 1995, File No.
                        1-8533, Exhibit 10.55]

           10.52     -  Modification No. P00004, dated
                        March 30, 1994, to Contract No.
                        N00019-93-C-0202 [Form 10-K, fiscal
                        year ended March 31, 1995, File No.
                        1-8533, Exhibit 10.56]

           10.53     -  Modification No. P00005, dated Au-
                        gust 30, 1993, to Contract No.
                        N00019-93-C-0202[P] [Registration
                        Statement, File No. 33-64641]

           10.54     -  Modification No. P00006, dated Au-
                        gust 30, 1993, to Contract No.
                        N00019-93-C-0202[P] [Registration
                        Statement, File No. 33-64641]

           10.55     -  Contract No. N00024-93-C-5204, dat-
                        ed November 18, 1992, between Tech-
                        nology Applications and Service
                        Company and the Navy [Form 10-K,
                        fiscal year ended March 31, 1994,
                        File No. 1-8533, Exhibit 10.53]

           10.56     -  Modification No. P00001, dated May
                        6, 1993, to Contract No. N00024-93-
                        C-5204 [Form 10-K, fiscal year end-
                        ed March 31, 1994, File No. 1-8533,
                        Exhibit 10.54]

           10.57     -  Modification No. P00002, dated Au-
                        gust 24, 1993, to Contract No.
                        N00024-93-C-5204 [Form 10-K, fiscal
                        year ended March 31, 1994, File No.
                        1-8533, Exhibit 10.55]

           10.58     -  Modification No. PZ0003, dated Sep-
                        tember 30, 1993, to Contract No.
                        N00024-93-C-5204 [Form 10-K, fiscal
                        year ended March 31, 1994, File No.
                        1-8533, Exhibit 10.56]

           10.59     -  Contract No. N00174-94-D-0006, dat-
                        ed February 17, 1994, between Tech-
                        nology Applications & Service Com-
                        pany and the Navy [Form 10-K, fis-
                        cal year ended March 31, 1994, File
                        No. 1-8533, Exhibit 10.57]

           10.60     -  Modification No. P00001, dated
                        March 7, 1994, to Contract No.
                        N00174-94-D-0006 [Form 10-K, fiscal
                        year ended March 31, 1994, File No.
                        1-8533, Exhibit 10.58]

           10.61     -  Modification No. P00003, dated May
                        19, 1994, to Contract No. N00174-
                        94-D-0006 [Form 10-K, fiscal year
                        ended March 31, 1994, File No. 1-
                        8533, Exhibit 10.59]

           10.62     -  Purchase Order No. N538010, dated
                        March 28, 1994, between Laurel
                        Technologies, Inc. and Short Broth-
                        ers PLC [Form 10-K, fiscal year
                        ended March 31, 1994, File No. 1-
                        8533, Exhibit 10.60]

           10.63     -  Purchase Order No. 2285, dated June
                        6, 1994, between Photronics Corp.
                        and International Precision Prod-
                        ucts N.V. [Form 10-K, fiscal year
                        ended March 31, 1995, File No. 1-
                        8533, Exhibit 10.73]

           10.64     -  Amendment No. 1, dated December 1,
                        1994, to Purchase Order No. 2285
                        [Form 10-K, fiscal year ended March
                        31, 1995, File No. 1-8533, Exhibit
                        10.74]

           10.65     -  Purchase Order No. 2286, dated June
                        6, 1994, between Photronics Corp.
                        and International Precision Prod-
                        ucts N.V. [Form 10-K, fiscal year
                        ended March 31, 1995, File No. 1-
                        8533, Exhibit 10.75]

           10.66     -  Purchaser Order No. CN74325, dated
                        December 14, 1994, between Preci-
                        sion Echo and Lockheed Aeronautical
                        Systems Company  [Form 10-K, fiscal
                        year ended March 31, 1995, File No.
                        1-8533, Exhibit 10.76]

           10.67     -  Amendment, dated February 14, 1995,
                        to Purchase Order No. CN74325, be-
                        tween Precision Echo and Lockheed
                        Aeronautical Systems Company [P]
                        [Registration Statement, File No.
                        33-64641]

           10.68     -  Amendment, dated April 4, 1995, to
                        Purchase Order No. CN74325, between
                        Precision Echo and Lockheed Aero-
                        nautical Systems Company [P] [Reg-
                        istration Statement, File No. 33-
                        64641]

           10.69     -  Amendment, dated June 20, 1995, to
                        Purchase Order No. CN74325, between
                        Precision Echo and Lockheed Aero-
                        nautical Systems Company [P] [Reg-
                        istration Statement, File No. 33-
                        64641]

           10.70     -  Amendment, dated September 28,
                        1995, to Purchase Order No.
                        CN74325, between Precision Echo and
                        Lockheed Aeronautical Systems Com-
                        pany [P] [Registration Statement,
                        File No. 33-64641]

           10.71     -  Amendment, dated November 7, 1995,
                        to Purchase Order No. CN74325, be-
                        tween Precision Echo and Lockheed
                        Aeronautical Systems Company [P]
                        [Registration Statement, File No.
                        33-64641]

           10.72     -  Contract No. N39998-94-C-2239, dat-
                        ed July 26, 1993, between the Com-
                        pany and the Navy [Form 10-K, fis-
                        cal year ended March 31, 1995, File
                        No. 1-8533, Exhibit 10.77]

           10.73     -  Contract No. N00019-95-C-0057, dat-
                        ed December 16, 1994, between Pre-
                        cision Echo, Inc. and Naval Air
                        Systems Command [Form 10-K, fiscal
                        year ended March 31, 1995, File No.
                        1-8533, Exhibit 10.78]

           10.74     -  Employment, Non-Competition and
                        Termination Agreement, dated July
                        20, 1994, between Diagnos-
                        tic/Retrieval Systems, Inc. and
                        David E. Gross [Form 10-Q, quarter
                        ended June 30, 1994, File No. 1-
                        8533, Exhibit 1]

           10.75     -  Stock Purchase Agreement, dated as
                        of July 20, 1994, between Diagnos-
                        tic/Retrieval Systems, Inc. and
                        David E. Gross [Form 10-Q, quarter
                        ended June 30, 1994, File No. 1-
                        8533, Exhibit 2]

           10.76     -  Asset Purchase Agreement, dated
                        October 28, 1994, Acquisition by PE
                        Acquisition Corp., a subsidiary of
                        Precision Echo, Inc. of all of the
                        Assets of Ahead Technology Corpora-
                        tion [Form 10-Q, quarter ended De-
                        cember 31, 1994, File No. 1-8533,
                        Exhibit 1]

           10.77     -  Amendment to Agreement for Acquisi-
                        tion of Assets, dated July 5, 1995,
                        between Photronics Corp. and Opto
                        Mechanik, Inc. [Form 8-K, Amendment
                        No. 1, July 5, 1995, File No. 1-
                        8533, Exhibit 1]

           10.78     -  Contract No. N00421-95-D-1067, dat-
                        ed September 30, 1995, between the
                        Company and the Navy [P] [Registra-
                        tion Statement, File No. 33-64641]

           10.79     -  Lease, dated August 17, 1995, be-
                        tween Ahead Technology, Inc. and
                        South San Jose Interests [Registra-
                        tion Statement, File No. 33-64641]

           10.80     -  Contract No. DAAH01-95-C-0308, dat-
                        ed July 21, 1995, between
                        Photronics Corp. and the Army [P]
                        [Registration Statement, File No.
                        33-64641]

           10.81     -  Lease, dated May 25, 1995, between
                        Technology Applications and Service
                        Company and Sports Arena Village,
                        Ltd., L.P. [Registration Statement,
                        File No. 33-64641]

           10.82     -  Contract No. 2025, dated December
                        20, 1993, between Opto Mechanik,
                        Inc. and the Government of Israel,
                        Ministry of Defense[P] [Registra-
                        tion Statement, File No. 33-64641]

           10.83     -  Amendment to Contract No. 2025,
                        dated August 31, 1995 between Opto
                        Mechanik, Inc. and the Government
                        of Israel, Ministry of Defense [P]
                        [Registration Statement, File No.
                        33-64641]

           10.84     -  Lease, dated August, 1995, by and
                        between OMI Acquisition Corp. and
                        Fred E. Sutton and Harold S. Sutton
                        d/b/a Sutton Properties [Registra-
                        tion Statement, File No. 33-64641]

           10.85     -  Lease, dated August, 1995, by and
                        between OMI Acquisition Corp. and
                        Fred E. Sutton and Harold S. Sutton
                        d/b/a Sutton Properties [Registra-
                        tion Statement, File No. 33-64641]

           10.86     -  Lease, dated August, 1995, by and
                        between OMI Acquisition Corp. and
                        Fred E. Sutton and Harold S. Sutton
                        d/b/a Sutton Properties [Registra-
                        tion Statement, File No. 33-64641]

           10.87     -  Memorandum of Lease, dated August,
                        1995, by and between OMI Acquisi-
                        tion Corp. and Fred E. Sutton and
                        Harold S. Sutton d/b/a Sutton Prop-
                        erties [Registration Statement,
                        File No. 33-64641]

           10.88     -  Master Lease, dated August 31,
                        1995, between OMI Acquisition Corp.
                        and General Electric Capital Corp.
                        [Registration Statement, File No.
                        33-64641]

           10.89     -  Schedule No. 001, dated September
                        1, 1995, to Master Lease between
                        OMI Acquisition Corp. and General
                        Electric Capital Corp [Registration
                        Statement, File No. 33-64641]

           10.90     -  Schedule No. 002, dated October 20,
                        1995, to Master Lease between OMI
                        Acquisition Corp. and General Elec-
                        tric Capital Corp. [Registration
                        Statement, File No. 33-64641]

           10.91     -  Joint Venture Agreement, dated as
                        of February 6, 1996, by and among
                        DRS/MS, Inc., Universal Sonics Cor-
                        poration, Ron Hadani, Howard Fidel
                        and Thomas S. Soulos [Registration
                        Statement, File No. 33-64641]

           10.92     -  Partnership Agreement, dated as of
                        February 6, 1996, by and between
                        DRS/MS, Inc. and Universal Sonics
                        Corporation [Registration State-
                        ment, File No. 33-64641]

           10.93     -  Asset Purchase Agreement, dated as
                        of February 9, 1996, by and among
                        Mag-Head Engineering, Company, Inc.
                        and Ahead Technology Acquisition
                        Corporation, a subsidiary of Preci-
                        sion Echo, Inc. [Registration
                        Statement, File No. 33-64641]

           10.94     -  Employment, Non-Competition and
                        Termination Agreement, dated March
                        28, 1996, between the Company and
                        Leonard Newman [Registration State-
                        ment, File No. 33-64641]

           11.1      -  Computation of earnings per share
                        [Form 10-K, Amendment No. 1, July
                        5, 1995, File No. 1-8533, Exhibit
                        11]

           11.2      -  Computation of earnings per share
                        [Form 10-Q, quarter ended December
                        31, 1995, File No. 1-8533, Exhibit
                        11]

           13.1      -  1994 Annual Report to Stockholders
                        (for the fiscal year ended March
                        31, 1994).  Except for the portions
                        of the Annual Report which are in-
                        corporated expressly by reference
                        in the Form 10-K, fiscal year ended
                        March 31, 1994, File No. 1-8533,
                        this Annual Report was furnished
                        for the information of the Commis-
                        sion and is not to be deemed
                        "filed" as part of the report [Form
                        10-K, fiscal year ended March 31,
                        1994, File No. 1-8533, Exhibit 13]

           22.1      -  List of subsidiaries of the Company
                        [Form 10-K, fiscal year ended March
                        31, 1995, File No. 1-8533, Exhibit
                        21]

         **23.1      -  Accountants' Consent and Report on
                        Schedules

         **23.2      -  Consent of Skadden, Arps, Slate,
                        Meagher & Flom, contained in their
                        opinion filed as Exhibit 5.1

         **24.1      -  Power of Attorney (included in sig-
                        nature page to Registration State-
                        ment)

           25.1      -  Form T-1 Statement of Eligibility
                        and Qualification of the Trustee
                        under the Trust Indenture Act of
                        1939 [Registration Statement, File
                        No. 33-64641]

          ___________________
             *     To be filed.
             **    Filed herewith.